Exhibit 10.4

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Such omitted information has been noted in this document with a placeholder identified by the mark “[***]”.

RESEARCH COLLABORATION AND LICENSE AGREEMENT

between

AVIDITY BIOSCIENCES, INC.

and

BRISTOL MYERS SQUIBB COMPANY

Dated as of November 27, 2023

i

v

SCHEDULES

Schedule 1.18 Avidity Platform Patents

Schedule 1.63 Existing Avidity In-License Agreements

Schedule 1.67 Final Offer (Baseball Arbitration)

Schedule 1.92 Licensed Targets

Schedule 1.128 Securities Purchase Agreement

Schedule 2.4.3(a) Resolution by Expert

Schedule 4.2.1(a) Initial Research Plan

Schedule 4.2.1(b) Initial Research Budget

Schedule 8.7 [***]

Schedule 10.2.2 Existing Patents

RESEARCH COLLABORATION AND LICENSE AGREEMENT

This Research Collaboration and License Agreement (this “Agreement”), effective as of November 27, 2023 (the “Effective Date”), is entered into by and between Bristol Myers Squibb Company, a Delaware corporation having a place of business at Route 206 and Province Line Road, Lawrenceville, NJ 08540 (“BMS”), and Avidity Biosciences, Inc., a Delaware corporation having a place of business at 10578 Science Center Drive, Suite 125, San Diego, CA 92121 (“Avidity”). BMS and Avidity are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Avidity is a biotechnology company engaged in the research and development of therapeutics based on targeted delivery of antibody oligonucleotide conjugates or AOCs (as defined below);

WHEREAS, BMS is a biopharmaceutical company engaged in the research, development, manufacture, and commercialization of human therapeutic products, including treatments of cardiovascular diseases;

WHEREAS, BMS’s subsidiary, MyoKardia, Inc. (“MyoKardia”) and Avidity are parties to the Research and Option Agreement dated December 22, 2020, as amended on December 1, 2022 (“Research Agreement”) [***];

WHEREAS, BMS and Avidity mutually agree to hereby terminate the Research Agreement in its entirety, and enter into a research collaboration to [***] advance Licensed Compounds (as defined below), upon the terms and conditions set forth herein;

WHEREAS, BMS desires to obtain a license under certain of Avidity’s intellectual property for the further research, development, and commercialization of Licensed Products (as defined below), and Avidity desires to grant such a license, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1.

DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, have the respective meanings set forth below.

1.1  “Additional Avidity Platform Technology” means any proprietary Know-How that comes under the Control of Avidity during the Research Term outside the conduct of Research Collaboration Activities (for clarity, excluding the Initial Avidity Platform Technology) that [***].

1.2  “Additional Licensed Target” means any Target designated as a Licensed Target pursuant to Section 3.3 (Designation of Additional Licensed Targets; Replacement Targets) [***].

1.3  “Affiliate” means, with respect to a Party, any Person that, directly or indirectly (through one or more intermediaries), controls, is controlled by or is under common control with such Party for so long as such Person controls, is controlled by or is under common control with a Party, and regardless of whether such Person is or becomes an Affiliate on or after the Effective Date. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than 50% of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, of its general partner or other controlling entity). The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than 50%, and that in such case such lower percentage shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management or policies of such entity.

1.4  “Antibody” means any antibody or any fragment, variant, derivative or construct thereof, or antibody fusion protein produced therefrom [***].

1.5  “AOC” means [***].

1.6  “Applicable Law” means applicable federal, state, local, national, and supra-national laws, statutes, rules and regulations of a Governmental Authority that may be in effect from time to time during the Term and applicable to a Party (or its Affiliates or agents) and its (or their) particular activity hereunder, including well as GLPs, GCPs and GMPs.

1.7  “Avidity AOC Platform Technology” means (a) the proprietary Know-How within the Avidity Know-How as of the Effective Date consisting of [***]. The Avidity AOC Platform Technology excludes any (A) AOCs or Oligonucleotides and (B) Know-How specifically related to any Licensed Target, Licensed Compound, or Licensed Product, or the composition, formulation, combination, product by process, method of use, manufacture, preparation or administration, or Exploitation of any of the foregoing. For clarity, Avidity AOC Platform Technology does not include any Research Collaboration Inventions.

1.8  “Avidity CoC Competing Product” means, [***].

1.9  “Avidity Competitive Product” means, on an Infeasible Target-by-Infeasible Target, Licensed Target-by-Licensed Target, or Reserved Target-by-Reserved Target basis, any product containing a compound Directed to such Infeasible Target, Licensed Target, or Reserved Target.

1.10  “Avidity Exclusivity Period” means (a) with respect to a given Infeasible Target, expiration of all Research Terms, (b) with respect to a given Licensed Target, the Term applicable to such Licensed Target, and (c) with respect to a given Reserved Target, the period commencing on the Effective Date until the expiration of the Replacement Target End Date.

1.11  “Avidity In-License Agreements” means (a) New Avidity In-License Agreements and (b) the Existing Avidity In-License Agreements.

1.12  “Avidity Know-How” means any and all Know-How that is Controlled by Avidity or any of its Affiliates as of the Effective Date or at any time during the Term (including any Know-How related to a Licensed Target) that is necessary or reasonably useful for the Exploitation of Licensed Compounds or Licensed Products in the Field, including, subject to Section 5.11 (Additional Avidity Platform Technology), Know-How within the Avidity AOC Platform Technology. Notwithstanding the foregoing, Avidity Know-How does not include Avidity’s interest in the Research Collaboration Inventions.

1.13  “Avidity Manufacturing Process” means, with respect to a Licensed Compound or Licensed Product, the process used by or on behalf of Avidity to Manufacture such Licensed Compounds or Licensed Products.

1.14  “Avidity Outside Product” means any product comprising or containing any AOC, in each case, researched, developed or commercialized by Avidity or its Affiliate, in each case, directly, or indirectly by or with a Third Party, but excluding any Licensed Compound or Licensed Product.

1.15  “Avidity Patents” means any and all Patents that are Controlled by Avidity or any of its Affiliates as of the Effective Date or at any time during the Term that (a) claim (i) any Licensed Compound or Licensed Product (including in each case its composition, formulation, combination, product by process, or method of use, manufacture, preparation or administration or Exploitation of the foregoing), or (ii) Avidity Know-How or (b) are otherwise necessary or reasonably useful for the

Exploitation of Licensed Compounds or Licensed Products in the Field, including the Avidity Product Patents and the Avidity Platform Patents. Notwithstanding the foregoing, Avidity Patents do not include Avidity’s interest in Research Collaboration Patents. For clarity, the Avidity Patents include the Existing Patents.

1.16  “Avidity Platform Invention” means any Invention discovered, conceived, or otherwise developed in the performance of Research Collaboration Activities that (a) generally applicable to one or more Targets that is not a Licensed Targets (i.e., is not specifically related to a Licensed Target) and (b) is an improvement, modification, or enhancement of (i) Initial Avidity Platform Technology or (ii) Additional Avidity Platform Technology. Notwithstanding the foregoing, the Avidity Platform Inventions exclude any [***], (B) Know-How specifically related to any Licensed Target, Licensed Compound, or Licensed Product, or the composition, formulation, combination, product by process, method of use, manufacture, preparation or administration, or Exploitation of any of the foregoing, and (C) BMS Contributed Collaboration Technology, BMS Contributed Collaboration Invention, BMS Manufacturing Know-How, BMS Sole Invention or other Intellectual Property Rights Controlled by BMS (or any of its Affiliates) from outside this Agreement that are utilized in the conduct of Collaboration Activities hereunder. For clarity, Avidity Platform Inventions do not include any Research Collaboration Inventions.

1.17  “Avidity Platform Invention Patent” means any Patent Controlled by Avidity or its Affiliates that claims any Avidity Platform Invention.

1.18  “Avidity Platform Patent” means (a) those Patents set forth on Schedule 1.18 as of the Effective Date, (b) any Patent Controlled by Avidity or its Affiliates that claims any Additional Avidity Platform Technology, or (c) any Avidity Platform Invention Patent.

1.19  “Avidity Product Patent” means any Avidity Platform Invention Patent that includes at least one claim that covers any Licensed Compound or Licensed Product, including in each case the composition, formulation, combination, product by process, or method of use, manufacture, preparation or administration or Exploitation of a Licensed Compound or Licensed Product.

1.20  “Avidity Research Collaboration Costs” means, subject to Section 4.2.6 (Research Costs for Research Collaboration Activities), all Out-of-Pocket Costs and FTE Costs incurred by Avidity after the Effective Date and during the Research Term for the performance of Avidity’s Research Collaboration Activities under the Research Programs pursuant to the applicable Research Plan in accordance with the Research Budget.

1.21  “Avidity Specified Research Activities” means, with respect to a Research Program[***]; in each case, as set forth in the Research Plan for such Research Program.

1.22  “Biosimilar Product” means in a particular country with respect to a Licensed Product that contains a Licensed Compound, any pharmaceutical product that: [***].

1.23  “BLA” means a Biological License Application (as defined by the FDA), or any successor application having substantially the same function.

1.24  “BMS CoC Competing Product” means [***].

1.25  “BMS Competitive Field” means [***].

1.26  “BMS Competitive Product” means [***].

1.27  “BMS Contributed Collaboration Invention” means any and all Inventions discovered, conceived, or otherwise developed in the performance of Research Collaboration Activities that are improvements, modifications or enhancements to any BMS Contributed Collaboration Technology.

1.28  “BMS Contributed Collaboration Patents” means Patents that claim BMS Contributed Collaboration Inventions.

1.29  “BMS Contributed Collaboration Technology” means (a) any Know-How Controlled by BMS (or its Affiliate) that BMS makes available and specifically contributes for use by Avidity in the performance of the Research Programs pursuant to this Agreement for the Development of the Licensed Products that is (i) specifically identified in the applicable Research Plan, or (ii) otherwise approved by the JSC and recorded in the definitive minutes of the JSC, and (b) any Patents that are Controlled by BMS (or its Affiliate) that specifically claim the Know-How in the foregoing clause (a).

1.30  “BMS Exclusivity Period” means [***].

1.31  “BMS Manufacturing Invention” means an Invention discovered, conceived, or otherwise developed by or on behalf of Avidity (or jointly by or on behalf of the Parties) in reliance on BMS Manufacturing Know-How that is disclosed in writing by BMS to Avidity (including through the JSC or JTTSSC) (a) as BMS Contributed Collaboration Technology, (b) as BMS Manufacturing Know-How, or (c) specifically for use by Avidity in the performance of (or to otherwise enable) technology transfer as set forth in Section 5.10 (Information Sharing to Enable Exploitation of Licensed Compounds and Licensed Products) or Section 6.4.2 (Manufacturing Technology Transfer).

1.32  “BMS Manufacturing Know-How” means any Know-How Controlled by BMS (or its Affiliate) necessary or reasonably useful to the Manufacture of the Licensed Compounds or Licensed Products that BMS utilizes in the performance of Collaboration Activities for the Manufacture of the Licensed Compounds or Licensed Products.

1.33  “BMS Patents” means (a) BMS Sole Patents and (b) BMS Contributed Collaboration Patents.

1.34  “BMS Sole Invention” means (a) any Invention discovered, conceived, or otherwise developed solely by or on behalf of BMS in the performance of Collaboration Activities other than Research Collaboration Activities or (b) any BMS Manufacturing Invention.

1.35  “BMS Sole Patent” means any Patent Controlled by BMS or its Affiliates (other than a Research Collaboration Patent) that claims any BMS Sole Invention.

1.36  “Business Day” means any day other than (a) a Saturday, (b) a Sunday or (c) as it any day on which banks in the State of California (as it applies to Avidity) or New York (as it applies to BMS) are permitted or required to close by Applicable Law.

1.37  “Calendar Quarter” means each successive period of three calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.38  “Calendar Year” means each successive period of 12 calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Effective Date and end on December 31 of the year in which the Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.39  “Change of Control” means, with respect to a Party or, if such Party is controlled (within the meaning of “Affiliate” as defined in Section 1.3), directly or indirectly (through one or more intermediaries), by another Person, such ultimate controlling Person (the “Parent”), a transaction with a Third Party(ies) involving, (a) the acquisition, merger or consolidation, directly or indirectly, of such Party or, if there is a Parent, such Parent (rather than such Party), as applicable, and, immediately following the consummation of such transaction, the shareholders of such Party or Parent, as the case may be, immediately prior thereto holding, directly or indirectly, as applicable, shares of capital stock of the surviving or continuing company representing less than 50% of the outstanding shares of such surviving or continuing company, (b) the sale of all or substantially all of the assets or business of such Party or, if there is a Parent, such Parent (rather than such Party), as the case may be, or (c) a Person, or group of Persons acting in concert, acquiring, directly or indirectly, more than 50% of the voting equity securities or management control of such Party or, if there is a Parent, such Parent (rather than such Party), as the case may be.

1.40  “Claims” means any and all suits, claims, actions, proceedings or demands brought by a Third Party.

1.41  “Clinical Trial” means a human clinical trial.

1.42  “Collaboration Activities” means all activities undertaken by either Party under this Agreement, including all activities related to the Exploitation of Licensed Compounds and Licensed Products. Collaboration Activities include the Research Collaboration Activities.

1.43  “Combination Product” means (a) a product that contains at least one Licensed Compound and at least one additional therapeutically active ingredient that is not a Licensed Compound; or (b) a product consisting of one or more separate active ingredients, devices, tests, or kits, and sold together with a Licensed Product in a single package or as a unit at a single price.

1.44  “Commercialize” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of a drug or product, including activities related to marketing, promoting, distributing, importing or exporting such drug or product, and interacting with Regulatory Authorities regarding any of the foregoing. “Commercializing” and “Commercialization” shall have correlative meanings.

1.45  “Commercially Reasonable Efforts” means (a) with respect BMS’s obligations under this Agreement [***], and (b) with respect to Avidity’s obligations under this Agreement [***].

1.46  “Compulsory License” means, with respect to a Licensed Product in a jurisdiction within the Territory, a license or rights granted to a Third Party through the order, decree, or grant of a Governmental Authority within such jurisdiction to use, sell (or offer for sale or contract to sell), import, export or otherwise Commercialize such Licensed Product in such jurisdiction.

1.47  “Control” or “Controlled” means, with respect to any item of Know-How, Regulatory Documentation, Patent, or other Intellectual Property Right, the possession of the right, whether directly or indirectly, and whether by ownership, license, or otherwise (other than by operation of the license and other grants in this Agreement), to grant a license, sublicense or other right to or under such Know-How, Regulatory Documentation, Patent, or other Intellectual Property Right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such license, sublicense or other right. Notwithstanding the foregoing: (a) Avidity and its Affiliates will not be deemed to “Control” any item of Know-How, Regulatory Documentation, Patent, or other Intellectual Property Right that is licensed to Avidity pursuant to a New Avidity In-License Agreement unless and until BMS provides written notice to Avidity that BMS elects to become a sublicensee under a such New Avidity In-License Agreement as set forth in Section 5.4.2 (New Avidity In-License Agreements); and (b) in the event that a Party undergoes a Change of Control, such Party and its Affiliates will not be deemed to Control any Know-How, Regulatory Documentation, Patent, or other Intellectual Property Right to the extent such Know-How, Regulatory Documentation, Patent, or other Intellectual Property Right was owned or controlled by the Third Party described in the definition of “Change of Control,” or any Person that was an affiliate of such Third Party immediately prior to the consummation of the Change of Control transaction (but excluding, for clarity, the applicable Party and any Person that was an Affiliate of such Party immediately prior to the consummation of the Change of Control), except to the extent that any such Know-How, Patent, or other Intellectual Property Right (i) is used or practiced by or on behalf of such Party or any of its Affiliates in the performance of its activities under this Agreement, or (ii) was otherwise included in the Avidity Patents or Avidity Know-How prior to such Change of Control (including (A) any patents that issue from any of such Avidity Patents, as well as any divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such Avidity Patents, as well as any other Patents that claim priority to any such Avidity Patents and (B) any Know-How that is an improvement to such Avidity Know-How).

1.48  “Covers” means, with respect to a given Licensed Product in a given country and an Avidity Patent or Research Collaboration Patent that (a) such Patent has a Valid Claim in such country that claims the composition of matter (including sequence) of the Licensed Compound in such Licensed Product and (b) absent ownership of, or a license to, such Patent, the sale of such Licensed Product in such country would infringe such Valid Claim.

1.49  “Criteria” means, with respect to a Research Program, [***]

1.50  “Damages” means all damages, losses, liabilities, penalties, fines and costs (including reasonable legal expenses, costs of litigation and reasonable attorney’s fees) payable to a Third Party as a result of a Claim; provided, however, that, notwithstanding the foregoing, Damages include, if any, the reasonable legal expenses, costs of litigation, and reasonable attorney’s fees incurred by a Party as a result of a Claim.

1.51  “Data Package” means, with respect to a given Licensed Target, a data package that includes [***].

1.52  “Develop” means any and all activities related to research and development of a drug or product, including all such activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining a Regulatory Approval. “Development” shall include (a) activities to design, characterize, generate, clone, produce, validate and optimize Licensed Compounds, as well as activities to modify, enhance and improve Licensed Products, (b) producing Licensed Compounds and Licensed Products for the conduct of Development activities, and (c) performing manufacturing feasibility activities and manufacturing process development (including for GMP manufacturing) for Licensed Compounds and Licensed Products. “Developing,” “Developed” and “Development” shall have correlative meanings.

1.53  “Development Candidate” means any Lead Compound that Successfully Achieves the Development Candidate Criteria set forth in the Research Plan with respect to such Research Program.

1.54  “Development Candidate Criteria” means with respect to a Research Program, the target criteria set forth in the Research Plan for a Lead Compound to be designated as a “development candidate.”

1.55  “Directed” means, with respect to (a) a compound, product, or therapy and (b) a Target [***].

1.56  “Distributor” means a Third Party engaged by BMS or its Affiliates or Sublicensees to distribute and sell Licensed Product, in circumstances where such Third Party purchases its requirements of Licensed Product from BMS or its Affiliates or Sublicensees, as applicable, but does not otherwise make any royalty, profit share, or other similar payment to BMS or its Affiliates or Sublicensees, as applicable, for the license of Intellectual Property Rights with respect to the distribution or sale of such Licensed Product.

1.57  “Divestiture” means, with respect to a Distracting Product, (a) the divestiture of such Distracting Product through (i) an outright sale or assignment of all rights in and to such Distracting Product to a Third Party or (ii) an exclusive out-license to a Third Party of all research, development, manufacturing and commercialization rights with respect to such Distracting Product, in each case of (i) and (ii), with Avidity and its Affiliates having no further rights or role or ability to influence or control, directly or indirectly, such Distracting Product or (b) the complete cessation of all research, development, manufacturing and commercialization activities with respect to such Distracting Product. For clarity, the right of Avidity (or its Affiliate) to receive royalties, milestones or other payments in connection with the Third Party acquirer’s or licensee’s development, manufacture or commercialization of a Distracting Product pursuant to clause (a) above, shall be permitted for any such Divestiture. When used as a verb, “Divest” and “Divested” means to cause a Divestiture.

1.58  “Dollar” “dollar” or “$” means the legal tender of the United States.

1.59  “Drug Approval Application” means an application for Regulatory Approval to market and sell a drug or product in a country or region, including (a) a BLA, (b) any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application filed with the EMA or with the applicable Regulatory Authority of a country in the EU with respect to the mutual recognition or any other national approval procedure, and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.60  “EMA” means the European Medicines Agency, or any successor thereof performing substantially the same functions.

1.61  “EU” means the European Union, as its membership may be altered from time to time, any successor thereto and any country included therein.

1.62  “Executive Officers” means the Chief Executive Officer of Avidity and the Executive Vice President, Chief Research Officer, Head of Research of BMS, or their designees.

1.63  “Existing Avidity In-License Agreements” means the agreements existing as of the Effective Date between Avidity (or its Affiliates, as applicable) and any Third Party, pursuant to which such Third Party licenses to Avidity (or its Affiliates, as applicable) any Patents or Know-How included in the Licensed IP, as may be amended (but subject to the terms of this Agreement with respect to the amendment thereof). The Existing Avidity In-License Agreements are set forth on Schedule 1.63.

1.64  “Exploit” or “Exploitation” means to research, develop, make, have made, modify, enhance, improve, import, export, use, have used, sell, have sold, or offer for sale a drug or product, including to Develop, Commercialize, Manufacture, or have Manufactured such drug or product.

1.65  “FDA” means the United States Food and Drug Administration, or any successor entity thereof performing substantially the same functions.

1.66  “Field” means all uses, including the prevention, treatment or control of any diseases, disorder or condition.

1.67  “Final Offer (Baseball) Arbitration” means arbitration pursuant to the process set forth in Schedule 1.67.

1.68  “First Commercial Sale” means, with respect to a Licensed Product in a given country in the Territory, the first commercial sale of such Licensed Product by BMS, its Affiliate, or Sublicensee to a non-sublicensee Third Party for end use or consumption of such Licensed Product in the Field in such country following Regulatory Approval of such Licensed Product in such country. [***].

1.69  “First Licensed Target” means [***].

1.70  “FTE” means a full-time employee who performs [***] per year devoted to the conduct of (a) Research Collaboration Activities (as set forth in the Research Plan(s)) or (b) services provided pursuant to Section 6.4.3 (Cost of Manufacturing Technology Transfer) or Section 7.12 (Cost of Avidity Support Services), in each case ((a) and (b)), in accordance with this Agreement (provided that [***] may be carried out by one or more employees of Avidity). No individual may be charged at greater than one FTE in a given Calendar Year.

1.71  “FTE Costs” means, for a given period, the FTE Rate multiplied by the number of FTEs utilized by Avidity in such period for the performance of (a) its Research Collaboration Activities as set forth in the Research Plan(s), in each case solely to the extent set forth in and in accordance with the applicable Research Budget, or (b) services provided pursuant to Section 6.4.3 (Cost of Manufacturing Technology Transfer) or Section 7.12 (Cost of Avidity Support Services).

1.72  “FTE Rate” means (a) a rate set forth in the applicable Research Budget per FTE or (b) a rate mutually agreed in writing by the Parties pursuant to Section 6.4.3 (Cost of Manufacturing Technology Transfer) or Section 7.12 (Cost of Avidity Support Services) (which rate in each case ((a) and (b)), represents the fully burdened cost for each such FTE and includes [***]. Notwithstanding the foregoing for any Calendar Year during the Term that is less than a full year, the above referenced rate shall be proportionately reduced to reflect such portion of such full Calendar Year. Beginning on [***], the FTE Rate is subject to annual adjustment by a [***] percent increase.

1.73  “Gatekeeper Agreement” means the Gatekeeper Agreement among [***].

1.74  “GCP” or “Good Clinical Practices” means the applicable then-current ethical and scientific quality standards for designing, conducting, recording, and reporting trials that involve the participation of human subjects as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including in the U.S., Good Clinical Practices established through FDA guidances, and, outside the U.S., Guidelines for Good Clinical Practice - ICH Harmonized Tripartite Guideline (ICH E6).

1.75  “GLP” or “Good Laboratory Practices” means the applicable then-current good laboratory practice standards as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including in the U.S., those promulgated or endorsed by the FDA in U.S. 21 C.F.R. Part 58, or the equivalent thereof as promulgated or endorsed by the applicable Regulatory Authorities outside of the U.S.

1.76  “GMP” or “Good Manufacturing Practices” means the applicable then-current standards relating to manufacturing practices for fine chemicals, intermediates, bulk products or finished pharmaceutical products, as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including, as applicable, (a) all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, U.S. 21 C.F.R. Parts 210 and 211, (b) all applicable requirements detailed in the EMA’s “The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products,” and (c) all Applicable Laws promulgated by any Governmental Authority having jurisdiction over the manufacture of the applicable compound or pharmaceutical product, as applicable.

1.77  “Governmental Authority” means any court, agency, department, authority, or other instrumentality of any national, supra-national, state, county, city or other political subdivision.

1.78  “IND” means any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside of the U.S. (such as a CTA in the European Union).

1.79  “Indication” means, with respect to a particular Licensed Compound or Licensed Product, the use of that Licensed Compound or Licensed Product [***].

1.80  “Initiation” means with respect to a Clinical Trial, the administration of the [***] dose of the Licensed Product being studied under such Clinical Trial to the first human subject in such Clinical Trial. “Initiated” shall have a correlative meaning.

1.81  “Intellectual Property Rights” means any and all proprietary Know-How, Patents, trade secrets, Trademarks, registered designs, design rights, copyrights (including rights in computer software and database rights), whether registered or not, and all legal means of registering or otherwise establishing rights in and to the aforesaid rights, in any part of the world.

1.82  “Invention” means all Know-How, whether or not patentable, including any inventions, that are discovered, conceived, or otherwise developed by or on behalf of either Party (or jointly by or on behalf of the Parties) in the performance of activities under this Agreement.

1.83  “Know-How” means [***], but excluding any of the foregoing to the extent claimed in any Patents.

1.84  “Knowledge” means, the actual knowledge of the following officers of Avidity as of the Effective Date [***] (a) Chief Executive Officer, (b) Chief Financial and Business Officer, (c) General Counsel, (d) Chief Patent Counsel (or equivalent), and (e) Vice President, Business Development.

1.85  “Lead Compound” means any Licensed Compound [***] in the course of performing activities under a Research Program that Successfully Achieves the Lead Criteria set forth in the Research Plan with respect to such Research Program.

1.86  “Lead Criteria” means with respect to a Research Program, the target criteria set forth in the Research Plan with respect to such Research Program for a Licensed Compound [***]

1.87  “Licensed Compound” means, with respect to a Licensed Target, any compound that is (a) [***] and (b) Directed to such Licensed Target. For clarity, all Lead Compounds and Development Candidates are a subset of Licensed Compounds.

1.88  “Licensed IP” means the Avidity Patents, Avidity Know-How, and Avidity’s rights and interest in and to the Research Collaboration Inventions and the Research Collaboration Patents.

1.89  “Licensed Other Modality Compound” means, for a given Licensed Target, any compound that is owned or controlled (through license or otherwise) by Avidity or its Affiliates as of the Effective Date or during the Term that is not (a) related to an AOC and (b) otherwise identified, designed, characterized, generated, produced or otherwise Developed in the course of performing activities under a Research Program. For clarity, Licensed Other Modality Compounds expressly exclude all Lead Compounds and Development Candidates.

1.90  “Licensed Product” means any product containing one or more Licensed Compounds [***].

1.91  “Licensed Product Trademarks” means the Trademark(s) designated by BMS or its Affiliates or its or their respective Sublicensees for a Licensed Product in the Territory (including any registrations thereof or any pending applications relating thereto in the Territory).

1.92  “Licensed Target” means (a) the First Licensed Target and (b) each Additional Licensed Target. The First Licensed Target is set forth in Schedule 1.92.

1.93  “Manufacture” means all activities related to the synthesis, making, production, processing, purifying, formulating, testing and release, filling, finishing, packaging, labeling, shipping, and holding of a drug or product, or any intermediate thereof, including process and formulation development, process qualification and validation, supply chain identification, implementation and management, scale-up, pre-clinical, clinical and commercial production and analytic development, product characterization, stability testing, quality assurance and quality control. “Manufacturing” and “Manufactured” shall have correlative meaning.

1.94  “Materials” means any proprietary compounds, cell lines, animals, biological materials, research tools, or other tangible materials (including any such materials that constitute or are directly related to a Licensed Target) that are owned or controlled (through license or otherwise) by a Party or its Affiliates and that are used in connection with the performance of the Research Plan(s) under this Agreement.

1.95  “Net Sales” means, with respect to a Licensed Product [***]. In the case of any other sale or other disposal for value, such as barter or counter trade, of any Licensed Product, or part thereof, other than in an arm’s length transaction exclusively for money, Net Sales shall be calculated [***] on the fair market value of the consideration given.

1.96  “New Avidity In-License Agreement” means any agreement entered into after the Effective Date between Avidity (or its Affiliates, as applicable) and any Third Party [***].

1.97  “Oligonucleotide” means [***].

1.98  “Other Major Markets” means [***].

1.99  “Out-of-Pocket Costs” means [***].

1.100  “Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

1.101  “Patent” means (a) all patents and patent applications, including provisional patent applications and international (PCT) applications, (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, converted provisionals, and continued prosecution applications, (c) any and all patents that have issued or in the future issue from the foregoing patent applications in (a) and (b), including utility models, petty patents and design patents and certificates of invention, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including adjustments, revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications in (a), (b) and (c), and (e) any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patents of addition to any of such foregoing patent applications and patents.

1.102  “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department, or agency of a government.

1.103  “Phase 1 Trial” means Clinical Trial of a Licensed Product in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a), or its foreign equivalent.

1.104  “Phase 2 Trial” means a Clinical Trial of a Licensed Product in any country that would satisfy the requirements of 21 C.F.R. § 312.21(b), or its foreign equivalent.

1.105  “PMO” means phosphorodiamidate morpholino oligomers.

1.106  “Post-Research Collaboration AOC Platform Improvement” means [***].

1.107  “Pricing Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or publication, if required to make such authorization, approval, or determination effective) of such reimbursement authorization or pricing approval or determination (as the case may be).

1.108  “Registrational Trial” means a Clinical Trial of a Licensed Product that is designed (at the time the Clinical Trial is Initiated) to obtain (as reasonably determined by BMS) results and data sufficient to support the filing of a Drug Approval Application and identified by BMS as a pivotal registration study in its development plans.

1.109  “Regulatory Approval” means, with respect to a country or other jurisdiction in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to Commercialize a drug or product in such country or other jurisdiction, including, (a) Pricing Approval in such country or other jurisdiction, (b) marketing authorizations, and (c) approval of product labeling, in each case of (a), (b) and (c), to the extent applicable in such country or other jurisdiction.

1.110  “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council, or other entity (e.g., the FDA and EMA) regulating or otherwise exercising authority with respect to pharmaceutical products, including the Exploitation of Licensed Compounds or Licensed Products in the Territory.

1.111  “Regulatory Documentation” means all (a) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, and approvals (including Regulatory Approvals), and all data contained in any of the foregoing, and (b) correspondence and reports submitted to or received from Regulatory Authorities (including adverse event files and complaint files, as well as minutes and official contact reports relating to any communications with any Regulatory Authority), in each case ((a) and (b)) for a Licensed Compound or Licensed Product.

1.112  “Regulatory Exclusivity” means, with respect to any country in the Territory and a Licensed Product, an exclusive marketing protection, other than Patent protection, granted by a Regulatory Authority for such Licensed Product in such country which confers an exclusive Commercialization period during which period BMS or its Affiliates or Sublicensees have the exclusive right to market and sell such Licensed Product in such country through a regulatory exclusivity right.

1.113  “Replacement Target End Date” means the earliest of (a) the date on which a Licensed Compound for the second Additional Licensed Target (i.e., the fifth Licensed Target) [***] (b) the date on which BMS has substituted two Reserved Targets for Licensed Targets pursuant to Section 3.3 (Designation of Additional Licensed Targets; Replacement Targets), or (c) the date [***] prior to the expiration of all then-current Research Terms.

1.114  “Research Agreement” has the meaning set forth in the recitals to this Agreement.

1.115  “Research Budget” means, with respect to a given Research Program, the budget for the Avidity Research Collaboration Costs for Avidity’s Research Collaboration Activities to be conducted under such Research Program in accordance with the Research Plan, including the estimated number of Avidity’s FTEs performing the activities assigned to Avidity in support of the Research Plan and the applicable FTE Rate.

1.116  “Research Collaboration Activities” means, with respect to a given Research Program, the activities to be conducted under the Research Plan for such Research Program during the Research Term as set forth in the Research Plan.

1.117  “Research Collaboration Data” means all data (including raw data) related to a Licensed Compound or Licensed Product made, collected, or otherwise generated in the conduct of Research Collaboration Activities under this Agreement, including any data, reports, and results with respect thereto.

1.118  “Research Collaboration Invention” means any and all Inventions discovered, conceived, or otherwise developed by or on behalf of either Party (or jointly by or on behalf of the Parties) in the performance of Research Collaboration Activities, other than Avidity Platform Inventions, BMS Contributed Collaboration Inventions, and BMS Manufacturing Inventions. For clarity, Research Collaboration Inventions include Research Collaboration Data, but do not include BMS Sole Inventions.

1.119  “Research Collaboration Patents” means any and all Patents that claim Research Collaboration Inventions. For clarity, Research Collaboration Patents do not include any Avidity Platform Invention Patent, BMS Contributed Collaboration Patents or BMS Sole Patent.

1.120  “Research Plan” means, with respect to a given Research Program, the JSC-approved research plan (as it may be amended from time to time by the JSC) with respect to such Research Program detailing the responsibilities and activities of Avidity and BMS in carrying out such Research Program, setting forth, among other things, (a) a description of the activities, with respective responsibilities of each of the Parties, to be conducted for such Research Program, including a timeline for the conduct of such activities, and (b) desirable therapeutic attributes and other required Criteria for a Licensed Compound to [***] as applicable.

1.121  “Research Program” means, on a Licensed Target-by-Licensed Target basis, a collaborative program of activities to be conducted by the Parties in accordance with the terms and conditions of this Agreement as set forth in the applicable Research Plan with the goal of [***], including for potential selection by BMS as Development Candidates.

1.122  “Research Term” means, with respect to a given Research Program, the period starting as of the Effective Date and ending on the later of (a) [***] of the Effective Date and (b) the date of completion of all activities in the Research Plan for such Research Program; provided that, in all cases, unless otherwise mutually agreed to by the Parties in writing (including pursuant to Section 4.5 (Records, Reports and Documentation; Inspections)), this clause (b) shall end for a given Research Plan no later than [***] of the Effective Date. Notwithstanding the foregoing, (i) if a given Research Program is terminated in accordance with this Agreement, then the Research Term for such Research Program shall end upon the date of such termination, and (ii) in all cases, the Research Term shall end if the Term ends.

1.123  “Reserved Target” means any Target set forth on the Reserved List pursuant to Section 3.2 (Reserved Targets) [***].

1.124  “Reserved Target Maximum” means, at any particular time during the Term prior to the Replacement Target End Date, the difference between (a) [***] less (b) the total number of Licensed Targets at such time. As of the Replacement Target End Date, there will no longer be any Reserved Targets, all then-included Reserved Targets will no longer be deemed Reserved Targets, and the Reserved Target Maximum will equal [***] Targets.

1.125  “Reversion Product” means, on a Licensed Target-by-Licensed Target basis, (a) the Licensed Product that [***].

1.126  “Right of Reference” means the right to cross reference, incorporate by reference or rely upon any regulatory documentation, investigation or information previously submitted to a Regulatory Authority solely for the purpose of submitting, supporting, obtaining or maintaining INDs, Drug Approval Applications and Regulatory Approvals, including a “right of reference or use” as that term is defined in 21 C.F.R. §314.3(b) and incorporation of information by reference as descried in 21 C.F.R. §312.23(b) in the United States, and any equivalents thereof outside the United States.

1.127  “Safety Concern” means, with respect to any Licensed Product, BMS’s reasonable determination after consultation with Avidity (including sharing reasonable evidence in support of such determination) based upon any information or analysis of any information that is available to BMS at any time, that the medical risk/benefit of further Development or Commercialization of such Licensed Product is so unfavorable as to be incompatible with the welfare of patients for the Indication(s) for which the Licensed Product is being Developed or Commercialized in the Territory.

1.128  “Securities Purchase Agreement” means the Securities Purchase Agreement, attached as Schedule 1.128, under which BMS shall purchase shares of Common Stock, par value $0.0001 per share, of Avidity.

1.129  “Sublicensee” means a Person, other than an Affiliate or a Distributor, that is granted a sublicense by BMS under the license grants in Section 5.1 (License Grants to BMS).

1.130  “Successful Achievement” means the determination by the JSC (or by the Executive Officers or the Expert, as applicable) pursuant to Section 2.4 (Resolution of Working Group and JSC Disputes), with respect to a given Licensed Compound [***] in the course of performing activities under a Research Program, that such Licensed Compound meets [***] as applicable, set forth in the Research Plan with respect to such Research Program. “Successfully Achieves” will have correlative meaning.

1.131  “Target” means any gene [***].

1.132  “Technical Infeasibility” means, with respect to a given Target proposed as a Reserved Target or Additional Licensed Target by BMS pursuant to Section 3.2 (Reserved Targets) or Section 3.3 (Designation of Additional Licensed Targets; Replacement Targets), as applicable, the JSC’s determination [***].

1.133  “Territory” means worldwide.

1.134  “Third Party” means any Person other than BMS, Avidity and their respective Affiliates.

1.135  “Trademark” means any word, name, symbol, color or designation, or any combination thereof, that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo, business symbol or domain name, whether or not registered.

1.136  “Transferrin” means [***].

1.137  “U.S.” or “United States” means the United States of America and all of its territories and possessions.

1.138  “Valid Claim” means (a) a claim of any issued and unexpired Patents whose validity, enforceability, or patentability has not been affected by: (i) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, government authority, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal, or (b) a pending claim of an unissued, pending patent application that has been filed and continues to be prosecuted in good faith and that not been (i) cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken and (ii) pending for [***]. For clarity, a holding, finding or decision being final and unappealable or unappealed means a holding, finding or decision from which no appeal (other than a petition to the United States Supreme Court for a writ of certiorari or a similar appeal the consideration of which is subject to the discretion of the higher court) can be or has been taken.

1.139  “Violation” means that Avidity or any of its Affiliates, or any of its or their respective officers or directors, or any other Avidity personnel (or other permitted agents of Avidity performing activities hereunder, including Third Party subcontractors and their respective officers and directors) has been: (a) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General (OIG) website, including 42 U.S.C. § 1320a-7(a) (http://oig.hhs.gov/exclusions/authorities.asp); (b) identified in the OIG List of Excluded Individuals/Entities (LEIE) database (http://exclusions.oig.hhs.gov/) or otherwise excluded from contracting with the federal government (see the System for Award Management (formerly known as the Excluded Parties Listing System) at http://sam.gov/portal/public/SAM/); or (c) listed by any U.S. federal agency as being suspended, debarred, excluded or otherwise ineligible to participate in federal procurement or non-procurement programs, including under 21 U.S.C. § 335a (http://www.fda.gov/ora/compliance_ref/debar/) (each of (a), (b) and (c), collectively, the “Exclusions Lists”).

1.140  Additional Definitions. Each of the following terms has the meaning described in the corresponding Section of this Agreement indicated below:

Definition:		Section:
Acquisition Transaction	5.7.3
[***]		[***]

Additional Licensed Targets Notification	3.3.1
Agreement		Preamble
Alliance Manager	2.1
Audit Team	7.9.1
Avidity		Preamble
Avidity Additional Platform IP Notification	5.11.1
Avidity Free Support Services FTE Cap	7.12
Avidity Indemnitees	12.1
Avidity Licensor	10.2.10(c)
[***]	7.6
Avidity Target Notice	3.2
BMS		Preamble
BMS Indemnitees	12.2
BMS Third Party Payments	7.4.5(a)
Competitive Infringement	9.4.1
Confidential Information	8.1
Cumulative Research Funding Cap	4.2.6(e)
Disclosing Party	8.1
Dispute	13.6.1
Distracting Product	5.7.3
Effective Date		Preamble
Excluded Target	3.4
Exclusions List	1.139
Existing Patents	10.2.2
Expert	Schedule 2.4.3(a)
Final Offer (Baseball) Arbitration Expert	Schedule 1.67
Force Majeure	13.1
Indemnified Party	12.3
Indemnifying Party	12.3
Infeasible Target	3.6
Infeasible Target Dispute	2.4.3(a)
Initial Avidity Platform Technology	1.7
Initial Research Budget	4.2.1
Initial Research Plan	4.2.1
IP Committee	9.7
IP Expert	5.11.2
JAMS	Schedule 1.67
JSC	2.2
JTTSSC	6.4.1
Licensed Program Assets	10.2.13
Manufacturing Technology Transfer	6.4.2
Manufacturing Technology Transfer Plan	6.4.2
Manufacturing Transition Period	6.4.2
Materials Provider	4.8
Materials Receiver	4.8

Milestone Events	7.3
Milestone Payments	7.3
MyoKardia	Recitals
New Avidity In-Licensed Technology	5.4.2(a)
Overlap Patents	9.3.4(b)
Parent	1.39
Party, Parties	Preamble
Patent Challenge	11.4
Personal Data	4.7.3
[***]	[***]
Product Information	8.2
Receiving Party	8.1
Rejection Period	3.6
Replacement Target	3.3.2
Research Agreement	Recitals
Reserved List	3.2
Reversion Agreement	11.7.6(a)
Reversion License	11.7.6(a)(i)
Reversion Notice	11.7.6(a)
RNA	1.97
Royalties	7.4.1
Royalty Term	7.4.2
Sales Milestone	7.3.2
Sales Milestone Payment	7.3.2
Substitution Limitation	3.3.2
Successful Achievement Dispute	2.4.3(a)
Supply Agreement	6.3.3(a)
Term	11.1
Third Party Gatekeeper	1.73
Upfront Payment	7.1
Withholding Tax Action	7.10.2
Working Group	2.3

ARTICLE 2.

GOVERNANCE

2.1  Alliance Managers. Within [***] after the Effective Date, each Party shall appoint one of its employees to act as alliance manager for such Party under this Agreement during the Research Term (each, an “Alliance Manager”). The Alliance Managers will assist the JSC in performing its oversight responsibilities. In particular, each Alliance Manager shall (a) identify and bring disputes to the attention of the JSC (or the Parties, as applicable) in a timely manner and be the point of first referral in all matters of conflict resolution; (b) provide a single point of communication for seeking consensus both internally within the Parties’ respective organizations and between the Parties regarding issues that arise in the performance of the Research Program(s); (c) plan and coordinate cooperative efforts and internal and external communications; and (d) take responsibility for ensuring that governance activities, such as the conduct of JSC meetings and drafting and securing approval of meeting minutes, occur as set forth in this Agreement and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.

2.2  Joint Steering Committee.

2.2.1  Establishment. No later than [***] after the Effective Date, the Parties shall establish a joint steering committee to oversee the Research Programs and activities under the Research Plans, in each case during the Research Term(s) (the “JSC”).

2.2.2  Composition of the JSC. The JSC shall consist of [***] Avidity representatives and [***] BMS representatives. Each Party shall designate its JSC representatives within [***] after the Effective Date. A Party may change one or more of its JSC representatives from time to time in its sole discretion, effective upon written notice to the other Party of such change. A Party’s representatives to the JSC shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Research Program(s) and the Research Plan(s), and shall have supervisory responsibilities within such Party’s organization with respect to performance of the Research Plan(s). The Parties respective Alliance Managers may also attend all JSC meetings as non-voting observers.

2.2.3  Scope of JSC Oversight. Except as otherwise provided herein, the JSC shall:

(a)  provide oversight and coordinate the activities under the Research Plans;

(b)  review, discuss, and determine whether a given proposed Replacement Target or Additional Licensed Target, as applicable, should be rejected as an Infeasible Target during the Rejection Period;

(c)  review and approve the initial Research Plans for the Research Program with respect to any Additional Licensed Target or any Replacement Target;

(d)  at least on a [***] basis, review and determine whether to approve any proposed amendments to the Research Plans;

(e)  determine whether to use any BMS Contributed Collaboration Technology in any Research Program;

(f)  discuss and review Avidity Additional Platform IP Notification in accordance with Section 5.11 (Additional Avidity Platform Technology);

(g)  prioritize Research Plan experiments;

(h)  review data generated in the course of the Research Program by the Parties and to consider and advise on any technical issues that arise in the course of the Research Program;

(i)  review, discuss, and determine whether a given Licensed Compound has Successfully Achieved[***] , as applicable, and determine whether the Research Program activities assigned to Avidity under the Research Plans that are to be completed, have been completed;

(j)  monitor the Parties’ progress under the Research Plan;

(k)  provide a forum for the Parties to share and discuss information relating to any deliverables, Licensed Compounds and Licensed Products, and facilitate the exchange of Know-How, deliverables, or materials as required hereunder;

(l)  establish Working Groups as necessary to coordinate and conduct the Research Programs;

(m)  provide oversight of Working Groups, including the JTTSSC;

(n)  resolve disputes arising at any Working Groups, including the JTTSSC; and

(o)  perform such other obligations as are necessary for the conduct of the Research Plan or that are expressly delegated to the JSC under this Agreement, or as otherwise agreed by the Parties in writing.

2.2.4  JSC Meetings

(a)  The JSC shall meet at least once every [***] during the Research Term in accordance with a schedule agreed to by the Parties. No later than [***] prior to any meeting of the JSC, the Alliance Managers will jointly prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, prior to such meeting so long as the other Party consents to such later additional of such agenda items. The JSC may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications equipment. Each Party shall bear its own travel, lodging and telecommunication expenses related to participation in and attendance at such meetings by its JSC representatives.

(b)  Each Party may invite to attend any JSC meeting; provided that any such [***] may only attend with the prior written consent of the other Party, which consent shall not be unreasonably withheld. All such [***] shall be bound by confidentiality and non-use obligations similar to those contained in Article 8 (Confidentiality and Publication), or which are otherwise acceptable to both Parties.

(c)  Avidity’s Alliance Manager and BMS’s Alliance Manager shall alternate responsibility for preparing written reasonably detailed draft minutes of each meeting of the JSC, and shall provide the draft minutes to the Alliance Manager of the other Party within [***] after such meeting to coordinate review and approval by such other Party’s JSC members, which such JSC members will provide any comments within [***] of receipt of such written draft minutes. The Parties shall limit the content of such minutes to factual statements regarding the status and results of work under the Research Plans and of any actions proposed or decisions made by the JSC. The Parties shall refrain from including any opinions or other extraneous content in such minutes. The JSC minutes shall become official when approved by the JSC at the next regularly scheduled JSC meeting, it being understood that actionable items approved and directed by the JSC shall commence notwithstanding the formal approval of JSC minutes. Any discrepancies or disputes with respect to the content of JSC minutes shall be resolved by the Parties prior to being presented at a JSC meeting for approval.

2.3  Subcommittees and Working Groups. From time to time, either Party may propose that the JSC may establish and delegate duties to other joint committees, subcommittees or directed teams (each, a “Working Group”) on an “as needed” basis to oversee particular projects or activities, which may include activities under a Research Plan for a given Licensed Target, which delegations shall be reflected in the minutes of the meetings of the JSC. Such Working Groups may be established on an ad hoc basis for purposes of a specific project, for the life of the Research Term or on such other basis as the JSC may determine, and shall be constituted and shall operate as the JSC may determine; provided that each Working Group shall have equal representation from each Party and decision making shall be by consensus. Each Working Group and its activities shall be subject to the direction, review and approval of, and shall report to, the JSC. The Alliance Managers will prepare for approval by the JSC a charter for each Working Group, which charter will reflect the agreed upon scope of activities for each Working Group. In no event shall the authority of the Working Group exceed that specified for the JSC in this Section 2.2 (Joint Steering Committee).

2.4  Resolution of Working Group and JSC Disputes.

2.4.1  Within any Working Group. If any Working Group does not reach agreement with respect to a matter within [***] after first attempting to resolve such matter, it will be elevated to the JSC, which shall meet as soon as possible thereafter for discussion and resolution of the matter.

2.4.2  Within the JSC. At the JSC, each Party shall have collectively one vote in all decisions within the JSC’s purview, and the JSC shall make all decisions by unanimous vote; provided that in the event that the JSC cannot reach, despite using good faith efforts, a unanimous vote with respect to any decision within its purview within [***] after first attempting to resolve such matter at the JSC, then either Party may refer such dispute to the Executive Officers for resolution, and the Executive Officers will attempt to resolve the matter in good faith. If consensus cannot be reached with respect to such matter within [***] after the date on which the matter is referred to the Executive Officers (unless a longer period is agreed to by the Parties), then, except as set forth in Section 2.4.3 (Limitations on BMS Final Decision-Making), BMS shall have the final decision-making authority with respect to such matter.

2.4.3  Limitations on BMS Final Decision-Making.

(a)  Without Avidity’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), in exercise of its final decision-making authority on any such matters pursuant to Section 2.4.2 (JSC Meetings), BMS may not [***].

(b)  BMS shall have the final decision-making authority with respect to [***].

(c)  If consensus cannot be reached with respect to any Successful Achievement Dispute within [***] after the date on which the matter is referred to the Executive Officers (unless a longer period is agreed to by the Parties), either Party shall have the right to refer the matter to the Expert for resolution, and such matter shall be settled, pursuant to the expedited arbitration procedure set forth in Schedule 2.4.3(a); provided that with respect to any such Successful Achievement Dispute, Avidity has performed the Research Collaboration Activities allocated to it under the Research Plan(s) that are to be performed up to the applicable Successful Achievement [***]as applicable.

(d)  If consensus cannot be reached with respect to any Infeasible Target Dispute within [***] after the date on which the matter is referred to the Executive Officers (unless a longer period is agreed to by the Parties), Avidity shall have the final decision-making authority with respect to such matter. For clarity, in the event any such proposed Replacement Target or proposed Additional Licensed Target is determined by the JSC or by Avidity via its final decision-making authority to be an Infeasible Target, Avidity shall be bound by the exclusivity provisions of Section 5.7.1 (Avidity Exclusivity) with respect to such Infeasible Target.

(e)  Any decisions solely with respect to Avidity’s day-to-day operational performance of Research Collaboration Activities allocated to it under the Research Plan(s) shall be within the decision-making authority of Avidity, in which case Avidity would have decision-making authority with respect thereto; provided that subject to the terms of this Section 2.4 (Resolution of Working Group and JSC Disputes) and Section 4.2.6 (Research Costs for Research Collaboration Activities) [***].

2.5  Limitations on Authority. For clarity, and notwithstanding the creation of the JSC and any Working Group, each Party shall retain the rights, powers, and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JSC or any Working Group unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. For clarity, no decision of the JSC, any Working Groups or of a Party via its final decision-making authority shall (a) finally determine any interpretation of this Agreement or the Parties’ rights or obligations hereunder or (b) conflict with any terms and conditions of this Agreement, nor be in contravention of Applicable Law. The JSC, any Working Group or a Party via exercise of its final decision-making authority shall not have any authority beyond the specific matters set forth in this Agreement, including not having the authority to amend, modify, terminate or waive compliance with this Agreement. It is understood and agreed that the issues to be formally decided by the JSC are limited to those specific issues that are expressly provided in Section 2.2.3 (Scope of JSC Oversight), and disputes arising between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith, and that are outside of the jurisdiction of the JSC, shall be resolved pursuant to Article 13 (Miscellaneous).

2.6  Oversight Periods of Committees. The activities to be performed by the JSC shall solely relate to governance under this Agreement. The JSC (and any Working Group thereof) shall continue to exist until the expiration of all Research Terms.

ARTICLE 3.

TARGET NOMINATION

3.1  Licensed Targets. In addition to the First Licensed Target, BMS has the right, by providing written notice of the applicable Target to Avidity (which notice may be given after notice is given to the Third Party Gatekeeper pursuant to Section 3.5 (Third Party Gatekeeper Verification of Excluded Target)) to designate up to four Additional Licensed Targets as Licensed Targets during the Research Term(s), for a total of five Licensed Targets; provided that there shall be no more than (a) five total Research Programs (i.e., one for each Licensed Target, subject to the immediately subsequent sentence this Section 3.1 (Licensed Targets)) and (b) [***].

3.2  Reserved Targets. BMS shall have the right, from time to time during the Term prior to the Replacement Target End Date, by providing written notice of the applicable Target to Avidity (or to the Third Party Gatekeeper pursuant to Section 3.5 (Third Party Gatekeeper Verification of Excluded Target)), to add a Target that is not an Excluded Target to a reserved list (the “Reserved List”); provided that there shall be no more than the Reserved Target Maximum on the Reserved List at any given time. In addition, BMS shall have the right, from time to time during the Term prior to the Replacement Target End Date, by providing written notice of the applicable Target to Avidity (or to the Third Party Gatekeeper pursuant to Section 3.5 (Third Party Gatekeeper Verification of Excluded Target)), to substitute a given Reserved Target on the Reserved List with another Target; provided that such Target is not an Excluded Target. For clarity, substituting a given Reserved Target on the Reserved List with another Target shall not count towards the Substitution Limitation. BMS and the Third Party Gatekeeper shall maintain an up-to-date Reserved List. The Reserved List shall be the Confidential Information of BMS, and, subject to this Section 3.2 (Reserved Targets), the Third Party Gatekeeper shall not disclose the list of Reserved Targets to Avidity. Prior to [***] Avidity shall provide the Third Party Gatekeeper with a confidential written description of such Target (“Avidity Target Notice”). Within [***] following the Third Party Gatekeeper’s receipt of the Avidity Target Notice, the Third Party Gatekeeper shall verify whether such Target is on the Reserved List and notify Avidity in writing whether such proposed Target is or is not on the Reserved List. If such notice from the Third Party Gatekeeper indicates that the Target is on the Reserved List, the Parties will remain subject to all rights and obligations hereunder in connection with such Reserved Target (including exclusivity in accordance with Section 5.7.1 (Avidity Exclusivity)).

3.3  Designation of Additional Licensed Targets; Replacement Targets.

3.3.1  Designation of Additional Licensed Targets. At any time prior to [***] prior to the expiration of all then-current Research Terms, BMS shall have the right, by providing written notice of the applicable Target to Avidity (which notice may be given after notice is given to the Third Party Gatekeeper pursuant to Section 3.5 (Third Party Gatekeeper Verification of Excluded Target)), to designate a Reserved Target or any other Target that is not an Excluded Target as an Additional Licensed Target up to [***] Additional Licensed Targets. Subject to Section 3.6 (Infeasible Targets), designation of the proposed Additional Licensed Target as an Additional Licensed Target will be automatic if the proposed Additional Licensed Target is on the Reserved List (and such Target will be removed from the Reserved List upon designation by BMS). For clarity, any designation of an Additional Licensed Target that was on the Reserved List shall not count towards the Substitution Limitation. Within [***] following the Effective Date, BMS will provide written notice of the applicable Targets to Avidity (or to the Third Party Gatekeeper pursuant to Section 3.5 (Third Party Gatekeeper Verification of Excluded Target)) to designate [***] as Additional Licensed Targets (“Additional Licensed Targets Notification”).

3.3.2  Replacement Targets. On a Licensed Target-by-Licensed Target basis, from time to time during the Research Term prior to the Replacement Target End Date, BMS shall have the right, at BMS’s sole discretion for any reason, to replace such Licensed Target with a given Reserved Target by providing Avidity with written notice thereof, including the identity of the Reserved Target replacing such Licensed Target; provided that (a) such written notice must be provided prior to the JSC’s (or the Expert’s, as applicable) determination that [***]has been achieved by a Licensed Compound Directed to such Licensed Target, (b) BMS shall only have the right to make [***] with respect to such Licensed Target, and (c) BMS shall only have the right to make [***] such substitutions in total (clause (iii), the “Substitution Limitation”). Upon such written notice, subject to Section 3.6 (Infeasible Targets), such Reserved Target shall automatically become a Licensed Target (and such Target shall be automatically removed from the Reserved List ) (such Target, the “Replacement Target”) and the replaced Target shall no longer be a Licensed Target (for purposes of this Agreement), but may, at BMS’s discretion, be moved back onto the Reserved List as a Reserved Target; provided that there shall be no more than the Reserved Target Maximum on the Reserved List at any given time.

3.3.3  Licensed Target List. The Parties will update Schedule 1.92 with the complete, updated list of Licensed Targets each time an Additional Licensed Target is selected or a Licensed Target is replaced by BMS in accordance with this Agreement.

3.4  Excluded Targets. A Target that is not a Licensed Target or a Reserved Target shall be designated as an excluded Target and not eligible to become a Licensed Target or a Reserved Target, as applicable, if such Target at the time of designation by BMS (either as a Licensed Target or as a Reserved Target, as applicable) [***] (each, an “Excluded Target”); provided that Avidity shall promptly provide written notice to the Third Party Gatekeeper in the event that (i) any Target is designated an Excluded Target in accordance with this Section 3.4 (Excluded Targets) (subject to the Third Party Gatekeeper’s determination whether such Target is on the Reserved List pursuant to Section 3.2 (Reserved Targets)) or (ii) any Target that was previously an Excluded Target is no longer an Excluded Target, in which case, the Third Party Gatekeeper will notify BMS that an update has been made to the Excluded Targets (without disclosing such Target itself) and BMS shall have the right to designate such Target as a Licensed Target or Reserved Target, as applicable, subject to applicable terms of this Article 3 (Target Nomination). At BMS’s election, BMS may provide the identity of the proposed Reserved Target or proposed Additional Licensed Target (A) to Avidity, or (B) to the Third Party Gatekeeper under the Gatekeeper Agreement so that such Third Party Gatekeeper (rather than Avidity) will make the determination as to whether any such proposed Target is an Excluded Target.

3.5  Third Party Gatekeeper Verification of Excluded Target. In the event that BMS desires not to disclose the identity of a given proposed Reserved Target or proposed Additional Licensed Target to Avidity, BMS may provide such proposed Reserved Target or proposed Additional Licensed Target to the Third Party Gatekeeper and provide a written request to Avidity that the Third Party Gatekeeper determine whether such Target is an Excluded Target. Upon such request, Avidity will send to the Third Party Gatekeeper a list of its then-current Excluded Targets. If the Third Party Gatekeeper determines that the requested Target is included on Avidity’s list of Excluded Targets, then Avidity will provide the Third Party Gatekeeper with reasonable records and documentation with respect to such Target as necessary to confirm such Target is an Excluded Target. The Third Party Gatekeeper shall notify BMS whether such proposed Target is an Excluded Target, in each case without disclosing to BMS, if applicable, the Third Party with which Avidity is working on the Excluded Target or the nature or details of the internal Avidity program or negotiations. If the Third Party Gatekeeper notifies BMS that such proposed Target is an Excluded Target, then such proposed Target shall not be added to the Reserved List or become an Additional Licensed Target, as applicable. Nothing in this Agreement shall require Avidity to inform BMS of the identity of any of the Excluded Targets, the Indication for which any of the Excluded Targets are being evaluated or developed by Avidity, any data associated with such Excluded Targets, or the development stage of any of the Excluded Targets. Within [***] of the Effective Date, the Parties will negotiate in good faith an amendment to the Gatekeeper Agreement for consistency between the terms of the Gatekeeper Agreement and the applicable terms of this Article 3 (Target Nomination).

3.6  Infeasible Targets. At any time within [***] of BMS’s designation of a proposed Replacement Target or proposed Additional Licensed Target as a Licensed Target, subject to Section 3.5 (Third Party Gatekeeper Verification of Excluded Target) (“Rejection Period”), Avidity may notify the JSC that[***], in which event the JSC will promptly meet to determine whether such Target should be rejected for such reason. Any Target rejected by the JSC pursuant to this Section 3.6 (Infeasible Targets)

(or by Avidity via its final decision-making authority pursuant to Section 2.4.3(d)), is referred to in this Agreement as an “Infeasible Target”. Any such proposed Replacement Target or proposed Additional Licensed Target that is not determined by the JSC to be an Infeasible Target shall become a Replacement Target or Additional Licensed Target, as applicable, after the Rejection Period, or upon the earlier approval by the JSC [***] of such Target as a Replacement Target or Additional Licensed Target, as applicable. If such proposed Replacement Target or proposed Additional Licensed Target is determined by the JSC [***] to be an Infeasible Target, then Avidity shall be bound by the exclusivity provisions of Section 5.7.1 (Avidity Exclusivity) with respect to such Infeasible Target. Without limiting the foregoing, following BMS’s designation of a proposed Replacement Target or proposed Additional Licensed Target as a Licensed Target and prior to the determination by the JSC [***] whether such Target is an Infeasible Target, BMS shall have the right to provide Avidity, via the JSC, a presentation on such proposed Replacement Target or Additional Licensed Target, and Avidity shall take such presentation into consideration in good faith in determining the likelihood of Technical Infeasibility. In the event that, at the time of the Additional Licensed Targets Notification, the JSC has not been established pursuant to Section 2.2.1 (Establishment), the role of the JSC under this Section 3.6 (Infeasible Targets) shall be replaced by the designees of each Party solely with respect to the proposed Additional Licensed Targets designated by BMS pursuant to the Additional Licensed Targets Notification.

ARTICLE 4.

RESEARCH PROGRAM

4.1  Research Programs. During the applicable Research Term, on a Research Program-by-Research Program basis, the Parties shall conduct Research Collaboration Activities in accordance with applicable Research Plan for such Research Program and terms and conditions of this Agreement.

4.2  Research Plans.

4.2.1  Research Plans. On a Research Program-by-Research Program basis, all Research Collaboration Activities under this Agreement shall be conducted pursuant to a comprehensive Research Plan for such Research Program, with the goal of [***] conducting other activities as set forth in the Research Plan, in order to generate Lead Compounds from such Research Program for potential selection by BMS as Development Candidates for further advancement towards IND approval. Each Research Plan shall allocate responsibility for the Research Collaboration Activities between the Parties, and the Parties shall develop a corresponding Research Budget for each Research Plan. The initial Research Plan for the initial Research Program with respect to the First Licensed Target is attached hereto as Schedule 4.2.1(a) (the “Initial Research Plan”) and the corresponding Research Budget for the Initial Research Plan is attached hereto as Schedule 4.2.1(b) (the “Initial Research Budget”). The Initial Research Plan and Initial Research Budget are hereby deemed approved by the JSC (or Parties, as applicable).

4.2.2  Amendments to Research Plans.

(a)  On at least a [***] basis, the JSC will review and update (if applicable) the Research Plan for each Research Program, and such updated Research Plan shall supersede the previous Research Plan for the applicable Research Program once approved by the JSC.

(b)  Without limiting Section 4.2.2(a), either Party may propose to the JSC amendments to the then-current Research Plan for a given Research Program from time to time, as such Party deems appropriate. If approved by the JSC, the amended Research Plan shall become effective for the applicable period on the date approved by the JSC (or such other date as the JSC shall specify). Any JSC-approved amended Research Plan shall supersede the then-current Research Plan for the applicable Research Program for the applicable period.

(c)  As part of any amendment to a Research Plan by the JSC, the JSC members of each Party shall inform the JSC members of the other Party of any potential Third Party Patents or proprietary Know-How known to such Party that may be required to perform any activity to be added to the Research Plan as a result of such amendment, and the Parties shall discuss in good faith, and take into consideration and agree on a strategy on such Third Party Patents or proprietary Know-How in finalizing the amendment to such Research Plan.

4.2.3  Research Plans for Additional Licensed Targets. Upon designation of (a) a Target as an Additional Licensed Target in accordance with Section 3.3.1 (Designation of Additional Licensed Targets), or (b) a Reserved Target as a Licensed Target in accordance with Section 3.3.2 (Replacement Targets), the Parties will collaboratively generate the Research Plan for the Research Program directed to such Licensed Target; provided that (i) such Research Plan shall be based on the Initial Research Plan attached hereto as of the Effective Date, but accounting for differences between the applicable Licensed Targets and (ii) such Research Plan shall be subject to the JSC’s approval.

4.2.4  Performance Efforts. Each Party shall conduct the activities allocated to such Party in the Research Plans in accordance with such Research Plans and the terms of this Agreement. Without limiting the foregoing, during the Research Term for a given Research Program, Avidity and BMS shall each commit sufficient resources, staffing, equipment, facilities, materials, and other resources to timely perform all the activities allocated to it under the Research Plans. Each Party shall be fully responsible for its respective research efforts and shall bear all corresponding costs and expenses, subject to Section 4.2.6 (Research Costs for Research Collaboration Activities). In addition, at the request of BMS, Avidity shall consult with BMS with respect to, and provide reasonable assistance (including technical assistance) to BMS in connection with, BMS’s performance of its activities under a given Research Plan.

4.2.5  BMS Contributed Collaboration Technology for use in the Performance of the Research Programs. Pursuant to Section 4.2.2 (Amendments to Research Plan), BMS may, in its sole discretion, propose to the JSC for inclusion in any Research Program any BMS Contributed Collaboration Technology that BMS reasonably believes may be necessary or reasonably useful for the generation of Licensed Compounds and Lead Compounds under any Research Program. If the JSC determines to use such BMS Contributed Collaboration Technology in the Research Collaboration Activities under a Research Program, then Avidity shall use the BMS Contributed Collaboration Technology solely to perform the activities for BMS with respect to the Licensed Compounds and Licensed Products in accordance with the applicable Research Plan and for no other uses or purposes. At the request of BMS, the JSC shall discuss firewalls and other protections to be put in place by Avidity to ensure that (a) the BMS Contributed Collaboration Technology is disclosed by Avidity only to those Avidity personnel performing activities under the applicable Research Program and who need to know such BMS Contributed Collaboration Technology to perform such activities, and (b) the BMS Contributed Collaboration Technology is not used for any uses or purposes other than to perform the activities for BMS with respect to the Licensed Compounds and Licensed Products in accordance with the applicable Research Plan, and Avidity shall promptly implement and maintain such firewalls and other protections.

4.2.6  Research Costs for Research Collaboration Activities.

(a)  Upon designation of (i) a Target as an Additional Licensed Target in accordance with Section 3.3.1 (Designation of Additional Licensed Targets), or (ii) a Reserved Target as a Licensed Target in accordance with Section 3.3.2 (Reserved Targets), Avidity will collaboratively generate the Research Budget for the Research Program directed to such Licensed Target. Either Party may propose amendments to the then-current Research Budget for a given Research Program from time to time, as such Party deems appropriate. If approved by the Parties, the amended Research Budget shall become effective for the applicable period on the date approved by the Parties (or such other date as the Parties shall specify). Any such amended Research Budget approved by the Parties shall supersede the then-current Research Budget for the applicable Research Program for the applicable period.

(b)  Each Party shall be responsible for any and all costs and expenses it (or its Affiliate) incurs in connection with the Research Collaboration Activities, subject to Section 4.2.6(e). Avidity shall use reasonable and good faith efforts to minimize any Avidity Research Collaboration Costs.

(c)  From and after the Effective Date until the end of the last Research Term, on a [***] basis, Avidity will submit to BMS within [***] after the end of each [***], a report (in a form agreed to by the JSC) setting forth the Avidity Research Collaboration Costs actually incurred by Avidity in such just-completed [***] with a summary setting forth in reasonable detail activities performed and costs incurred (broken down by activity).

(d)  Avidity will keep and maintain accurate and complete records regarding Avidity Research Collaboration Costs during the Research Term. BMS shall have the right to conduct an audit of Avidity and its Affiliates with respect to any Avidity Research Collaboration Costs by way of Section 7.9 (Audits), applied mutatis mutandis (with appropriate substitution/replacement of relevant Party and subject matter).

(e)  If the aggregate Avidity Research Collaboration Costs are likely to exceed, or actually exceed the cumulative amount of $40,000,000 (the “Cumulative Research Funding Cap”), Avidity will provide BMS promptly with a written notice thereof. Upon receipt of such written notice, the Parties shall discuss in good faith and agree on a mutually agreeable resolution on how the Research Collaboration Activities will be managed to maintain the Cumulative Research Funding Cap. Without limiting the foregoing, BMS shall have the right, in its sole discretion, to provide additional funding to Avidity for Avidity to perform additional Research Collaboration Activities which would result in the Avidity Research Collaboration Costs exceeding the Cumulative Research Funding Cap.

4.3  Selection of Lead Compounds and Development Candidates.

4.3.1  Information for Lead Compounds and Development Candidates.

(a)  On a regular basis, and in all cases reasonably in advance of each regularly scheduled meeting of the JSC (but at least [***] prior to each such JSC meeting), Avidity shall provide an update in writing to BMS with respect to the Research Collaboration Activities conducted by or on behalf of Avidity under the Research Plan, which update from Avidity shall contain Research Collaboration Data (or a summary thereof), the identity of any Licensed Compounds, information about material developments under the Research Program, and analysis of the results of its Research Collaboration Activities, and such other information as BMS may reasonably request. In addition, Avidity shall provide BMS such other data and information in Avidity’s (or its Affiliate’s) Control regarding the Research Collaboration Activities and Licensed Compounds as BMS may reasonably request from time to time; provided that Avidity will not be required to transfer any information specifically relating to the Licensed Other Modality Compounds or the exploitation thereof.

(b)  On a Research Program-by-Research Program basis, within [***] following (i) with respect to the determination whether a Licensed Compound Successfully Achieves [***] with respect to a given Research Program, the completion of all activities under the Research Plan with respect to such Research Program necessary or reasonably useful in determining whether [***]with respect to such Research Program has been Successfully Achieved (such determination to be based on objective criteria as set forth in the applicable Research Program), and (ii) with respect to the determination whether a Licensed Compound Successfully Achieves [***]with respect to a given Research Program, the earliest of (A) the JSC’s determination that a Licensed Compound Successfully Achieves [***]with respect to such Research Program or (B) the completion of all activities under the Research Plan with respect to such Research Program, in each case of (i) and (ii), Avidity will deliver to BMS a corresponding complete Data Package for such Research Program. Upon receipt of such Data Package for a given Research Program, BMS shall review such Data Package, and BMS shall notify Avidity, no later than [***] after receiving such Data Package, of any reasonable requests for additional information and records related to such Research Program that is within Avidity’s (or its Affiliate’s) Control, and Avidity shall respond to such requests within [***] thereof. The Parties will discuss the Data Package at a JSC meeting to be organized no later than [***] from delivery of such Data Package to BMS and determine whether the proposed Licensed Compound Successfully Achieves [***], as applicable, and whether the applicable Data Package is complete.

4.3.2  Technology Transfer for Development Candidates. Without limiting the generality of Section 4.3.1 (Information for Lead Compounds and Development Candidates), upon BMS’s request, following the determination that a given Licensed Compound has Successfully Achieved [***], Avidity shall promptly conduct the technology transfers as set forth in Section 5.10 (Information Sharing to Enable Exploitation of Licensed Compounds and Licensed Products) with respect to[***].

4.4  End of Research Program. Each Research Program shall end at the end of the Research Term for such Research Program unless such Research Program is earlier discontinued in accordance with this Section 4.4 (End of Research Program). BMS shall have the right to discontinue a given Research Program prior to the end of the Research Term by providing [***] prior written notice thereof to Avidity. If BMS exercises its right to discontinue a given Research Program pursuant to this Section 4.4 (End of Research Program), then BMS will be deemed to have terminated at will such Research Program pursuant to Section 11.2 (Termination at Will), and the Parties shall wind-down all activities thereunder as soon as reasonably practicable.

4.5  Records, Reports and Documentation; Inspections. Each Party shall maintain complete, current and accurate reports and records and all related documentation with respect to its activities under a Research Plan in good scientific manner and in compliance with Applicable Law, and each Party shall retain the same for a time period of no less than such time period as may be required by Applicable Law. Such reports, records and documentation shall fully and properly reflect all work done and results achieved in the performance of such activities in good scientific manner and appropriate for regulatory and patent purposes, and shall be prepared and maintained in accordance with Applicable Law, including, to the extent applicable, GLP, GCP and GMP recordkeeping requirements. Upon the written request of BMS and at BMS’s sole cost and expense, (a) Avidity shall provide BMS with reasonable access to the foregoing records, reports, and documentation as reasonably requested by BMS to determine whether the Research Collaboration Activities have been performed in accordance with this Agreement, and for any other reason in connection with the Exploitation of Licensed Products and (b) BMS shall have the right to, and Avidity shall afford BMS the right to, reasonably inspect at reasonable times during normal business hours any facilities being used by or on behalf of Avidity to conduct Research Collaboration Activities solely for the purpose of determining whether the Research Collaboration Activities have been performed in accordance with this Agreement; provided that (i) such inspections may not be conducted more than [***]in any Calendar Year (unless for cause or as a follow-up to confirm satisfactory completion of corrective actions to address observations from a prior inspection, in which case additional inspections during such Calendar Year may be conducted), (ii) if such inspection involves any facilities of a Third Party, then such inspection would be subject to Avidity’s rights with such Third Party, and (iii) any such inspection shall not be performed in such a manner as to unduly delay the performance of the services hereunder.

4.6  Regulatory Responsibility. If any Regulatory Documentation will need to be prepared, filed or maintained in connection with the conduct of the Research Collaboration Activities hereunder, or if there will be any other meetings or interactions with any Regulatory Authorities related to the conduct of the Research Collaboration Activities, BMS shall be responsible for such activities as set forth in Section 6.2 (Regulatory); provided, however, that, subject to Section 7.12 (Cost of Avidity Support Services), Avidity shall assist BMS in connection therewith as reasonably requested by BMS.

4.7  Compliance Provisions. With respect to any activities conducted by or on behalf Avidity under this Agreement, including all activities under the Research Program, the following shall apply:

4.7.1  General. Avidity shall, and shall require its Affiliates, licensees and Sublicensees to, conduct activities under this Agreement in compliance with all Applicable Laws (including, to the extent applicable, GCP, GLP and GMP), in good scientific manner and consistent with good business ethics, and Avidity will promptly notify BMS in writing after it becomes aware of any deviations from any of the foregoing.

4.7.2  No Use of Debarred Person. Within [***] following the Effective Date, Avidity will screen against the Exclusions List each person employed or engaged by Avidity or its Affiliates (including pursuant to a Third Party subcontract) as of the Effective Date who it anticipates will perform Research Collaboration Activities, and thereafter will screen against the Exclusions List all additional persons who it intends or desires to engage to perform Research Collaboration Activities prior to their commencing such Research Collaboration Activities. Subject to the foregoing, Avidity, its Affiliates, and any Third Party subcontracts performing on Avidity’s behalf hereunder, will not employ or otherwise use in any capacity, the services of any Person, including any employee, officer, director, consultant or subcontractor, (i) who is (or has been) on the Exclusions List, or who is (or has been) in Violation or otherwise debarred under U.S. law (including Section 21 U.S.C. § 335a) or any foreign equivalent thereof or (ii) that is the subject of an FDA debarment investigation or proceeding (or similar proceeding by any Regulatory Authority outside the U.S.), in each case, in performing any portion of the activities hereunder. If at any point during the Term, Avidity is, or learns that any of its Affiliates or its or their respective officers or directors, or any Person performing on behalf of Avidity under this Agreement is in Violation, Avidity will promptly notify BMS and will prohibit such Person from performing any such activities, function or capacity related to any such activities under this Agreement.

4.7.3  Personal Data. Avidity shall ensure that all Personal Data is processed in accordance with Applicable Laws, including the fair and lawful collection and processing of such Personal Data, the disclosure of such Personal Data to BMS in accordance with this Agreement and the transfer of such Personal Data (including any transfer from inside the EU to outside the EU). Avidity shall promptly notify BMS if it becomes aware that any data provided to BMS is inaccurate or has been unlawfully obtained or processed or, where consent to process Personal Data has been provided, consent is withdrawn or Avidity becomes aware that consent may not be reliable. “Personal Data” means any information relating to an identified or identifiable individual or otherwise as defined under Applicable Laws.

4.8  Use of Materials. In connection with each Research Plan, and subject to the timing and further terms specified in such Research Plan, each Party (the “Materials Provider”) may transfer certain Materials to the other Party (the “Materials Receiver”) that are not otherwise delivered under a supply, Material transfer, or other separate agreement between the Parties or their Affiliates. In each such case, the Parties will mutually agree on the terms of such Material transfer. In the event of such transfer, unless otherwise agreed in writing, the Materials Provider shall be responsible for obtaining all necessary approvals or filings as required under Applicable Laws for the exportation of any Materials to the Materials Receiver, and the Materials Receiver shall be responsible for obtaining all necessary approvals or filings as required under Applicable Laws for their importation and use by the Materials Receiver. The Materials Receiver will use such Materials only for the purposes of conducting the Collaboration Activities under this Agreement and for no other purpose. Without limiting Article 10 (Representations, Warranties and Covenants), (a) any such Materials will be supplied to Materials Receiver “as is” with no warranties, express or implied, and Materials Provider expressly disclaims any warranty of merchantability or fitness for particular purpose, and (b) the Materials Receiver hereby acknowledges that any such Materials are experimental in nature and may have unknown characteristics and therefore the Materials Receiver agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of the Materials. Other than as expressly provided under this Agreement and under the applicable Research Plan, the Materials Provider does not grant to the Materials Receiver or its Affiliates any rights or licenses in or to Materials Provider’s Materials. Following the end of the applicable Research Term, the Materials Receiver must destroy any and all records, copies and other tangible embodiments of Materials specific to the corresponding Research Plan and still in its possession, and shall certify such destruction to the Materials Provider in a written notice within [***] of the end of such applicable Research Term, excluding, for clarity, any Materials in the possession, custody, or control of BMS that incorporate or embody the Licensed Compounds or Licensed Products or other deliverables.

ARTICLE 5.

LICENSES; EXCLUSIVITY; NEGATIVE COVENANTS

5.1  License Grants to BMS.

5.1.1  License Grant.

(a)  Subject to the terms and conditions of this Agreement, Avidity hereby grants, on behalf of itself and its Affiliates (and hereby causes its Affiliates to grant), to BMS and its Affiliates an exclusive (including with regard to Avidity and its Affiliates), worldwide, royalty-bearing license, with the right to grant and authorize sublicenses in accordance with Section 5.1.3 (Right to Sublicense), under the Licensed IP to Develop, Manufacture, Commercialize and otherwise Exploit Licensed Compounds and Licensed Products (including as a single agent, for combination use or otherwise) in the Field in the Territory.

(b)  Subject to the terms and conditions of this Agreement, Avidity hereby grants, on behalf of itself and its Affiliates (and hereby causes its Affiliates to grant), to BMS and its Affiliates a non-exclusive, worldwide, fully paid-up, royalty-free license, with the right to grant and authorize sublicenses (through multiple tiers [***]), under (a) any Avidity Platform Inventions that were discovered, conceived, or otherwise developed in the performance of Research Collaboration Activities [***] and assigned to Avidity pursuant to Section 9.2.2(a) (Avidity Platform Inventions) and (b) any Patents that claim such Avidity Platform Inventions in the foregoing clause (a), for any and all uses and purposes.

5.1.2  Right of Reference. Subject to the terms and conditions of this Agreement, Avidity hereby grants, on behalf of itself and its Affiliates (and hereby causes its Affiliates to grant), to BMS and its Affiliates (and their designees) a Right of Reference to the Regulatory Documentation Controlled by Avidity or any of its Affiliates. BMS may use such right of reference to Avidity’s Regulatory Documentation solely to seek, obtain, support, and maintain INDs, Drug Approval Applications, and Regulatory Approvals for Licensed Compounds and Licensed Products in the Field for the Territory. In furtherance thereof, at the reasonable request of BMS, Avidity shall provide to BMS a cross-reference letter or similar communication to the applicable Governmental Authority or other applicable documentation to effectuate or support such Right of Reference.

5.1.3  Right to Sublicense.

(a)  Sublicense. Subject to the terms of Section 5.1.3(b) (Sublicense Requirements), BMS, without the prior consent of Avidity, may grant sublicenses (including the right to grant further sublicenses in multiple tiers) under the exclusive license it receives under Section 5.1.1(a) to any of its Affiliates or any Third Party without the prior written consent of Avidity.

(b)  Sublicense Requirements. BMS will ensure that all permitted sublicenses granted under the license it receives under Section 5.1.1(a) (i) are consistent with the applicable terms of this Agreement, including (A) [***] an obligation of such Sublicensee to account for and report its Net Sales (in local currency and United States dollars) on a country-by-country and Licensed Product-by-Licensed Product basis and to provide any other information necessary for BMS to comply with its obligation to provide royalty reports in accordance with Section 7.4.8 (Reports; Payment of Royalty), and (B) the confidentiality and non-use obligations set forth in Article 8 (Confidentiality and Publication). BMS will remain responsible and liable for the performance of all Affiliates and Sublicensees under their respective sublicensed rights to the same extent as if such activities were conducted by BMS. In no event will any sublicense relieve BMS of any of its obligations under this Agreement. No later than [***] following the execution of any sublicense agreement by BMS of the licenses BMS receives under Section 5.1.1(a), [***] BMS will deliver to Avidity notice of, and, upon Avidity’s written request, a copy of, any executed sublicense agreement (redacted as necessary to protect confidential information that is not necessary to confirm compliance with this Agreement).

5.2  License to Avidity.

5.2.1  License Grants.

(a)  Subject to the terms and conditions of this Agreement, BMS hereby grants to Avidity a limited, non-exclusive, sublicensable (in accordance with Section 5.2.2 (Right to Sublicense)), under (a) the BMS Contributed Collaboration Technology, BMS Contributed Collaboration Inventions, and BMS Contributed Collaboration Patents, and (b) the Licensed IP exclusively licensed to BMS pursuant to Section 5.1.1(a), in each case ((a) and (b)), solely to (i) conduct, during the Research Term, the Research Collaboration Activities allocated to Avidity under the applicable Research Plan and Manufacture Licensed Compounds and Licensed Products to support such Research Collaboration Activities and (ii) Manufacture and supply Licensed Compounds and Licensed Products to BMS to support its Development activities (solely to the extent any such BMS Contributed Collaboration Technology or BMS Contributed Collaboration Inventions are specifically contributed for use by Avidity in the performance of such Manufacturing) in accordance with the terms and conditions of this Agreement, including the applicable Research Plan, or with respect to Manufacturing, the applicable Supply Agreement, and not for any other purpose.

(b)  Subject to the terms and conditions of this Agreement [***].

5.2.2  Right to Sublicense. Avidity may only grant sublicenses under the licenses granted to it in Section 5.2.1(a) (License Grants) with the prior written consent of BMS; provided that no such consent shall be required for a sublicense to a permitted subcontractor as set forth in Section 5.5 (Subcontracting) to conduct the applicable Research Collaboration Activities on behalf of Avidity in accordance with the Research Plan. Promptly following the execution of any sublicense by Avidity (or its Affiliate) of the licenses granted to Avidity in Section 5.2.1(a) (License Grants), Avidity shall provide BMS with a true and complete copy of such sublicense agreement. Avidity shall remain responsible and liable for its sublicensee’s compliance with the applicable terms and conditions of this Agreement.

5.3  Retained Rights by the Parties. For clarity, each Party retains all rights, including all rights under Know-How and Patents Controlled by such Party, not expressly granted to the other Party pursuant to this Agreement. Neither Party will practice the issued Patents and Know-How licensed by the other Party to it under this Agreement other than expressly licensed herein; provided that a Party will not be in violation of the foregoing if such Party practices such Patents as permitted under Applicable Law, including within the safe harbor protections under 35 U.S.C. § 271(e).

5.4  Avidity In-License Agreements.

5.4.1  Avidity Existing In-License Agreements. During the Term [***].

5.4.2  New Avidity In-License Agreements.

(a)  Subject to Section 5.4.2(b), if either Party or their respective Affiliates reasonably determines in good faith that any Intellectual Property Rights Controlled by any Third Party are, or would be necessary or useful for the Development, Manufacture, or Commercialization of other Exploitation any Licensed Product, then such Party will promptly provide notice to the other Party of such Intellectual Property Right. [***] then Avidity or its Affiliate shall have the right to negotiate and acquire rights to such Intellectual Property Rights (through a license or otherwise, including pursuant to any settlement agreement) (the “New Avidity In-Licensed Technology”), subject to BMS’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. If Avidity or its Affiliate acquires rights to any such Intellectual Property Rights (through a license or otherwise) and if BMS elects to become a sublicensee under such New Avidity In-License Agreement, then BMS will reimburse Avidity for the cost such rights within [***] of receiving an invoice therefor from Avidity [***] such costs are directly attributable to its Exploitation of Licensed Compounds and Licensed Products. Such reimbursement payments from BMS to Avidity shall be BMS Third Party Payments for the purposes of this Agreement, and BMS shall be entitled to offset a portion of such payments pursuant to Section 7.4.5 (Stacking).

(b)  Notwithstanding the foregoing, if either Party or their respective Affiliates reasonably determine in good faith that any Intellectual Property Right Controlled by any Third Party [***], then such Party will promptly provide notice to the other Party of such Intellectual Property Right. If Avidity then notifies BMS in writing within [***] that Avidity or its Affiliate is in the process of pursuing or will pursue an acquisition or in-license of such Intellectual Property Right, then: (i) Avidity or its Affiliate will negotiate in good faith towards such an acquisition or in-license on commercially reasonable terms; and (ii) during such negotiation or the term of any such acquisition or in-license agreement, BMS and its Affiliates will not pursue, directly or indirectly, an acquisition or in-license of such Intellectual Property Rights without Avidity’s prior written consent. If (A) Avidity does not notify BMS in writing within [***] that Avidity or its Affiliate is in the process of pursuing or will pursue an acquisition or in-license of such Intellectual Property Rights or (B) if any Avidity In-License Agreement is terminated through no fault of BMS, then (in each case (A) and (B)) BMS or its Affiliate shall have the right to negotiate and acquire rights to such Intellectual Property Rights (through a license or otherwise, including pursuant to any settlement agreement). If Avidity or its Affiliate acquires rights to any such Intellectual Property Rights (through a license or otherwise, including pursuant to any settlement agreement) under this 5.4.2(b) and if BMS elects to become a sublicensee under such New Avidity In-License Agreement, then [***]. Such reimbursement payments from BMS to Avidity shall be BMS Third Party Payments for the purposes of this Agreement, and BMS shall be entitled to offset a portion of such payments pursuant to Section 7.4.5 (Stacking).

(c)  In all cases, if Avidity (or its Affiliate) determines to take a license to or acquire any such New Avidity In-Licensed Technology pursuant to a New Avidity In-License Agreement, Avidity shall negotiate such New Avidity In-License Agreement in good faith and, except to the extent such New Avidity In-License Agreement solely relates to Avidity AOC Platform Technology, shall (i) keep the JSC apprised of such negotiations, (ii) take into account any reasonable concerns or suggestions expressed by BMS’s members of the JSC with respect thereto, (iii) keep the JSC apprised of the terms of the agreement during the course of negotiations (including, in all cases, prior to entering into such agreement), and (iv) take into account any reasonable concerns or suggestions expressed by BMS’s members of the JSC with respect to such terms. [***] Without limiting the foregoing, Avidity shall use reasonable efforts to include in any New Avidity In-License Agreement a provision such that if the license is terminated for breach by Avidity (or its Affiliate), BMS, at its discretion, has the right to cure the breach and obtain a license on substantially the same terms.

(d)  If Avidity (or its Affiliate) enters into an New Avidity In-License Agreement, then Avidity shall (i) promptly (but in all cases within [***] after entering into such license) notify BMS thereof in writing (including providing BMS a true, correct and complete copy of the New Avidity In-License Agreement) and (ii) at the request of BMS, engage in good faith discussions with BMS in order to allow BMS to determine whether BMS desires to become a sublicensee thereunder. If BMS notifies Avidity in writing that it desires to become a sublicensee under such New Avidity In-Licensed Technology, then such New Avidity In-Licensed Technology will be deemed to be Controlled by Avidity and will be included as Avidity Know-How and Avidity Patents, as applicable, hereunder and shall be subject to the terms of this Agreement. If Avidity enters into a New Avidity In-License Agreement for any New Avidity In-Licensed Technology, but BMS does not notify Avidity in writing that it desires to be a sublicensee under such New Avidity In-License Agreement, then such New Avidity In-Licensed Technology shall not be deemed to be Controlled by Avidity and will not be included within the Avidity Know-How or Avidity Patents hereunder (and Avidity shall not use any such New Avidity In-Licensed Technology in the conduct of the Research Programs hereunder). Notwithstanding anything to the contrary contained herein, Avidity agrees that it (and its Affiliates and permitted contractors) shall not (A) use or practice any Patents and Know-How under any Avidity In-License Agreement in the performance of any Research Program or in the Development, Manufacture or other Exploitation of any Licensed Compound or Licensed Product hereunder or (B) disclose to BMS or its Affiliates, Sublicensees or contractors any confidential or proprietary information of any Third Party, in each case ((A) and (B)), without the prior written consent of BMS.

(e)  If BMS or its Affiliate acquires rights to any Intellectual Property Rights (through a license or otherwise, including pursuant to any settlement agreement) under this Section 5.4.2 (New Avidity In-License Agreements), then BMS will bear all costs for such rights; provided that BMS’s payments for such rights will be subject to Section 7.4.5 (Stacking).

5.5  Subcontracting. Subject to the terms of this Section 5.5 (Subcontracting), each Party may engage its Affiliates or Third Party subcontractors to perform its activities hereunder without the other Party’s consent. The Party engaging a subcontractor shall remain responsible for the performance of its activities by such Affiliates and subcontractors in accordance with the applicable terms of this Agreement. In all cases, any such subcontracts shall require the subcontractor to comply with confidentiality and non-use provisions no less stringent than those contained in this Agreement with respect to Confidential Information of the other Party and to comply with intellectual property provisions that assign to the subcontracting Party the rights in Inventions made from the performance of Research Collaboration Activities as set forth herein.

5.6  No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license, intellectual property interest or other rights, by implication or otherwise, in any Know-How disclosed to it under this Agreement or under any Patents Controlled by the other Party or its Affiliates.

5.7  Exclusivity.

5.7.1  Avidity Exclusivity. Except for the conduct of (a) the Research Collaboration Activities allocated to Avidity under a Research Program as set forth in, and in accordance with, this Agreement (including the applicable Research Plan), and (b) Manufacturing activities for the benefit of BMS as specifically required pursuant to, and in accordance with, Section 6.3.2 (Supply of Licensed Compounds and Licensed Products), during the Avidity Exclusivity Period, Avidity shall not, and shall cause its Affiliates not to, either itself or with, through or on behalf of a Third Party, engage directly or indirectly in the discovery or other Development, Commercialization, or other Exploitation anywhere in the Territory of any Avidity Competitive Product in the Field.

5.7.2  BMS Exclusivity. On a Licensed Target-by-Licensed Target basis, except for the conduct of the Development of Licensed Compounds and Licensed Products pursuant to this Agreement, during the BMS Exclusivity Period for a given Research Program, BMS shall not [***].

5.7.3  Acquisition of Distracting Product. Notwithstanding the provisions of Section 5.7.1 (Avidity Exclusivity) or Section 5.7.2 (BMS Exclusivity), if a Party or any of its Affiliates acquires rights to develop or commercialize a product in the Field through the acquisition of a Third Party (whether by merger or acquisition of all or substantially all of the stock or assets of a Third Party) (each, an “Acquisition Transaction”) and, on the date of the closing of such Acquisition Transaction, such product is being developed or commercialized and such activities would, but for the provisions of this Section 5.7.3 (Acquisition of Distracting Product), constitute a breach of Section 5.7.1 (Avidity Exclusivity) or Section 5.7.2 (BMS Exclusivity) (each, a “Distracting Product”), such Party shall not be deemed to be in breach of Section 5.7.1 (Avidity Exclusivity) or Section 5.7.2 (BMS Exclusivity), as applicable, so long as such Party is in compliance with the following clause (a) (with respect to Avidity) or clause (b) (with respect to BMS):

(a)  Avidity will, within [***] after the closing of such Acquisition Transaction notify BMS in writing of such acquisition and either: (i) request that such Distracting Product be included in this Agreement on terms to be negotiated, in which case, the Parties will discuss the matter in good faith for a period of no less than [***] (or such longer period as may be agreed by the Parties) and, if unable to reach agreement on the terms on which such Distracting Product would be included hereunder within such period, then neither Party shall have the right to pursue development or commercialization of such Distracting Product and Avidity or its Affiliate will take the action specified in clause (ii) below; provided that the time periods specified in clause (ii) will be tolled for so long as the Parties are engaged in discussion under this clause (i); or (ii) (A) notify BMS in writing that Avidity or its Affiliate will promptly, but in any event within [***] of the date of closing of the Acquisition Transaction, Divest such Distracting Product and (B) at all times prior to such Divestiture (x) any commercialization or development of any such Distracting Product are conducted independently of the activities under this Agreement [***] and without use of any Licensed IP, BMS Contributed Collaboration Technology, or BMS Manufacturing Know-How, (y) Confidential Information of BMS, is provided to, or shared with any personnel working on the Distracting Product, and (z) Avidity puts in place firewalls and other protections reasonably acceptable to BMS that are reasonably designed to ensure that the foregoing clauses (x) and (y) are complied with.

(b)  BMS and its Affiliates will ensure that [***].

5.7.4  Change of Control. If either Party undergoes a Change of Control with a Third Party who owns or has rights to develop or commercialize an Avidity CoC Competing Product or BMS CoC Competing Product, as applicable, such Party (or its Affiliates) shall not be in breach of the provisions of Section 5.7.1 (Avidity Exclusivity) or Section 5.7.2 (BMS Exclusivity), as applicable, as a result of the continued commercialization or development of any such Avidity CoC Competing Product or BMS CoC Competing Product, as applicable, during the Term by the Third Party acquiror or its Affiliate (other than Avidity and its Affiliates in existence immediately prior to the Change of Control); so long as such Party is in compliance with the following clause (a) (with respect to Avidity) or clause (b) (with respect to BMS):

(a)  (i) such activities are conducted independently of the activities under this Agreement (including maintaining separate lab notebooks and personnel from individuals performing technical, scientific or other similar activities under this Agreement) and without use of any Licensed IP, BMS Contributed Collaboration Technology, or BMS Manufacturing Know-How; (ii) no Confidential Information of BMS, is provided to, or shared with any personnel working on the Avidity CoC Competing Product; and (iii) Avidity puts in place firewalls and other protections reasonably acceptable to BMS that are reasonably designed to ensure that the foregoing clauses (i) and (ii) are complied with.

(b)  [***].

5.8  Confirmatory Patent License. Each Party shall, if requested to do so by the other Party, promptly enter into confirmatory license agreements in a form reasonably requested by the other Party for purposes of recording the licenses granted to the other Party under this Agreement with such patent offices in the Territory as the other Party considers appropriate. Until the execution of any such confirmatory licenses, so far as may be legally possible, Avidity and BMS shall have the same rights in respect of the Avidity Patents and Avidity Know-How, and be under the same obligations to each other in all respects, in each case in accordance with this Agreement, as if the said confirmatory licenses had been executed.

5.9  Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by BMS or Avidity are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the Party that is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefor, unless the Party subject to such proceeding elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party. The Parties agree that all payments due pursuant to Section 7.3 (Milestone Payments) and Section 7.4 (Royalties) constitute “royalties” within the meaning of Section 365(n) of the U.S. Bankruptcy Code.

5.10  Information Sharing to Enable Exploitation of Licensed Compounds and Licensed Products.

5.10.1  General. With respect to each Research Program, as soon as reasonably practicable following the commencement of such Research Program (but in all cases within [***] after such commencement or such other period of time as agreed to by the Parties), and thereafter from time to time on a prompt and timely basis (and in all cases reasonably in advance of each regularly scheduled meeting of the JSC, but at least [***] prior to each such JSC meeting) until the expiration of the Research Term for such Research Program (and as otherwise reasonably requested by BMS from time to time during the Research Term), Avidity shall disclose and provide to BMS (or its designee) in English (in writing and in an electronic format) all physical embodiments of Avidity Know-How necessary or reasonably useful for the completion of BMS’s activities under such Research Program; provided that Avidity will not be obligated to disclose additional Know-How within the Additional Avidity Platform Technology unless and until approved by BMS in accordance with Section 5.11 (Additional Avidity Platform Technology). Notwithstanding the foregoing, and without limiting the foregoing or the provisions of Section 6.4.2 (Manufacturing Technology Transfer), within [***] of the Effective Date, Avidity shall provide to BMS (or its designee) [***]. For clarity, (a) Avidity will not be required to transfer any information specifically relating to the Licensed Other Modality Compounds or the exploitation thereof, and (b) in no event shall the foregoing activities be subject to Section 7.12 (Cost of Avidity Support Services).

5.10.2  Assistance. At the request of BMS during the Term and subject to Section 7.12 (Cost of Avidity Support Services), Avidity shall provide BMS (and its designees) with any additional assistance as reasonably requested by BMS to effectuate the transfer to, and implementation and use by, BMS of the information, documentation and materials set forth in Section 5.10.1 (General), or any other Avidity Know-How necessary or reasonably useful for the Exploitation of Lead Compounds and Development Candidates and other Licensed Compounds, in each case, in a timely manner; provided that Avidity will not be required to transfer any information specifically relating to the Licensed Other Modality Compounds or the exploitation thereof. Without limiting the generality of the foregoing and subject to Section 7.12 (Cost of Avidity Support Services), if BMS requests visits or other assistance from Avidity’s representatives for purposes of effectuating such transfer, implementation or use, or for purposes of BMS (or its designees) acquiring expertise on the application of such information, documentation or materials, Avidity shall send appropriate representatives to BMS’s (or its designee’s) facilities and otherwise make such representatives reasonably available to BMS (or its designee) to provide such assistance, including answering questions.

5.11  Additional Avidity Platform Technology.

5.11.1  Evaluation of Additional Avidity Platform Technology. During the Research Term, Avidity shall promptly (and in all cases no later than [***]) notify the JSC in writing of the existence of any proposed Additional Avidity Platform Technology that has not been previously disclosed to BMS under this Agreement (each such notice, an “Avidity Additional Platform IP Notification”). Each Avidity Additional Platform IP Notification shall (a) describe (i) the applicable Know-How in reasonable detail, including whether any such Know-How is licensed to Avidity by a Third Party, and (ii) any Third Party Intellectual Property Rights known to Avidity that may be necessary to practice such Know-How and (b) disclose any Patent owned or controlled by Avidity or its Affiliates claiming such proposed Additional Avidity Platform Technology. The JSC shall discuss and review such Avidity Additional Platform IP Notification, and BMS, in its sole discretion, may decline to have any such Know-How (and such Patents to the extent claiming such Know-How) included as Avidity Know-How and Avidity Patents under this Agreement by providing Avidity with written notice of such determination within [***] of receiving such Avidity Additional Platform IP Notification, in which case such Know-How and Patents (to the extent declined by BMS) will be excluded from the definitions of Avidity Patents, Avidity Know-How and Licensed IP. If BMS does not so decline to have any such Know-How or Patent included as Avidity Know-How or an Avidity Patent under this Agreement, the JSC shall promptly notify the IP Committee of such Avidity Additional Platform IP Notification. The IP Committee shall discuss and review such Know-How and Patents[***] then such Know-How shall be deemed to be “Additional Avidity Platform Technology” for purposes of this Agreement (subject to Section 5.11.3 (BMS Decline of Additional Avidity Platform Technology)).

5.11.2  Disputes.[***] then BMS will, within [***] of the IP Committee’s receipt of the applicable Avidity Additional Platform IP notification, in its sole discretion, either (a) decline to have any such Know-How or Patent included under this Agreement by providing Avidity with written notice of such determination (in which case such Know-How and Patents will be excluded from the definitions of Avidity Patents, Avidity Know-How, and Licensed IP) or (b) [***].

5.11.3  BMS Decline of Additional Avidity Platform Technology. [***] BMS may, in its sole discretion, nonetheless decline to have any such Know-How included as Additional Avidity Platform Technology under this Agreement by providing Avidity with written notice of such determination within [***] of receiving such Avidity Additional Platform IP Notification [***]. If BMS provides Avidity with such written notice within such applicable period, then such Know-How will not become Additional Avidity Platform Technology under this Agreement, and instead such Know-How and Patents to the extent claiming such Know-How will be excluded from the definitions of Avidity Patents, Avidity Know-How, and Licensed IP [***].

5.11.4  Records. The IP Committee shall keep a running list of all Additional Avidity Platform Technology.

ARTICLE 6.

FURTHER DEVELOPMENT, REGULATORY, MANUFACTURING, AND COMMERCIALIZATION OF LICENSED PRODUCTS

6.1  Development.

6.1.1  General. Except for the Research Collaboration Activities allocated to Avidity under a Research Plan, BMS (and its Affiliates), either itself or with or through Third Party(ies), shall have the sole right to Develop (and shall control all aspects of the Development of) Licensed Compounds and Licensed Products in the Field in the Territory. For the avoidance of doubt, during the applicable Research Term, BMS shall not conduct any research activities with respect to Licensed Compounds and Licensed Products outside of the Research Plan applicable to such Licensed Compounds and Licensed Products.

6.1.2  Diligence. Subject to Avidity’s compliance with this Agreement, including the performance of the Research Collaboration Activities allocated to Avidity, on a Licensed Target-by-Licensed Target basis, BMS (itself or with or through its Affiliates or Third Parties) shall use Commercially Reasonable Efforts to Develop, and to seek Regulatory Approval for, at least one Licensed Product Directed to such Licensed Target in the U.S. and at least one of the Other Major Markets.

6.1.3  Assistance by Avidity. Subject to Section 6.4.3 (Cost of Manufacturing Technology Transfer), to the extent not otherwise set forth in this Agreement or in a Research Plan, at the reasonable request of BMS, Avidity shall consult with BMS with respect to, and provide reasonable assistance (including technical assistance) to BMS in connection with, BMS’s Development (including manufacturing process development) and Manufacture of Licensed Compounds and Licensed Products.

6.2  Regulatory.

6.2.1  Regulatory Activities.

(a)  BMS (or its Affiliates or other designees) shall have the sole right to (i) prepare, obtain, and maintain INDs, Drug Approval Applications, Regulatory Approvals and other regulatory submissions and applications for Licensed Compounds and Licensed Products (including as a single agent, for combination use or otherwise) in the Field in the Territory (including the setting of the overall regulatory strategy therefor), and (ii) conduct communications with Regulatory Authorities for Licensed Compounds and Licensed Products (including as a single agent, for combination use or otherwise) in the Field in the Territory. Without limiting Avidity’s obligations set forth in a Research Plan, Avidity shall provide support and assistance to BMS, as may be reasonably requested by BMS and subject to Section 7.12 (Cost of Avidity Support Services), in preparing, obtaining and maintaining INDs, Drug Approval Applications and Regulatory Approvals for Licensed Products, and in the activities in support thereof, including (A) providing documents or other materials required by Applicable Law or requested by a Regulatory Authority, (B) otherwise assisting BMS with preparing such Regulatory Documentation and answering questions from Regulatory Authorities (including, if requested by BMS, attending meetings with Regulatory Authorities), (C) filing (or using Commercially Reasonable Efforts to cause its contract manufacturers to file) regulatory documentation with Regulatory Authorities such that such documentation may be referenced in Regulatory Documentation submitted by BMS (or its Affiliates or other designees) for Licensed Compounds and Licensed Products if applicable, and (D) providing (and using Commercially Reasonable Efforts to cause its contract manufacturers to provided) CMC and other Manufacturing-related information and assistance. As between the Parties, all Regulatory Documentation (including all Regulatory Approvals) for any Licensed Compound or Licensed Product shall be owned by, and shall be the sole property and held in the name of, BMS (or its Affiliate or other designee).

(b)  Without limiting the foregoing, at no cost to BMS (i) reasonably in advance of any preparation of an IND submission for Licensed Compounds and Licensed Products by BMS, the Parties will meet to discuss the information to be included in such IND submission that specifically relates to the Avidity AOC Platform Technology, and Avidity will provide such information in its Control that it believes to be useful, and (ii) prior to any IND submissions for Licensed Compounds and Licensed Products by BMS, to the extent such IND submissions specifically relates to the Avidity AOC Platform Technology, BMS shall provide Avidity a draft copy of the portions of such IND that specifically relate to the Avidity AOC Platform Technology to allow Avidity to review to ensure consistency of language and information previously known to Regulatory Authorities regarding the Avidity AOC Platform Technology, and BMS shall reasonably consider any comments provided by Avidity within [***] of Avidity’s receipt of such draft copy that specifically relate to the Avidity AOC Platform Technology, and BMS will also provide Avidity with a final copy of the portion of such IND submissions that specifically relate to the Avidity AOC Platform Technology as filed with the Regulatory Authority. For clarity, in no event shall the foregoing discussions, support, and assistance provided by Avidity be subject to Section 7.12 (Cost of Avidity Support Services).

(c)  In addition, prior to any submission of regulatory documentation relating to the Avidity AOC Platform Technology by Avidity, to the extent such submissions specifically relates to any Licensed Compound or Licensed Product, Avidity shall provide BMS a draft copy of such documentation to allow BMS to review to ensure consistency of language and information previously known to Regulatory Authorities regarding the Licensed Compound or Licensed Product, and Avidity shall consider any comments timely provided by BMS in good faith; provided that (x) Avidity may redact any information that is not specifically related to the Licensed Compound or Licensed Product and (y) Avidity will not have to provide BMS with any regulatory documentation, information or materials related to a compound or product being Developed or Commercialized by a Third Party licensee of Avidity.

6.2.2  Interactions with Regulatory Authorities. As between the Parties, BMS (or its Affiliates or other designees) shall have the sole right to communicate and otherwise interact with Regulatory Authorities with respect to any Licensed Compound or Licensed Product, including with respect to any INDs, Drug Approval Applications and other Regulatory Approvals in connection therewith. Except to the extent required by Applicable Law (in which case Avidity shall notify BMS of such legal requirement in writing and shall, to the extent permitted by Applicable Law, consult with, and follow the reasonable direction of BMS in making the filings or otherwise interacting with Regulatory Authorities), Avidity (and its Affiliates) shall have no right to, and shall not, make any regulatory filings related to any Licensed Compound or Licensed Product or otherwise interact with any Regulatory Authorities with respect to any Licensed Compound or Licensed Product; provided that as and to the extent reasonably requested by BMS in writing, Avidity shall interact with Regulatory Authorities (including making such regulatory filings and performing such other regulatory functions) in connection with Licensed Compounds and Licensed Products.

6.2.3  Global Safety Database; Pharmacovigilance. BMS (itself or through its designee) shall be responsible for establishing, holding and maintaining the global safety database for any Licensed Product with respect to information on adverse events concerning any Licensed Product, as and to the extent required by Applicable Law.

6.2.4  Safety Information Exchange. Prior to the first Licensed Product entering clinical Development, the Parties will negotiate in good faith and agree on processes and procedures for sharing safety information and ensuring compliance with reporting requirements to Regulatory Authorities relating to Licensed Products. The agreed upon processes and procedures will be set forth in a pharmacovigilance agreement containing mutually agreed terms and conditions that are customary for agreements of this type.

6.3  Manufacture.

6.3.1  Supply of Licensed Compounds and Licensed Products. BMS (and its Affiliates), either itself or with or through Third Party(ies), shall have the sole right to Manufacture (and shall control all aspects of the Manufacturing of) Licensed Compounds and Licensed Products for use in the Field in the Territory (including for use in Clinical Trials) subject to the terms of this Agreement, and for clarity, except as specifically required pursuant to and in accordance with Section 6.3.2 (Supply of Licensed

Compounds and Licensed Products), Avidity (and its Affiliates) shall have no right to do so. For clarity, at all times during the Term, BMS shall have the right to conduct applicable pre-Manufacturing activities (including Developing the Manufacturing process), together with any Third Party with respect to such Licensed Compound or Licensed Product.

6.3.2  Supply of Licensed Compounds and Licensed Products for the Research Programs. Avidity shall Manufacture (or have Manufactured) and supply to BMS Licensed Compounds (including Lead Compounds or Development Candidates, as applicable) and Licensed Products containing such Licensed Compounds for use in the conduct of activities under the Research Programs. The supply requirements requested by BMS shall be set forth in the applicable Research Plan and the cost for such requirements shall be included in the applicable Research Budget. For clarity, during the Research Term, Avidity will only Manufacture non-GMP Materials pursuant to this Section 6.3.2; provided, however, that, upon BMS’s request, the Parties shall discuss in good faith Avidity’s Manufacture and supply of GMP Materials to BMS where BMS determines (in BMS’s sole discretion) that comparability studies are required.

6.3.3  Supply of Licensed Compounds and Licensed Products following the Research Programs.

(a)  If and to the extent requested by BMS, Avidity will Manufacture (or have Manufactured) and supply Licensed Compounds (or Licensed Products containing such Licensed Compounds, as requested by BMS) (and placebo) Directed to the First Licensed Target for BMS’s use in clinical Development for Phase 1 Trials and Phase 2 Trials, following the completion of the Research Program with respect thereto. However, if BMS desires for Avidity to Manufacture and supply such Licensed Compounds and Licensed Products (and placebo) for use in Phase 1 Trials or Phase 2 Trials, then BMS must provide to Avidity a written request for such supply no later than the Successful Achievement of the Development Candidate Criteria with respect to such Research Program for the First Licensed Target. If so requested by BMS in accordance with this Section 6.3.2 (Supply of Licensed Compounds and Licensed Products), the Parties shall negotiate in good faith and shall enter into a supply agreement and associated quality agreement (collectively, the “Supply Agreement”), which shall include customary provisions to address the forecasting, order, delivery, and other customary provisions applicable to the supply of such Licensed Compounds and Licensed Products for BMS’s such Development purposes; provided that Avidity will not be required to Manufacture (or have Manufactured) and supply any Licensed Compounds or Licensed Products until the Parties have executed a Supply Agreement. Any supply pursuant to this Section 6.3.3(a) (and for clarity, not provided pursuant to Section 6.3.2 (Supply of Licensed Compounds and Licensed Products for the Research Programs) for use in the conduct of Research Collaboration Activities) shall be charged to BMS at Avidity’s actual fully-burdened cost of goods plus a [***]% mark-up. In all cases, BMS shall have the right to review, and coordinate with Avidity with respect to, the supply chain to be used by Avidity to Manufacture and supply Development Candidates and Licensed Products hereunder. Except as provided in this Section 6.3.3(a), unless otherwise agreed by the Parties, BMS will be responsible for the Manufacture of Licensed Compounds and Licensed Products for BMS’s use in Development following the completion of the Research Program with respect thereto.

(b)  Notwithstanding the foregoing provisions of this Section 6.3.3 (Supply of Licensed Compounds and Licensed Products following the Research Programs), upon written notice to Avidity, BMS shall have the right, in its discretion, on a Licensed Compound-by-Licensed Compound or Licensed Product-by-Licensed Product basis, as applicable, to take over responsibility for Manufacturing (or having Manufactured) the applicable Licensed Compound or Licensed Product. If BMS provides such written notice, then BMS shall have full control, responsibility, and decision making authority in connection with such Manufacture and supply (and, if requested by BMS, Avidity shall commence the Manufacturing technology transfers and provide such other assistance with respect to the Manufacture of the applicable Development Candidate or Licensed Product in accordance with Section 5.10 (Information Sharing to Enable Exploitation of Licensed Compounds and Licensed Products) and Section 6.4.2 (Manufacturing Technology Transfer)).

6.4  Manufacturing Transition.

6.4.1  Generally. The JSC shall establish a joint technology transfer and supply steering committee (“JTTSSC”) of duly qualified Manufacturing personnel to facilitate supply of, and development of the Avidity Manufacturing Process for, the relevant Licensed Compound and Licensed Products hereunder and Manufacturing Technology Transfer. The JTTSSC will be responsible for monitoring the progress of the Research Collaboration Activities under the Research Plans to anticipate, and plan for, the transition of Manufacturing responsibilities for the Licensed Compounds and Licensed Products to BMS. Avidity will regularly provide updates to the JTTSSC with respect to the status of the Manufacture and supply of, and development of the Avidity Manufacturing Process for, the relevant Licensed Compound and Licensed Products.

6.4.2  Manufacturing Technology Transfer. Without limiting the provisions of Section 5.10 (Information Sharing to Enable Exploitation of Licensed Compounds and Licensed Products), on a Research Program-by-Research Program basis, at the request of BMS, Avidity shall provide, and shall use Commercially Reasonable Efforts to cause its Third Party manufacturers to provide to BMS (or its designee), a full manufacturing technology transfer (including providing assistance as reasonably requested by BMS in connection with such transfer) of Avidity Know-How to enable BMS (or its Affiliate or designated Third Party manufacturer, as applicable) to implement the Avidity Manufacturing Process for, and to otherwise Manufacture, Licensed Products (including any Licensed Compound contained therein) from such Research Program at the facilities designated by BMS (each, a “Manufacturing Technology Transfer”). Prior to initiating such Manufacturing Technology Transfer, the Parties (through the JTTSSC) will promptly develop and agree upon a plan for conducting such Manufacturing Technology Transfer, including a timeline for completing activities set forth therein (the “Manufacturing Technology Transfer Plan”). Avidity shall initiate such requested Manufacturing Technology Transfer promptly (and in all cases within [***]) after the Manufacturing Technology Transfer Plan is agreed upon by the Parties and shall complete such transfer in accordance with the Manufacturing Technology Transfer Plan on the timeline set forth therein. If requested by BMS, such Manufacturing Technology Transfer Plan shall include (a) facilitating BMS (or its Affiliate) entering into agreements with applicable Third Party suppliers relating to Licensed Compounds or Licensed Products, and (b) Avidity (and its Affiliates and Third Party manufacturers) providing to BMS (or its Affiliate or designated Third Party manufacturer, as applicable) all test results, records and other documentation related to the Manufacture of Licensed Compounds and Licensed Products, which shall be provided in English. Without limiting the generality of the foregoing, until such time as BMS (or its designee) is able to Manufacture GMP-grade clinical quantities of the applicable Licensed Compound or Licensed Product, as applicable (the “Manufacturing Transition Period”), (i) at the request of BMS, Avidity shall make available its (and its Affiliates’) employees (subject to the reasonable availability of such employees) and consultants (including using Commercially Reasonable Efforts to cause personnel of its Third Party contract manufacturers to be made available) to BMS (and its designees) to provide reasonable consultation and technical assistance (including visitation to facilities) in order to assist with the implementation of the Manufacture (including with respect to the Avidity Manufacturing Process) of such Licensed Compound and Licensed Product by BMS (or its designee) and to assist BMS (or its designee) in the start-up of its Manufacture of such Licensed Compound and Licensed Product, as applicable, as well as Manufacturing process development for such Licensed Compound and Licensed Product and (ii) in addition to the foregoing clause (i), at the request of BMS, [***].

6.4.3  Cost of Manufacturing Technology Transfer. With respect to the Manufacturing Technology Transfer and assistance provided under Section 6.4.2 (Manufacturing Technology Transfer), Avidity will provide BMS with a cumulative maximum of [***] FTE hours at no charge and, once such [***] FTE hours has been hit, BMS will pay Avidity for the FTE Costs of such Manufacturing Technology Transfer and assistance at a mutually agreed FTE Rate. In addition, BMS shall reimburse Avidity for all documented Out-of-Pocket Costs incurred by Avidity in providing such support; provided that BMS must pre-approve any individual Out-Of-Pocket Cost that is not contemplated by the Schedule 6.4.2 and exceeds [***]. BMS will reimburse to Avidity for the FTE Costs and Out-Of-Pocket Costs set forth in this Section 6.4.3 (Cost of Manufacturing Technology Transfer) within [***] of receiving an invoice therefor.

6.5  Commercialization.

6.5.1  General. BMS (and its Affiliates), either itself or with or through Third Party(ies), shall have the sole right to Commercialize (and shall control all aspects of the Commercialization of) Licensed Compounds and Licensed Products in the Field in the Territory, subject to the terms of this Agreement. Without limiting the foregoing, BMS (and its Affiliates), either itself or with or through Third Party(ies), shall have the sole right to (a) invoice and book sales, establish all terms of sale (including pricing and discounts), warehouse and distribute the Licensed Products in the Field in the Territory and to perform or cause to be performed all related services and (b) handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products in the Field in the Territory.

6.5.2  Diligence. Subject to Avidity’s compliance with this Agreement, on a Licensed Target-by-Licensed Target basis, BMS (itself or with or through its Affiliates or Third Parties) shall [***].

6.5.3  Licensed Product Trademarks. BMS and its Affiliates shall have the sole right to use any Trademark it owns or controls for Licensed Products in the Territory at its sole discretion. BMS shall have the sole right to control the name generation, selection, and clearance process relating to the creation of names and logos that become Licensed Product Trademarks. BMS shall also have the sole right to prosecute, enforce, and defend one or more Licensed Product Trademark(s). As between the Parties, BMS and its Affiliates shall own all rights to such Licensed Product Trademarks and all goodwill associated therewith, and the rights to any Internet domain names incorporating the applicable Licensed Product Trademarks or any variation or part of such Licensed Product Trademarks or the Licensed Product’s generic name used as its URL address or any part of such address, throughout the Territory. Avidity shall not, and shall cause its Affiliates and (sub)licensees not to, (a) use in their respective businesses, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Licensed Product Trademarks (other than nominative fair use of such License Product Trademarks), and (b) do any act that endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Licensed Product Trademarks. Avidity shall not, and shall cause its Affiliates and (sub)licensees not to, attack, dispute, or contest the validity of or ownership of any Licensed Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto.

6.5.4  Avidity Co-Promotion Discussion. [***].

6.6  Development Reports. On a Research Program-by-Research Program basis, following the end of the Research Term for such Research Program and until First Commercial Sale of a Licensed Product Directed to the Licensed Target with respect to such Research Program, on a [***] basis, BMS shall provide Avidity with a high-level written summary of any material clinical Development activities resulting from BMS’s, its Affiliate’s or Sublicensee’s clinical Development of applicable Licensed Compounds and Licensed Products under this Agreement (a) since the last written summary and (b) that are planned for the next [***]. All such information shall be Confidential Information of BMS.

ARTICLE 7.

PAYMENTS; ROYALTIES AND REPORTS

7.1  Upfront Payment. In consideration for the rights and licenses granted to BMS by Avidity under this Agreement, BMS shall pay Avidity a one-time payment in the amount of $60,000,000 within 30 days after the Effective Date (the “Upfront Payment”). The Upfront Payment will be nonrefundable and noncreditable against any other payments due hereunder.

7.2  Equity Investment. The Parties are entering into the Securities Purchase Agreement as of the Effective Date pursuant to which BMS shall purchase certain shares of Common Stock of Avidity, all as set forth therein.

7.3  Milestone Payments. In consideration for the rights and licenses granted to BMS by Avidity under this Agreement, BMS shall pay to Avidity the one-time, non-refundable, non-creditable milestone payments set forth in this Section 7.3 (Milestone Payments) (collectively, “Milestone Payments”) upon the first achievement of the corresponding milestone event set forth in this Section 7.3 (Milestone Payments) (collectively, “Milestone Events”), in each case within the period of time set forth herein.

7.3.1  Development and Regulatory Event Milestones.

(a)  Following the first achievement by BMS, its Affiliates or Sublicensees hereunder of the corresponding Milestone Event listed in this Section 7.3.1(a) and set forth in the table below by a Licensed Product Directed to the First Licensed Target in the Field, BMS shall pay Avidity the one-time, non-refundable, non-creditable, Milestone Payments listed in this Section 7.3.1(a) and set forth in the table below, in each case in accordance with the procedure set forth in Section 7.3.3 (Notice of Event Milestone Achievement).

First Licensed Target Milestone	Milestone Payment due upon 1st Indication to Achieve such Milestone	Milestone Payment due upon 2nd Indication to Achieve such Milestone
Successful Achievement of Development Candidate Criteria for the first Licensed Compound contained in a Licensed Product Directed to the First Licensed Target	[***]	[***]
Initiation of first Phase 1 Trial for the first Licensed Product Directed to the First Licensed Target	[***]	[***]
Initiation of first Phase 2 Trial for the first Licensed Product Directed to the First Licensed Target	[***]	[***]
Initiation of first Registrational Trial for the first Licensed Product Directed to the First Licensed Target	[***]	[***]
First approval of Drug Approval Application in U.S. for the first Licensed Product Directed to the First Licensed Target	[***]	[***]
First approval of Drug Approval [***] for the first Licensed Product Directed to the First Licensed Target	[***]	[***]
First approval of Drug Approval Application [***] for the first Licensed Product Directed to the First Licensed Target	[***]	[***]
Maximum potential Milestone Payments for First Licensed Target	[***]	[***]

For clarity, the Milestone Payments listed above shall be made only once upon the first achievement of each relevant Milestone Event by a Licensed Product Directed to the First Licensed Target, regardless of the number of Licensed Products that achieve any particular Milestone Event. Further, each Milestone Event will be deemed to be achieved by a Licensed Product for the first Indication to achieve such Milestone Event regardless of whether a prior Milestone Event was achieved by a Licensed Product in a different Indication.

(b)  Except with respect to the First Licensed Target, on a Licensed Target-by-Licensed Target basis, following the first achievement by BMS, its Affiliates or Sublicensees hereunder of the corresponding Milestone Event listed in this Section 7.3.1(b) and set forth in the table below by a Licensed Product Directed to such Licensed Target in the Field in the Territory, BMS shall, pay Avidity the one-time, non-refundable, non-creditable, Milestone Payments listed in this Section 7.3.1(b) and set forth in the table below, in each case in accordance with the procedure set forth in Section 7.3.3 (Notice of Event Milestone Achievement).

Licensed Target Milestone (excluding First Licensed Target)	Milestone Payment due upon 1st Indication to Achieve such Milestone	Milestone Payment due upon 2nd Indication to Achieve such Milestone
Successful Achievement of Lead Criteria for the first Licensed Compound contained in a Licensed Product Directed to a given Licensed Target	[***]	[***]
Successful Achievement of Development Candidate Criteria for the first Licensed Compound contained in a Licensed Product Directed to a given Licensed Target	[***]	[***]
Initiation of first Phase 1 Trial for the first Licensed Product Directed to a given Licensed Target	[***]	[***]
Initiation of first Phase 2 Trial for the first Licensed Product Directed to a given Licensed Target	[***]	[***]
Initiation of first Registrational Trial for the first Licensed Product Directed to a given Licensed Target	[***]	[***]
First approval of Drug Approval Application in U.S. for the first Licensed Product Directed to a given Licensed Target	[***]	[***]
First approval of Drug Approval Application [***] for the first Licensed Product Directed to a given Licensed Target	[***]	[***]
First approval of Drug Approval Application [***] for the first Licensed Product Directed to a given Licensed Target	[***]	[***]
Maximum potential Milestone Payments per Licensed Target (excluding First Licensed Target)	[***]	[***]

For clarity, the Milestone Payments listed above shall be made only once for each Licensed Target (excluding the First Licensed Target) upon the first achievement of each relevant Milestone Event by a Licensed Product Directed to a particular Licensed Target (excluding the First Licensed Target), regardless of the number of Licensed Products that achieve any particular Milestone Event. Further, each Milestone Event will be deemed to be achieved by a Licensed Product for the first Indication to achieve such Milestone Event regardless of whether a prior Milestone Event was achieved by a Licensed Product in a different Indication.

7.3.2  Commercial Sales Milestones. On a Licensed Target-by-Licensed Target basis, BMS shall pay to Avidity the following one-time, non-refundable, non-creditable sales-based milestone payment listed in this Section 7.3.2 (Commercial Sales Milestones) and set forth in the table below following the first achievement hereunder by Licensed Products Directed to such Licensed Target in a given Calendar Year, whether Net Sales are made by BMS, its Affiliates or Sublicensees (each such sales milestone event, a “Sales Milestone” and its corresponding milestone payment, a “Sales Milestone Payment”). Each Sales Milestone Payment shall be in accordance with the procedure set forth in Section 7.3.3 (Notice of Event Milestone Achievement).

Commercial Sales Milestone	Commercial Sales Milestone Payment
Aggregate Net Sales of all Licensed Products Directed to a given Licensed Target in the Field in the Territory in a single Calendar Year greater than or equal to [***]	[***]
Aggregate Net Sales of all Licensed Products Directed to a given Licensed Target in the Field in the Territory in a single Calendar Year greater than or equal to [***]	[***]
Aggregate Net Sales of all Licensed Products Directed to a given Licensed Target in the Field in the Territory in a single Calendar Year greater than or equal to [***]	[***]
Maximum potential Sales Milestone Payments for all Licensed Products Directed to a given Licensed target	[***]

For clarity, each Sales Milestone Payments shall be paid only once for each Licensed Target upon the first achievement of the corresponding Sales Milestone by Licensed Products Directed to a particular Licensed Target in a single Calendar Year. If no royalty is payable on a given unit of Licensed Product (e.g., following the Royalty Term for such Licensed Product in a given country), then the Net Sales of such unit of Licensed Product shall not be included for purposes of determining whether a Sales Milestone is achieved.

7.3.3  Notice of Event Milestone Achievement. BMS shall notify Avidity in writing within 10 Business Days following the achievement of each Milestone Event set forth in Section 7.3.1 (Development and Regulatory Event Milestones) and BMS shall, within 60 days following the achievement of each such Milestone Event, pay Avidity the appropriate Milestone Payment. BMS shall notify Avidity in writing within [***] following the Calendar Quarter in which any Sales Milestone was achieved, and BMS shall, within [***] following such Calendar Quarter, pay Avidity the appropriate Milestone Payment.

7.3.4  Skipped Milestones. If the Milestone Event for Initiation of a Phase 2 Trial for a Licensed Product set forth in Section 7.3.1(a) or Section 7.3.1(b) has failed to be achieved and BMS (or any of its Affiliates or Sublicensees) achieves the Initiation of a Registrational Trial, then such Milestone Event shall be deemed achieved and BMS shall pay to Avidity the Milestone Payment corresponding to Initiation of the Phase 2 Trial for a Licensed Product set forth in Section 7.3.1(a) or Section 7.3.1(b), as applicable. Similarly, if the Milestone Event for Initiation of the first Registrational Trial for a Licensed Product set forth in Section 7.3.1(a) or Section 7.3.1(b) has failed to be achieved and BMS (or any of its Affiliates or Sublicensees) achieves the first approval of Drug Approval Application in U.S. with respect to the same Licensed Product then such Milestone Event shall be deemed achieved and BMS shall pay to Avidity the Milestone Payment corresponding to Initiation of the first Registrational Trial for a Licensed Product set forth in Section 7.3.1(a) or Section 7.3.1(b), as applicable.

7.4  Royalties.

7.4.1  Royalties for Products. As further consideration for the rights granted to BMS under this Agreement, subject to Section 7.4.3 (Royalty Reduction Due to No Valid Claim), Section 7.4.4 (Royalty Reduction Due to Generic/Biosimilar Competition), Section 7.4.5 (Stacking), and Section 7.4.6 (Cumulative Cap on Royalty Reductions), and Section 7.4.7 (Compulsory Licenses), during the applicable Royalty Term with respect to a given Licensed Product, on a Licensed Target-by-Licensed Target basis, BMS shall pay to Avidity, for each Calendar Year, a tiered royalty (the “Royalties”) on annual Net Sales of all Licensed Products Directed to such Licensed Target in the Field in the Territory (but excluding Net Sales of any such Licensed Product in any country for which the Royalty Term for such Licensed Product in such country has expired), based on the royalty rates as set forth in the table below:

Portion of Annual Net Sales of all Licensed Products Directed to a given Licensed Target in a given Calendar Year in the Territory	Royalty Rate
On the portion of annual Net Sales of all Licensed Products Directed to a given Licensed Target in a given Calendar Year in the Territory that is less than or equal to [***]	[***]

On the portion of annual Net Sales of all Licensed Products Directed to a given Licensed Target in a given Calendar Year in the Territory that is greater than or equal to [***] but less than or equal to [***]

[***]
On the portion of annual Net Sales of all Licensed Products Directed to a given Licensed Target in a given Calendar Year in the Territory that greater than [***]	[***]

By way of example, if the annual Net Sales of all Licensed Products Directed to a given Licensed Target in the Territory in a given [***] are [***], the amount of Royalties payable hereunder for such Licensed Target shall be calculated as follows (subject to any applicable reductions under this Article 7 (Payments; Royalties and Reports)): ([***]) + ([***]) + ([***]) = [***].

7.4.2  Royalty Term. On a Licensed Product-by-Licensed Product and country-by-country basis, BMS’s royalty payment obligation shall commence beginning on the date of the First Commercial Sale of such Licensed Product in such country and expire on the later of: [***] (such period, the “Royalty Term”). With respect to a given Licensed Product in a given country in the Territory, from and after the expiration of the Royalty Term for such Licensed Product in such country, Net Sales of such Licensed Product in such country shall be excluded for purposes of calculating the Net Sales (including the thresholds and tiers) set forth in this Section 7.4 (Royalties). After expiration of the Royalty Term, no further Royalties will be payable in respect of sales of such Licensed Product in such country and thereafter all licenses granted by Avidity to BMS under this Agreement with respect to such Licensed Product in such country shall automatically become fully paid-up, royalty-free, perpetual, and irrevocable licenses; provided that, upon the date that is [***] following the expiration of the Term, such license shall become be non-exclusive with respect to Know-How. For clarity, no Royalties shall be due or payable on Licensed Product held in inventory and not sold to Third Parties on the date of expiration or termination of the Royalty Term, subject to Section 11.7.1 (Termination of License Grants).

7.4.3  Royalty Reduction Due to Lack of Valid Claims. On a Licensed Product-by-Licensed Product basis, with respect to any [***] during the Royalty Term, if a Licensed Product is sold in a country where there is no Valid Claim of any (a) Avidity Patent or (b) Research Collaboration Patent, in each case ((a) and (b)), that Covers such Licensed Product in such country, then the royalty rates set forth in Section 7.4.1 (Royalties for Products) for such Licensed Product for such country in such Calendar Quarter shall be reduced by [***].

7.4.4  Royalty Reduction Due to Generic/Biosimilar Competition. If during any [***] during the Royalty Term for a Licensed Product there are one or more Biosimilar Products being sold in a country with respect to such Licensed Product, then the royalty rates payable under this Agreement with respect to such Licensed Product in such country for such [***] shall be reduced as follows:

(a)  by [***], in the event that in any [***] such Biosimilar Product(s), by unit equivalent volume in such country, exceed [***]; or

(b)  by [***], in the event that in any [***] such Biosimilar Product(s), by unit equivalent volume in such country, exceed [***].

[***].

7.4.5  Stacking.

(a)  BMS Third Party Payments. If BMS (or any of its Affiliates or Sublicensees) (i) obtains a license under Patents (or Patents and related Know-How) of a Third Party (whether prior to, or after, the Effective Date) that are necessary for the development, making, using, selling, offering for sale, or importing of any Licensed Product (or any Licensed Compound with respect to such Licensed Product) (other than Patents of which Avidity provided written notice to BMS through the IP Committee pursuant to a common interest agreement at or before the time at which BMS selected a particular Licensed Target) and (ii) under the terms of such license, the development, making, using, selling, offering for sale, or importing of any Licensed Product (or any Licensed Compound with respect to such Licensed Product) by or on behalf of BMS (or any of its Affiliates or Sublicensees) would result in a payments to such Third Party, then BMS shall be entitled to deduct from the Royalties due to Avidity with respect to Net Sales of such Licensed Product in a particular Calendar Quarter, an amount equal to [***] of the amount of any such payments (including payments for obtaining such right or license, royalties, milestones and any other amounts) paid by BMS (or any of its Affiliates or Sublicensees) to such Third Party for license (or the exercise thereof) (“BMS Third Party Payments”).

(b)  [***].

7.4.6  Cumulative Cap on Royalty Reductions. [***] on a country-by-country and Licensed Product-by-Licensed Product basis, during the Royalty Term, in no event shall the royalty reductions described in Sections 7.4.3 (Royalty Reduction Due to Lack of Valid Claims), 7.4.4 (Royalty Reduction due to Generic/Biosimilar Competition), and Section 7.4.5(a) (BMS Third Party Patents), alone or together, reduce the Royalties payable by BMS for such Licensed Product in such country in any given [***] to less than [***] of the royalty amounts otherwise payable by BMS for such Licensed Product in such country in such [***]. BMS may carry over and apply any such royalty reductions that are incurred or accrued in a [***] and are not deducted in such [***] due to the limitation set forth in the first sentence of this Section 7.4.6 (Cumulative Cap on Royalty Reductions), to any subsequent [***] and shall begin applying such reductions to such royalties as soon as practicable and continue applying such reductions on a [***] basis thereafter until fully deducted, in all cases subject to the limitation set forth in the first sentence of this Section 7.4.6 (Cumulative Cap on Royalty Reductions).

7.4.7  Compulsory Licenses. If a Compulsory License is granted to a Third Party with respect to a Licensed Product in any country in the Territory with a royalty rate lower than the royalty rate that otherwise would be applicable under Section 7.4.1 (Royalties for Products) to such Licensed Product in such country (as adjusted pursuant to Section 7.4.2 (Royalty Term), Sections 7.4.3 (Royalty Reduction Due to Exclusivity Expiring), 7.4.4 (Royalty Reduction due to Generic/Biosimilar Competition) and Section 7.4.5 (Stacking)), then the royalty rate to be paid by BMS on Net Sales in such country under Section 7.4.1 (Royalties for Products) shall be reduced [***].

7.4.8  Reports; Payment of Royalty.

(a)  Abbreviated Reports. During the Royalty Term, following the First Commercial Sale of a Licensed Product, BMS shall, within [***] after the end of each [***], provide to Avidity an abbreviated written sales report setting forth the Net Sales (in Dollars) of Licensed Products during such [***] on a country-by-country basis. It is understood that final reported Net Sales for purposes of calculating the royalty owed under this Section 7.4 (Royalties) may vary from such abbreviated sales report.

(b)  Quarterly Reports. During the Royalty Term, following the First Commercial Sale of a Licensed Product, BMS shall, within [***] after the end of each Calendar Quarter, provide to Avidity a written report for such Calendar Quarter setting forth, on a Licensed Product-by-Licensed Product and country-by-country basis, (i) the amount of Net Sales and gross sales of each Licensed Product made by BMS and its Affiliates and Sublicensees during such Calendar Quarter for which Royalties are payable, (ii) the number of Licensed Products sold, (iii) Royalties (in Dollars) due on Net Sales for such Calendar Quarter, and (iv) the exchange rate used to calculate the Royalty amount.

(c)  Royalty Payments. BMS shall pay all Royalties due under this Agreement with respect to a [***] within [***] after the end of each [***].

7.5  Economics for Non-AOC Licensed Compounds. The Parties stipulate and agree that the economic terms reflected in this Agreement assume that all Licensed Compounds will be AOCs and that the value of any non-AOC platform technology that may in the future be developed by Avidity is not reflected in this Agreement. Accordingly, and notwithstanding anything in this Agreement to the contrary, if BMS desires to include in a Research Plan for a Licensed Target the research and Development of a non-AOC compound Directed to such Licensed Target, then the Parties will discuss in good faith the additional economic terms that will apply to such non-AOC Licensed Compound to fairly compensate Avidity for the value that would be provide by such future non-AOC platform technology, and Avidity will have no obligation to enter into such a Research Plan unless and until such additional economic terms have been agreed upon by the Parties and set forth in an amendment to this Agreement or other written agreement between the Parties.

7.6  [***].

7.7  Payment Date. Any payments that are not paid on or before the date such payments are due under this Agreement shall bear interest at an annual rate equal to the lesser of (a) [***], or (b) the highest rate permitted by Applicable Law, in each case calculated on the number of days such payment is delinquent, compounded monthly; except that, with respect to any disputed payments, no interest payment will be due on the disputed amount until such dispute is resolved and the interest that will be payable thereon will be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

7.8  Blocked Payments. In the event that, by reason of Applicable Law in any country, it becomes impossible or illegal for BMS to transfer, or have transferred on its behalf, payments owed to Avidity hereunder, BMS will promptly notify Avidity of the conditions preventing such transfer and such payments will be deposited in local currency in the relevant country to the credit of Avidity in a recognized banking institution designated by Avidity or, if none is designated by Avidity within a period of [***] after Avidity receives such notice, in a recognized banking institution selected by BMS and identified in a written notice given to Avidity.

7.9  Audits.

7.9.1  Audit Team. Avidity may, upon Avidity’s request and at Avidity’s expense (except as provided for herein), cause an internationally recognized independent accounting firm selected by Avidity (except one to whom BMS has a reasonable objection) (the “Audit Team”) to audit, during ordinary business hours, the books and records of BMS and its Affiliates and the correctness of any payment made or required to be made, and any report underlying any such payment (or lack thereof), pursuant to the terms of this Agreement. Prior to commencing its work pursuant to this Agreement, the Audit Team will enter into an appropriate confidentiality agreement with BMS obligating the Audit Team to be bound by obligations of confidentiality and restrictions on use of BMS’s Confidential Information that are no less restrictive than the obligations set forth in Article 8 (Confidentiality and Publication).

7.9.2  Limitations. In respect of each audit of BMS’s and its Affiliates’ books and records: (a) BMS and each of its Affiliates may be audited only once per Calendar Year, (b) no books and records for any given Calendar Year may be audited more than once, but BMS’s and its Affiliates’ books and records shall still be made available if such records impact another Calendar Year being audited, and (c) Avidity shall only be entitled to audit books and records of BMS from the three Calendar Years prior to the Calendar Year in which the audit request is made.

7.9.3  Audit Notice. In order to initiate an audit for a particular Calendar Year, Avidity must provide written notice of such audit to BMS. Avidity shall provide BMS with notice of one or more proposed dates of the audit not less than [***] prior to the first proposed date. BMS shall, and shall ensure that its Affiliates, reasonably accommodate the scheduling of such audit. BMS shall, and shall ensure that its Affiliates, provide the Audit Team(s) with full access to the applicable books and records and otherwise reasonably cooperate with such audit.

7.9.4  Payments. If the audit shows any under-reporting or underpayment, or overpayment by BMS, that under-reporting, underpayment or overpayment shall be reported to Avidity,

and (a) BMS shall remit any underpayment (together with interest at the rate set forth in Section 7.7 (Payment Date)) to Avidity within [***] after receiving the audit report and (b) BMS may credit any overpayment (together with interest at the rate set forth in Section 7.7 (Payment Date)) to BMS against future payments owed by BMS to Avidity under this Agreement (and if no further payments are due, such overpayment (together with interest at the rate set forth in Section 7.7 (Payment Date)) shall be refunded by Avidity at the request of BMS within [***] of the receipt of the request). Further, if the audit for any Calendar Year shows an under-reporting or underpayment by BMS for that Calendar Year in excess of [***] of the amounts properly determined, and which underpayment is also at least [***], BMS shall reimburse Avidity for its reasonable out-of-pocket costs in connection with such audit, which reimbursement shall be made within [***] after receiving appropriate invoices and other support for such audit-related costs.

7.10  Tax Matters.

7.10.1  Withholding Taxes. Avidity will pay any and all income taxes levied on account of all payments it receives under this Agreement. BMS shall be entitled to deduct and withhold from any amounts payable under this Agreement such taxes as are required to be deducted or withheld therefrom under any provision of Applicable Law. BMS shall: (a) deduct those taxes from such payment, (b) timely remit the taxes to the proper taxing authority, and (c) send evidence of the obligation, together with proof of tax payment, to Avidity on a timely basis following that tax payment. BMS agrees to cooperate with Avidity in claiming refunds or exemptions from, or reductions in, such deductions or withholdings under any Applicable Law or treaty to ensure that any amounts required to be withheld pursuant to this Section 7.10 (Tax Matters) are reduced to the fullest extent permitted by Applicable Law. Notwithstanding the foregoing, BMS shall not withhold or deduct amounts without providing commercially reasonable notice and the opportunity to provide necessary certifications to reduce or eliminate such withholding or deductions. In addition, the Parties shall cooperate to minimize withholding taxes and indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement, as applicable.

7.10.2  Taxes Resulting from BMS Action. If, as a result of any action by BMS, including any assignment, sublicense, or transfer of this Agreement or rights thereunder, change in the residence or domicile of BMS for tax purposes, or a failure of BMS to comply with Applicable Law (each, a “Withholding Tax Action”), BMS is required by Applicable Law to withhold taxes that would not have otherwise been due hereunder with respect to payments under this Agreement, then BMS shall pay additional amounts (including with respect to deductions and withholding on such amounts) to the extent necessary to ensure that Avidity receives a net amount equal to the sum that Avidity would have received had no such Withholding Tax Action occurred.

7.10.3  Tax Documentation. Each Party has provided or will provide a properly completed and duly executed IRS Form W-9 or applicable Form W-8 to the other Party. Each Party shall provide to the other Party, at the time or times reasonably requested by such other Party, or as required by Applicable Law, such properly completed and duly executed documentation (for example, IRS Forms W-8 or W-9) as will permit payments made under this Agreement to be made without, or at a reduced rate of, withholding for taxes, and the applicable payment shall be made without (or at a reduced rate of) withholding to the extent permitted by such documentation, as reasonably determined by BMS.

7.11  Payment Method and Exchange Rate. BMS shall pay all amounts due hereunder in United States dollars via electronic funds transfer of immediately available funds to the bank account Avidity designates in writing from time to time. Conversion of sales recorded in local currencies to United States dollars shall be performed in a manner consistent with BMS’s normal practices used to prepare its audited financial statements for internal and external reporting purposes.

7.12  Cost of Avidity Support Services. With respect to any support services that are expressly designated pursuant to this Agreement to be subject to this Section 7.12 (Cost of Avidity Support Services), Avidity will provide BMS with a cumulative maximum of [***] FTE hours of such support services at no charge (“Avidity Free Support Services FTE Cap”). Once the Avidity Free Support Services FTE Cap has been hit, then BMS will pay Avidity for the FTE Costs of support services that are expressly designated pursuant to this Agreement to be subject to this Section 7.12 (Cost of Avidity

Support Services) at a mutually agreed FTE Rate. In addition, BMS shall reimburse Avidity for all documented Out-of-Pocket Costs incurred by Avidity in providing such support; provided that BMS must pre-approve any individual Out-Of-Pocket Cost that exceeds [***]. BMS shall reimburse Avidity for such FTE Costs and Out-of-Pocket Costs within [***] or receiving an invoice therefor.

ARTICLE 8.

CONFIDENTIALITY AND PUBLICATION

8.1  Confidential Information. “Confidential Information” means any data, information or material disclosed by one Party (the “Disclosing Party”) in writing, visually, orally or in electronic medium to the other Party (the “Receiving Party”) under this Agreement. Except as expressly set forth herein, the terms of this Agreement shall be the Confidential Information of both Parties (with each Party being deemed to be the Receiving Party with respect thereto) and both Parties shall have the obligations set forth in this Article 8 (Confidentiality and Publication) with respect thereto. In addition, the Parties agree and acknowledge that, in all cases, all BMS Contributed Collaboration Technology, BMS Contributed Collaboration Inventions, BMS Sole Inventions, BMS Manufacturing Know-How (to the extent any is disclosed to Avidity), and the identity of the Licensed Targets are the Confidential Information of BMS, and the Avidity AOC Platform Technology and the Avidity Manufacturing Process are the Confidential Information of Avidity.

8.2  Product Information. Notwithstanding Section 8.1 (Confidential Information), Avidity recognizes that by reason of, inter alia, BMS’s status as an exclusive licensee pursuant to the grants under Section 5.1.1(a) (License Grant), BMS has an interest in Avidity’s maintaining the confidentiality of certain information of Avidity and certain information of both Parties. Accordingly, during the Term, Avidity shall, and shall cause its Affiliates and its and their respective officers, directors, employees, and agents to, keep confidential, and not publish, disclose, or use for any purpose (other than to fulfill Avidity’s obligations, or exercise Avidity’s rights (including all rights retained by Avidity) hereunder), any [***], collectively, the “Product Information”), except to the extent (i) the Product Information is in the public domain through no fault of Avidity, its Affiliates or any of its or their respective officers, directors, employees, or agents, (ii) disclosure of the Product Information is expressly permitted under Section 8.5 (Permitted Disclosures), or (iii) such disclosure or use is otherwise expressly permitted by the terms of this Agreement (which, for clarity, shall be interpreted as if Avidity was the Receiving Party with respect thereto). For purposes of Section 8.3 (Nondisclosure Obligation) and Section 8.5 (Permitted Disclosures), BMS shall be deemed to be the disclosing Party with respect to Product Information under Section 8.3 (Nondisclosure Obligation) and Section 8.5 (Permitted Disclosures) and Avidity shall be deemed to be the receiving Party with respect thereto.

8.3  Nondisclosure Obligation. Subject to Section 8.4 (Exceptions) and Section 8.5 (Permitted Disclosure), unless the Disclosing Party provides prior written consent, the Receiving Party shall maintain in confidence all Confidential Information of the Disclosing Party using at least the same degree of care with which the Receiving Party holds its own confidential information (but in no event less than a commercially reasonable degree of care), shall not disclose such Confidential Information to any Third Party and shall not use such Confidential Information for any purpose except to exercise such Party’s rights or fulfill its obligations under this Agreement.

8.4  Exceptions. Each Party’s confidentiality and non-use obligations under this Agreement shall not apply to any portion of the Confidential Information of the Disclosing Party that the Receiving Party can demonstrate with competent written proof:

8.4.1  is known by the Receiving Party at the time of its receipt, without obligation of confidentiality or non-use, and not through a prior disclosure by the Disclosing Party;

8.4.2  is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party or with the consent of the Disclosing Party;

8.4.3  is subsequently disclosed to the Receiving Party, without obligation of confidentiality or non-use, by a Third Party who may lawfully do so and who is not under an obligation of confidentiality to the Disclosing Party; or

8.4.4  is developed by the Receiving Party independently of Confidential Information received from the Disclosing Party and without the aid, application or use of the Disclosing Party’s Confidential Information.

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

8.5  Permitted Disclosure. Nothing in this Article 8 (Confidentiality and Publication) shall restrict the Receiving Party from disclosing Confidential Information of the Disclosing Party or Product Information to the extent that such disclosure:

8.5.1  is made to governmental or other regulatory agencies in order to obtain patents addressed in this Agreement or to gain or maintain authorizations to conduct Clinical Trials or to market Licensed Products; provided that such disclosure is limited to the extent reasonably necessary to obtain such patents or authorizations and the Receiving Party takes reasonable measures to obtain confidential treatment from regulatory agencies for such information;

8.5.2  is made to (a) the Receiving Party’s Affiliates, potential and actual Sublicensees (with respect to BMS), employees, officers, directors, agents, consultants, or other Third Parties for purposes the Receiving Party reasonably deems necessary or advisable for the exploitation of its rights (including its retained rights) or fulfillment of its obligations under this Agreement, or (b) bona fide potential or actual acquirors, investors, financing sources (including in any potential royalty financing), strategic partners, royalty purchasers, and their counsel (provided that, in each case, disclosure by Avidity as the Receiving Party of Confidential Information under this clause (b) shall be (A) limited[***] and (B) on a need to know basis as may be necessary in connection with their evaluation of such potential acquisition, investment, or collaboration); provided that, in each case ((a) and (b)), (i) all such recipients agree to be bound by, or are otherwise bound by, confidentiality and non-use obligations that are no less stringent than those confidentiality and non-use provisions contained in this Agreement and obligations of invention assignment sufficient for such Party to obtain rights from such personnel to meet its obligation to grant licenses to the other Party under this Agreement and (ii) the Receiving Party shall be responsible for and liable under this Agreement with respect to any breach of its confidentiality and non-use obligations caused by such recipients;

8.5.3  is required to comply with Applicable Law, valid order of a court of competent jurisdiction, or other judicial or administrative process of governmental authority or agency, including of the United States Securities and Exchange Commission or similar regulatory agency in other countries; provided that the Receiving Party shall (a) promptly inform the Disclosing Party of the disclosure that is being sought in order to provide the Disclosing Party, where possible, an opportunity to challenge, limit or receive confidential treatment for the required disclosure, (b) upon request, reasonably cooperate with any efforts by the Disclosing Party to challenge, limit, or receive confidential treatment for, the required disclosure, and (c) only disclose the minimum Confidential Information necessary to comply, as determined by the Receiving Party’s legal counsel. Confidential Information or Product Information that is disclosed by judicial or administrative process, or through operation of Applicable Law or rules of a securities exchange shall remain otherwise subject to the confidentiality and non-use provisions set forth in this Article 8 (Confidentiality and Publication) unless released into the public domain through such process or operation of Applicable Law.

8.6  Survival. Each Party’s obligations under this Article 8 (Confidentiality and Publication) shall apply during the Term and continue for [***] thereafter with respect to Confidential Information.

8.7  Publicity. [***].

8.8  Terms of Agreement. If a Party is required by Applicable Law, valid order of a court of competent jurisdiction, or other judicial or administrative process of governmental authority or agency, including of the United States Securities and Exchange Commission or similar regulatory agency in other countries, to submit a description of the terms of this Agreement to or file a copy of this Agreement with any Governmental Authority as aforesaid, such Party shall not disclose any terms or conditions of this Agreement, except as follows: such Party shall (a) promptly notified the other Party in writing of such requirement and any respective timing constraints, (b) provided written copies of the proposed disclosure or filing to the other Party reasonably in advance of such filing or other disclosure (in all cases at least [***] prior to the anticipated date of disclosure, unless such shorter period is reasonably necessary to comply with Applicable Law), (c) if requested by such other Party, seek, or cooperate with such Party’s efforts to obtain, confidential treatment or a protective order with respect to any such disclosure to the extent available, (d) give the other Party a reasonable time under the circumstances to comment upon and request confidential treatment for such disclosure, and (e) make such disclosure or filing solely at the time and in the manner reasonably determined by its counsel to be required by Applicable Law or the applicable Governmental Authority. If a Party seeks to make a disclosure or filing as set forth in this Section 8.8 (Terms of Agreement) and the other Party provides comments within the respective time periods or constraints specified herein, the Party seeking to make such disclosure or filing will reasonably consider such comments and use good faith efforts to incorporate such comments in the disclosure or filing; provided that prior to making any such filing of this Agreement, the Parties shall reasonably cooperate and use good faith efforts to agree on a redacted form of this Agreement to be so filed.

8.9  Publications. BMS shall have the right to publish manuscripts, abstracts, presentations or other articles in scientific journals or at scientific conferences relating to any Licensed Target, Licensed Compound or Licensed Product without obtaining the prior written consent of Avidity; provided, however, that (a) if a Avidity employee is also named as an author or (b) if such manuscripts, abstracts, presentations or other articles contain information relating to Avidity AOC Platform Technology, then Avidity shall have the right to review and comment upon each such manuscript, abstract, presentation or other article in which and BMS shall consider such comments in good faith. Avidity may not publish manuscripts, abstracts, presentations or other articles in scientific journals or at scientific conferences related to any Licensed Target, Licensed Compound or Licensed Product, without the prior written consent of BMS. If BMS desires to make a publication pursuant to this Section 8.9 for which Avidity has the right to comment, BMS shall provide a copy of the proposed publication (including abstracts, or presentation to a journal, editor, meeting, seminar or other third party) to Avidity for at least [***] prior to submission of such proposed manuscript for publication; the object being to prevent either the endangerment of applications for the protection of property rights by premature publications detrimental to their novelty or the disclosure of Confidential Information. If, during the [***] specified above Avidity notifies BMS that a proposed publication contains patentable subject matter directed to Avidity Platform Inventions that requires protection, Avidity may by written notice delay the publication for a period of time not to exceed [***] from the date of such written notice to seek appropriate patent protection for any subject matter in such publication that it reasonably believes may be patentable. BMS shall delete from the proposed publication prior to submission all Confidential Information of Avidity that Avidity identifies in good faith and requests to be deleted.

ARTICLE 9.

INTELLECTUAL PROPERTY

9.1  Background IP. Except as expressly set forth herein, as between the Parties, each Party is and shall remain the owner of all Intellectual Property Rights and Confidential Information that it owns as of the Effective Date or that it develops or acquires thereafter pursuant to activities independent of this Agreement.

9.2  Inventions.

9.2.1  Disclosure. Each Party will disclose to the other Party all Inventions discovered, conceived, or otherwise developed in the performance of Research Collaboration Activities, whether solely or jointly by or on behalf of such Party or its Affiliates [***], and such disclosures shall (a) be made promptly and in any event reasonably prior to the filing of any patent application with respect to such Invention, as applicable, and (b) include all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents or independent contractors relating thereto.

9.2.2  Ownership. Subject to this Section 9.2.2 (Ownership), as between the Parties, each Party shall solely own and retain all right, title, and interest in and to any and all Inventions that are discovered, conceived, or otherwise developed solely by or on behalf of such Party under this Agreement, whether or not patented or patentable, and any and all Patents and other Intellectual Property Rights with respect thereto. Inventorship shall be determined in accordance with U.S. patent law. Notwithstanding the foregoing, the following will apply with respect to certain Inventions:

(a)  Avidity Platform Inventions. Any Invention that is an Avidity Platform Invention shall be owned by Avidity. Avidity’s ownership rights to the Avidity Platform Inventions include all Intellectual Property Rights with respect thereto, including any Patents and the right to pursue the same. BMS (and its Affiliates) shall, and hereby does, assign all rights worldwide to the Avidity Platform Inventions to Avidity; provided that if such assignment is prohibited by Applicable Law or otherwise delayed, then pending the completion of such assignment BMS shall grant, and hereby does grant, to Avidity, a perpetual, irrevocable, exclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under such Avidity Platform Inventions. BMS shall reasonably assist Avidity in recording and perfecting Avidity’s rights in and to Avidity Platform Inventions. Avidity shall be entitled to record in its own name relevant patent applications and to own resultant Patents claiming any Avidity Platform Invention. Avidity Platform Inventions shall be Confidential Information of Avidity.

(b)  BMS Contributed Inventions; BMS Manufacturing Inventions. Any Invention that is an BMS Contributed Collaboration Invention or BMS Manufacturing Invention shall be owned by BMS. BMS’s ownership rights to the BMS Contributed Collaboration Inventions and BMS Manufacturing Inventions include all Intellectual Property Rights with respect thereto, including any Patents and the right to pursue the same. Avidity (and its Affiliates) shall, and hereby does, assign all rights worldwide to the BMS Contributed Collaboration Invention and BMS Manufacturing Invention to BMS; provided that if such assignment is prohibited by Applicable Law or otherwise delayed, then pending the completion of such assignment Avidity shall grant, and hereby does grant, to BMS, a perpetual, irrevocable, exclusive, worldwide, royalty-free, fully paid-up license, with the right to grant sublicenses through multiple tiers, under such BMS Contributed Collaboration Invention and BMS Manufacturing Invention. Avidity shall reasonably assist BMS in recording and perfecting BMS’s rights in and to BMS Contributed Collaboration Invention and BMS Manufacturing Invention. BMS shall be entitled to record in its own name relevant patent applications and to own resultant BMS Contributed Collaboration Invention Patents and Patents that cover BMS Manufacturing Inventions. BMS Contributed Collaboration Inventions and BMS Manufacturing Inventions shall be Confidential Information of BMS.

(c)  Research Collaboration Inventions. [***]

(d)  Employee Assignment. Each Party shall cause its and its Affiliates’ employees, consultants, sublicensees, agents and contractors performing activities hereunder to assign to the applicable Party, such Person’s right, title and interest in and to any and all Avidity Platform Inventions, BMS Contributed Collaboration Inventions, BMS Manufacturing Inventions, Research Collaboration Inventions, and Intellectual Property Rights therein, as is necessary to effect the intent of this Section 9.2.2 (Ownership).

9.3  Filing, Prosecution and Maintenance of Patents.

9.3.1  Avidity Product Patents and Research Collaboration Patents. As between the Parties, subject to Section 9.3.4 (Cooperation), BMS shall have the first right, at its discretion and expense, to prepare, file, prosecute and maintain the Avidity Product Patents and Research Collaboration Patents. BMS shall promptly notify Avidity if it intends to discontinue the prosecution and maintenance of an Avidity Product Patent or a Research Collaboration Patent prior to the irrevocable abandonment of such Patent in any jurisdiction where filed, in which case, Avidity shall have the secondary right, subject to Section 9.3.4 (Cooperation), to prosecute and maintain such Patent at its sole cost and expense. [***].

9.3.2  BMS Patents. As between the Parties, BMS shall have the sole right, at its discretion and expense, to prepare, file, prosecute, and maintain all BMS Patents.

9.3.3  Avidity Platform Patents. As between the Parties, subject to Section 9.3.4 (Cooperation), Avidity shall have the first right, at its discretion and expense, to prepare, file, prosecute and maintain all Avidity Platform Patents (other than Avidity Product Patents). Avidity shall promptly notify BMS if it intends to discontinue the prosecution and maintenance of any such Avidity Platform Patent, at least [***] prior to the irrevocable abandonment of any such Patent in any jurisdiction where filed, and BMS shall have the secondary right, subject to Section 9.3.4 (Cooperation), to prosecute and maintain any such Avidity Platform Patent that could cover a Licensed Compound or Licensed Product, at its sole cost and expense; provided that in the event that Avidity’s decision to not prosecute and maintain such Avidity Platform Patent was made for bona fide strategic reasons, then the Parties promptly meet and discuss the strategic reason for such abandonment prior to the irrevocable abandonment of such Patent in any jurisdiction where filed (provided, for clarity, Avidity shall have the right, in its sole discretion, not to prosecute and maintain such Avidity Platform Patent (other than an Avidity Product Patent) for a bona fide strategic reason).

9.3.4  Cooperation.

(a)  In connection with the preparation, filing, prosecution, and maintenance of Patents under Section 9.3.1 (Avidity Product Patents and Research Collaboration Patents) and Section 9.3.3 (Avidity Platform Patents), each Party shall have a reasonable opportunity to review, prior to filing, the draft text of each such Patent application, and the draft text of the proposed response to each office action or substantive prosecution document (after the initial application is filed) for each such Patent. Each Party shall consult with respect thereto, and each Party’s reasonable comments will be taken into account when finalizing any such documents; provided that such comments are provided in a timely manner. Each Party shall, as requested by the prosecuting Party, cooperate in filing and prosecuting such Patent, including executing all necessary paperwork. The prosecuting Party shall keep each Party advised of the status of each such Patent, and shall promptly give notice to each Party of the grant, lapse, revocation, surrender, invalidation, or abandonment of any such Patent.

(b)  Each Party shall use reasonable efforts, in consultation with the other Party, during the Term to minimize the existence of Patents claiming Inventions discovered, conceived, or otherwise developed by or on behalf of either Party (or jointly by or on behalf of the Parties) in the performance of Research Collaboration Activities that claim or disclose both (i) Research Collaboration Inventions and (ii) Avidity Platform Inventions or Additional Avidity Platform Technology (“Overlap Patents”). The IP Committee will review all Patent filings claiming Research Collaboration Inventions and Avidity Platform Inventions before they are filed for the purpose of (A) avoiding to the extent possible the filing of Overlap Patents, and (B) avoiding to the extent possible the creation of prior art detrimental to the prosecution of either Patents solely claiming (I) Licensed Compounds and Licensed Products, on the one hand, or (II) Avidity AOC Platform Technology on the other hand. If, despite the Parties’ efforts, any such Overlap Patent is filed, each Party shall use reasonable efforts, in consultation with the other Party, to divide claims of such Overlap Patents such that they become either Research Collaboration Patents or Avidity Platform Patents (that are not Avidity Product Patents) [***].

9.3.5  Certain Actions. All interferences, post-grant reviews, inter partes reviews, ex parte reviews, supplemental examinations, oppositions, appeals or petitions to any Board of Appeals in the patent office, the Patent Trial and Appeal Board, appeals to any court for any patent office decisions, reissue proceedings and re-examination proceedings with respect to a Patent shall be considered patent prosecution matters and shall be handled in accordance with this Section 9.3 (Filing, Prosecution and Maintenance of Patents).

9.3.6  Data Exclusivity and Patent Listing. [***]

9.4  Enforcement and Defense.

9.4.1  Notice. Each Party shall give the other Party written notice of any actual or threatened infringement of (a) any Avidity Product Patents or Avidity Platform Patents by an unlicensed Third Party through the making, having made, using, selling, offering for sale or importing of any product that competes with, or would reasonably be expected to compete with any Licensed Product or (b) any Research Collaboration Patents (in each case ((a) or (b)), a “Competitive Infringement”), within [***] after such Party has knowledge of such Competitive Infringement. Without limiting, and subject to Section 9.4.2 (Competitive Infringements), with respect to any Competitive Infringement, Avidity shall (i) consult with BMS as to the strategy for the prosecution of any claim, suit or proceeding planned or initiated by Avidity with respect to such Competitive Infringement, (ii) consider in good faith any comments from BMS and (iii) keep BMS reasonably informed of any material steps taken and provide copies of all material documents filed, in connection with such claim, suit or proceeding. For clarity, Avidity retains all rights to enforce the Avidity Patents against any infringement or threatened infringement by a Third Party other than a Competitive Infringement; provided that Avidity shall give BMS written notice of any such actual or threatened infringement of any (A) Avidity Product Patent and (B) Avidity Platform Patent that covers any Licensed Compound or Licensed Product in the event Avidity reasonably determines to commence a legal action to terminate any such actual or threatened infringement, which written notice shall be provided in any event prior to (1) commencement of such legal action by Avidity to terminate any such infringement and (2) any provision of written notice to such Third Party in connection with any such legal action.

9.4.2  Competitive Infringements.

(a)  With respect to any Competitive Infringement, BMS and Avidity shall thereafter consult and cooperate to determine a course of action, including the commencement of legal action by either or both BMS and Avidity, to terminate any such Competitive Infringement.

(b)  During the Term, BMS, upon notice to Avidity, shall have the first right to initiate and prosecute such legal action at its expense and in the name of Avidity or BMS, or to control the defense of any declaratory judgment action relating to such Competitive Infringement of Avidity Product Patents and Research Collaboration Patents, at BMS’s sole discretion and BMS’s sole cost and expense.

(c)  In the event that BMS elects not to initiate and prosecute an action pertaining to a Competitive Infringement of Avidity Product Patents or Research Collaboration Patents, subject to BMS’s prior written consent, Avidity shall have the right to do so; provided that each Party shall bear its own costs of any agreed-upon course of action to terminate such Competitive Infringement with respect to Avidity Product Patents.

(d)  During the Term, Avidity, upon notice to BMS, shall have the first right, to initiate and prosecute such legal action at its expense and in the name of Avidity or BMS, or to control the defense of any declaratory judgment action relating to such Competitive Infringement of Avidity Platform Patents (other than Avidity Product Patents), at Avidity’s sole discretion and Avidity’s sole cost and expense.

(e)  [***].

(f)  The Party prosecuting the legal action would bear all costs of the enforcement or defense of a Competitive Infringement and all recoveries would be treated in accordance with Section 9.4.6 (Recoveries).

9.4.3  Cooperation. In connection with any action under this Section 9.4 (Enforcement and Defense), BMS and Avidity will reasonably cooperate and will provide each other with any information or assistance that either Party may reasonably request. Each Party shall keep the other informed of developments in any such action or proceeding, including, to the extent permissible by Applicable Law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto. Each Party shall have the right to be represented by counsel of its own choice at its own expense for any action set forth in this Section 9.4 (Enforcement and Defense).

9.4.4  Joinder. If a Party desires to bring an enforcement action under a Research Collaboration Patent, but is unable to do so solely in its own name, the other Party will, at the request of the enforcing Party, join such action as a party and will reasonably cooperate and cause its Affiliates to reasonably cooperate to execute all documents necessary for the enforcing Party to initiate litigation to prosecute and maintain such action.

9.4.5  Settlement. A settlement or consent judgment or other voluntary final disposition of a suit with respect to a Competitive Infringement under this Section 9.4 (Enforcement and Defense) may be entered into without the consent of the Party not bringing suit; provided, however, that any such settlement, consent judgment or other disposition of any action or proceeding by Avidity shall not, without the prior written consent of BMS, such consent not to be unreasonably withheld, conditioned or delayed, (a) impose any liability or obligation on BMS or any of its Affiliates, (b) conflict with or reduce the scope of the subject matter claimed in the applicable Patent, (c) include the grant of any license, covenant or other rights to any Third Party that would conflict with or reduce the scope of the rights or licenses granted to BMS under this Agreement, or (d) otherwise adversely affect the rights granted to BMS hereunder with respect to such Avidity Product Patents, Avidity Platform Patents, or Research Collaboration Patents, or Avidity Know-How or Research Collaboration Inventions, as applicable.

9.4.6  Recoveries. Any recovery obtained by either or both BMS and Avidity in connection with or as a result of any action contemplated by this Section 9.4 (Enforcement and Defense), whether by settlement or otherwise, shall be shared in order as follows:

(a)  The Party that initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action;

(b)  The other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and

(c)  The Party initiating such action shall retain any remainder, and in the event BMS is such Party, the portion of such remainder, to the extent damages are attributable as lost sales of Licensed Products, shall be deemed Net Sales and subject to the royalty payments to Avidity under Section 7.4 (Royalties).

9.5  Defense Against Claims of Infringement of Third Party Patents. Each Party shall give the other Party written notice in the event such Party has knowledge of any actual or potential infringement of any Third Party Patents through the making, having made, using, selling, offering for sale or importing of any Licensed Compound or Licensed Product. If a Third Party asserts that a Patent or other right owned or otherwise controlled by it is or has been infringed by the manufacture, use, sale, offer for sale or import of a Licensed Compound or Licensed Product, the Party first obtaining knowledge of such a claim shall promptly provide the other Party written notice of such claim along with the related facts in reasonable detail. In such event, unless the Parties otherwise agree, as between the Parties, BMS shall have the first right, but not the obligation, at its expense, to control the defense of such claim with respect to such Licensed Compound, or Licensed Product. If BMS does not wish to defend such claim, or wishes to cease defending such claim, it shall notify Avidity of such decision at least [***] before any deadline for any action or filing that is required in order to preserve any rights. Thereafter, Avidity shall have the right, but not the obligation, at its expense, to control the defense of such claim. Each Party shall cooperate with the defending Party, at the defending Party’s reasonable request and expense, and shall have the right to be represented separately by counsel of its own choice, but at its own expense. The defending Party shall also control settlement of such claim; provided, however, that no settlement shall be entered into without the prior consent of the other Party if such settlement would adversely affect the rights and benefits of, or impose or adversely affect any obligations on, the other Party, such consent not to be unreasonably withheld, delayed or conditioned.

9.6  BMS Contributed Collaboration Technology. Notwithstanding anything to the contrary contained herein, as between the Parties, BMS shall have the sole rights (in its discretion and without consultation with, or any obligations to, Avidity) to prepare, file, prosecute and maintain the BMS Contributed Collaboration Technology and to bring any enforcement action with respect to infringement or misappropriation of any BMS Contributed Collaboration Technology (including retaining all recoveries in connection therewith), and to seek and obtain patent term restoration or supplemental protection certificates or the like or their equivalents to BMS Contributed Collaboration Technology, in each case at its sole cost and expense, and Avidity shall have no rights in connection therewith.

9.7  IP Committee. Within [***] following the Effective Date, the Parties shall form and intellectual property committee (the “IP Committee”), composed of at least one representative from each Party that are employees or consultants of such Party or its Affiliates having relevant expertise and qualifications in intellectual property matters. The IP Committee shall meet in-person or by means of telephone or video conference at least once every [***] or in accordance with a schedule agreed to by the Parties. Each Party may replace its representative on the IP Committee at any time by providing notice in writing to the other Party. The IP Committee will continue until termination or expiration or expiration of this Agreement or such earlier date as the Parties agree in writing. The purpose of the IP Committee shall be to facilitate cooperation between the Parties with respect to intellectual property matters under this Agreement, including to [***] perform other obligations specifically delegated to it under this Agreement. The rights and responsibilities (including decision making authority) delegated to each of the Parties with respect to the preparation, filing, prosecution and maintenance (including with respect to any patent term extensions and patent listings), enforcement and defense (including with respect to retaining recoveries) of such intellectual property shall be as set forth in the provisions of this Article 9 (Intellectual Property) and the IP Committee shall not have the right to exercise or amend such rights and responsibilities.

ARTICLE 10.

REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1  Representations and Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Effective Date that:

10.1.1  It has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

10.1.2  This Agreement has been duly executed by it and is legally binding upon it, enforceable against such Party in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

10.1.3  The execution and delivery by such Party of this Agreement does not conflict in any material fashion with the terms of any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any Applicable Law.

10.2  Avidity Representation and Warranties. Avidity represents, warrants, and covenants (as applicable) to BMS that:

10.2.1  Sufficient Rights. It has the full right, power and authority to grant the rights and licenses granted under this Agreement, and it will not be subject to, any right granted to any Person or any other encumbrance that would conflict with the rights granted to BMS or its Affiliates hereunder or the performance of Avidity’s obligations hereunder. Other than the rights granted by Avidity to BMS under this Agreement, no rights or licenses are required under any Intellectual Property Rights owned or controlled (through license or otherwise) by Avidity or its Affiliates to perform the activities contemplated in the Research Plans as of the Effective Date, or to Exploit the Licensed Compounds or Licensed Products.

10.2.2  Licensed IP. All Patents contained in the Licensed IP existing as of the Effective Date that are issued or subject to a pending application for issuance (the “Existing Patents”) are listed on Schedule 10.2.2 and all such Existing Patents are: (a) to the extent issued, subsisting and, to Avidity’s Knowledge, not invalid or unenforceable, in whole or in part, or confer a valid right to claim priority thereto; (b) solely and exclusively owned by Avidity, free of any encumbrance, lien or claim of ownership by any Third Party; (c) to the extent subject to a pending application for issuance, being diligently prosecuted in the respective patent offices in which such applications have been filed in accordance with Applicable Law; and (d) filed and maintained properly and correctly, and all applicable fees applicable thereto have been paid on or before the due date for payment. None of the Avidity Patents are subject to any pending re-examination, opposition, interference or litigation proceedings. For clarity, all such Existing Patents are Avidity Platform Patents.

10.2.3  Proceedings. There are no claims, litigations, suits, actions, disputes, arbitrations or legal, administrative or other proceedings or governmental investigations pending or, to Avidity’s Knowledge, threatened against Avidity, nor is Avidity a party to any judgment or settlement, in each case that would be reasonably expected to adversely affect or restrict the ability of Avidity to consummate the transactions contemplated under this Agreement and to perform its obligations under this Agreement, or that would be reasonably expected to adversely affect the Licensed IP.

10.2.4  Inventors. No person, other than former or current employees or consultants of Avidity who are obligated in writing to assign his/her inventions to Avidity, respectively, is an inventor of any of the inventions claimed in the Avidity Patents existing as of the Effective Date. All inventors of any inventions included within the Avidity Patents have assigned or have a contractual obligation to assign their entire right, title and interest in and to such inventions and the corresponding Patent rights to Avidity, as the case may be. No present or former employee or consultant of Avidity owns or has any proprietary, financial or other interest, direct or indirect, in the Avidity Patents. There are no claims that have been asserted in writing challenging the inventorship of the Avidity Patents.

10.2.5  Due Diligence. (a) Avidity provided to BMS all material information and data, and all material correspondences to or from any Regulatory Authority, in each case, that was in the possession or control of Avidity or its Affiliates and was responsive to the requests provided by or on behalf of BMS for due diligence purposes, (b) all written information, data, and correspondence provided by Avidity to BMS (i) constituted true, correct, and complete copies of all such information, data, and material correspondence, and (ii) to Avidity’s Knowledge, is accurate in all material respects, and (c) to Avidity’s Knowledge, Avidity has not omitted to provide BMS any reasonably relevant information, data or correspondence in its possession concerning any Licensed IP. To Avidity’s Knowledge, there are no scientific or technical facts or circumstances that have not been disclosed to BMS, and that would materially adversely affect the scientific, therapeutic, or commercial potential of the Avidity AOC Platform Technology or other Licensed IP, the Licensed Compounds, or Licensed Products.

10.2.6  Infringement. It has not received written notice from any Third Party nor is there any legal proceeding pending or, to Avidity’s Knowledge, threatened against Avidity alleging that the use of the Licensed IP as permitted to be used under this Agreement infringes any Intellectual Property Rights of any Third Party. To Avidity’s Knowledge, the practice of the Avidity Patents or Avidity Know-How as contemplated under this Agreement does not (a) infringe any claims of any Patents of any Third Party or (b) misappropriate any Know-How of any Third Party. Neither Avidity nor its Affiliates have issued a claim against a Third Party alleging that a Third Party is infringing or has infringed or misappropriated any Licensed IP, and, to Avidity’s and its Affiliates’ Knowledge, no issued Patents within the Licensed IP are being infringed and no trade secrets within the Licensed IP are being misappropriated by any Third Party.

10.2.7  Encumbrances. Avidity has not used, and during the Research Terms will not use, any Know-How in the Research Programs that is encumbered by any contractual right of, or obligation to, a Third Party that conflicts or interferes with any of the rights or licenses granted or to be granted to BMS hereunder.

10.2.8  Listing of Additional Avidity Patents. Avidity shall promptly notify BMS in writing if any Patents in the Licensed IP that claim or cover any Licensed Target, Licensed Compound, or Licensed Product, including the composition, manufacture, or use of any of the foregoing, becomes known to Avidity that are not listed on Schedule 10.2.2. Such Patents will be listed under separate headings indicating which are Avidity Platform Patents and which are Avidity Product Patents.

10.2.9  Third Parties. Avidity has not granted as of the Effective Date, and during the Term Avidity will not grant, any right or license to any Third Party relating to any of the Intellectual Property Rights Avidity or its Affiliates owns or otherwise control (including Licensed IP), that conflicts with or limits the scope of the rights or licenses granted, or to be granted, to BMS hereunder. Other than the Existing Avidity In-License Agreements, as of the Effective Date, there are no license or other agreements with Third Parties regarding the exploitation of any Licensed IP or other materials contemplated to be provided by Avidity to BMS hereunder, to which Avidity or its Affiliate is a party.

10.2.10  Avidity In-License Agreements.

(a)  As of the Effective Date, with respect to each Existing Avidity In-License Agreement, (i) it is in full force and effect; (ii) Avidity (or its Affiliate, as applicable) is not in breach thereof; (iii) Avidity (or its Affiliate, as applicable) has not received any written notice from the counterparty to such Existing Avidity In-License Agreement, as applicable, of Avidity’s (or its Affiliate’s, as applicable) breach or notice of threatened breach by Avidity (or its Affiliate, as applicable) thereof; and (iv) Avidity has provided BMS with a true, correct and complete copy of each Existing Avidity In-License Agreement.

(b)  With respect to the Avidity In-License Agreements, (i) Avidity (and its Affiliates, as applicable) shall not breach or commit any other acts or permit the occurrence of any other omissions that would cause the termination of any Avidity In-License Agreement and (ii) Avidity shall (and shall cause its Affiliates to, as applicable) satisfy all of its obligations under each Avidity In-License Agreement in all material respects, and Avidity shall, and shall cause its Affiliates to, as applicable, maintain each Avidity In-License Agreement in full force and effect. Avidity shall, and shall cause its Affiliates to, as applicable, enforce its rights under each Avidity In-License Agreement to preserve BMS’s rights under this Agreement. Avidity shall not, and shall cause its Affiliates not to, amend, modify, terminate, assign or transfer any Avidity In-License Agreement in a manner that adversely affects BMS’s rights under this Agreement unless Avidity obtains BMS’s prior written consent. Avidity will provide BMS with prompt written notice of any claim of a breach of which it is aware under any of the Avidity In-License Agreements or notice of termination of any Avidity In-License Agreement.

(c)  At the written request of BMS on case-by-case basis, Avidity shall (or shall cause its Affiliates to, as applicable) use reasonable efforts to promptly negotiate and execute a written agreement, in a form reasonably acceptable to BMS, with each Third Party that is a counterparty to the applicable Avidity In-License Agreement (each such counterparty, an “Avidity Licensor”), pursuant to which (i) in the event of an early termination of such Avidity In-License Agreement not otherwise resulting from the material breach of this Agreement by BMS, at the request of BMS, such Avidity Licensor shall grant a direct license to BMS with respect to the intellectual property licensed to Avidity under such Avidity In-License Agreement, on the same terms under which such Avidity Licensor grants such license to Avidity (or its Affiliate, as applicable) under such Avidity In-License Agreement for the applicable Licensed Products, (ii) such Avidity Licensor agrees to and acknowledges the rights granted to BMS hereunder with respect to any intellectual property licensed to Avidity (or its Affiliate, as applicable) under such Avidity In-License Agreement, including the rights as set forth in this Section 10.2.10(c), and (iii) BMS is a party to such written agreement and have the right to enforce such agreement directly against the counterparties thereto.

10.2.11  Material Claims and Actions. As of the Effective Date, there are no claims, actions, or proceedings pending or threatened by any Third Party; nor are there any formal inquiries initiated or written notices received that may lead to the institution of any such legal proceedings, in each case (or in aggregate) against Avidity or its properties, assets, or business, which if adversely decided, would, individually or in the aggregate, have a material adverse effect on, or prevent Avidity’s ability to conduct the Research Programs contemplated by the Research Plans or to grant the licenses or rights granted to BMS under this Agreement.

10.2.12  Payment Obligations. As of the Effective Date, Avidity and its Affiliates are not subject to any payment obligations to any Third Party as a result of the execution or performance of this Agreement, including the research, Development, Manufacture, Commercialization or other Exploitation of any Licensed Target, Licensed Compound or Licensed Product.

10.2.13  Maintenance of Exclusively Licensed Assets. Commencing on the Effective Date until the end of the Term, Avidity shall not and shall cause its Affiliates not to assign, transfer, convey, encumber (including through a lien, charge, security interest, mortgage or similar encumbrance) or dispose of, or enter into any agreement with any Third Party to assign, transfer, convey, encumber (including through a lien, charge, security interest, mortgage or similar encumbrance) or dispose of, any Licensed IP (or any intellectual property that would otherwise be included in the Licensed IP), including any of its (or its Affiliate’s) rights to any Licensed Target, Licensed Compounds or Licensed Products in the Territory (collectively, the “Licensed Program Assets”), except to the extent such assignment, transfer, conveyance, encumbrance or disposition would not conflict with, be inconsistent with or prohibit or limit in any respect any of the rights or licenses granted to BMS hereunder. During the Term, Avidity shall ensure that the Licensed Program Assets are and remain Controlled by Avidity such that Avidity has the full rights to grant the rights and licensed thereto to BMS hereunder.

10.2.14  No Government Funding. The inventions claimed or covered by the Avidity Product Patents or Avidity Platform Patents: (a) were not, and will not be, conceived, discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States of America or any agency thereof; (b) are not, and will not be, a “subject invention” as that term is described in 35 U.S.C. Section 201(e) and (c) are not, and will not be, otherwise subject to the provisions of the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.

10.2.15  No Other Uses. Except for (a) the performance by Avidity of the research activities allocated to it under a Research Program in accordance with this Agreement and the applicable Research Plan, (b) the performance by Avidity of its Manufacturing obligations for BMS as specifically set forth in Section 6.3 (Manufacture), and (c) as otherwise expressly agreed to by BMS in writing, neither Avidity nor its Affiliates shall use (and neither shall grant any Third Party the right to use) any Licensed Compounds or Licensed Products for any purposes in the Field in the Territory.

10.3  Other Covenants. During the Research Term, neither Party will knowingly use any material, technology or intellectual property rights in the conduct of the Research Plan that, to its knowledge, is encumbered by any Third Party restriction or any Third Party right or obligation that would conflict or interfere with any of the rights or licenses granted to, or to be granted to, the other Party hereunder without disclosing to the other Party and obtaining such Party’s prior written consent.

10.4  Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY PATENTS, KNOW-HOW, LICENSES, TECHNOLOGY, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

ARTICLE 11.

TERM AND TERMINATION

11.1  Term and Expiration. The term of this Agreement (the “Term”) shall commence on the Effective Date and, unless terminated earlier pursuant to this Article 11 (Term and Termination), shall expire (a) on a Licensed Product-by-Licensed Product and country-by-country basis upon the expiration of the Royalty Term for such Licensed Product in such country and (b) in its entirety upon expiration of all applicable Royalty Terms under this Agreement with respect to all Licensed Products in all countries in the Territory.

11.2  Termination at Will. (a) BMS shall have the right, in its sole discretion, to terminate this Agreement (i) in its entirety, (ii) on a Licensed Target-by-Licensed Target or country-by-country basis, or (iii) on a Research Program-by-Research Program basis pursuant to Section 4.4 (End of Research Program), in each case of (i) through (iii), without cause at any time during the Term, by giving Avidity [***] days’ prior written notice. (b) In addition, [***] then Avidity may, at its election, terminate this Agreement solely with respect to such Licensed Target upon [***] days’ prior written notice to BMS. Termination of this Agreement pursuant to this clause (b) will be treated for all purposes under this Agreement as a termination by BMS pursuant to this Section 11.2 (Termination at Will).

11.3  Termination for Cause. In addition to any other remedies conferred by this Agreement or by law, either Party may terminate this Agreement at any time during the Term upon written notice by either Party if the other Party is in material breach of its obligations hereunder and has not cured such breach within [***] days after such notice; provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the [***] cure period shall be tolled until such time as the dispute is resolved pursuant to Section 13.6 (Dispute Resolution). If such alleged breach is contested in good faith by the breaching Party in writing within the applicable cure period, then the dispute resolution procedure pursuant to Section 13.6 (Dispute Resolution) may be initiated by either Party to determine whether a material breach has actually occurred. If such breach is confirmed in accordance with the procedure set forth in Section 13.6 (Dispute Resolution) and not cured within [***] after the receipt of a decision by the arbitrators confirming such breach, the non-breaching Party shall have the right, on written notice to the breaching Party, to terminate this Agreement effective immediately. Notwithstanding the foregoing, in the event that the material breach of this Agreement solely relates to a given Research Program or Licensed Target, then this Agreement may only be terminated with respect to such Research Program or Licensed Target and this Agreement will remain in full force and effect with respect to all other Research Programs or Licensed Targets.

11.4  Termination for Patent Challenge. Except to the extent unenforceable under Applicable Law, Avidity may terminate this Agreement in its entirety upon [***] written notice of termination to BMS if BMS, any of its Affiliates or Sublicensees commences (or assists a Third Party to commence) any interference or opposition proceeding with respect to the scope, validity, or enforceability of any Avidity Patent in the Territory that Covers a Licensed Product in any court, tribunal, arbitration proceeding, or other proceeding (a “Patent Challenge”); provided that, if BMS or its Affiliate or Sublicensee withdraws (or causes to be withdrawn) such Patent Challenge within [***] after being requested to do so by Avidity in writing (which termination notice will be deemed a request), then Avidity will have no right to terminate this Agreement pursuant to this Section 11.4 (Termination for Patent Challenge). For the avoidance of doubt, Avidity may not terminate this Agreement pursuant to this Section 11.4 (Termination for Patent Challenge) if BMS or its Affiliate or Sublicensee is required by legal process to be joined as a party in any Patent Challenge by a Third Party. In the event of such a Patent Challenge, Avidity will provide prompt written notice of such Patent Challenge to BMS. In addition, notwithstanding the foregoing, Avidity shall have no right to terminate this Agreement pursuant to this Section 11.4 (Termination for Patent Challenge) with respect to: (a) any affirmative defense or other validity, enforceability, or non-infringement challenge, whether in the same action or in any other agency or forum of competent jurisdiction advanced by BMS, or any of its Affiliates or Sublicensees in response to any claim or action brought in the first instance by, on behalf of, Avidity or any of its Affiliates or licensees; (b) any Patent Challenge to the extent commenced by a Third Party that, after the Effective Date, acquires or is acquired by BMS or any of its Affiliates or its of their business or assets, whether by stock purchase, merger, asset purchase or otherwise; provided that such proceeding commenced prior to the closing of such acquisition; or (c) any Patent Challenge that is commenced by a Sublicensee; provided that BMS demands that such Sublicensee withdraw such Patent Challenge promptly after BMS becomes aware of such Patent Challenge and terminates the sublicense agreement with the applicable Sublicensee if such Sublicensee does not withdraw such Patent Challenge within 60 days after receipt of notice from BMS.

11.5  Termination for Bankruptcy. Either Party may terminate this Agreement, if, at any time, the other Party shall file in any court or agency pursuant to any Applicable Law, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within 90 days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors. All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of 11 U.S.C. § 365(n) licenses of rights to “intellectual property” as defined in 11 U.S.C. § 101(35A). The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code of the United States. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such Intellectual Property Rights, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

11.6  [***]

11.7  Consequence of Termination. The following shall apply upon termination of this Agreement made in accordance with this Article 11 (Term and Termination).

11.7.1  Termination of License Grants. All rights and licenses granted to BMS under Section 5.1 (License Grants to BMS) shall terminate automatically as of the termination of this Agreement in its entirety (or with respect to the terminated Licensed Target(s) or country(ies), if terminated for specific Licensed Target(s) or country(ies)); provided that (a) if following Regulatory Approval in one or more countries, BMS (or its Affiliates or Sublicensees) has inventory of usable Licensed Product(s) as of the effective date of termination in such countries, then BMS (and its Affiliates and Sublicensees) may continue to sell off such inventory of Licensed Products in the Field in such countries in the Territory (and fulfill customer orders therefor) until [***] and shall pay Avidity any applicable royalties due based on such sales, and (b) the licenses granted pursuant to Section 5.1.1(b) and Section 5.2.1(b) shall survive.

11.7.2  Sublicenses. Except with respect to a termination of this Agreement by BMS pursuant to Section 11.2 (Termination at Will), any permitted sublicense granted by BMS or its Affiliate to a Sublicensee under the licenses granted to BMS under this Agreement shall survive the termination of this Agreement; provided that, in the case where termination of this Agreement for BMS’s uncured material breach pursuant to Section 11.3 (Termination for Cause) or as a result of a Patent Challenge pursuant to Section 11.4 (Termination for Patent Challenge), such Sublicensee did not cause such uncured material breach or initiate such Patent Challenge, as applicable. If permitted under such a surviving sublicense, effective upon termination of this Agreement, such sublicense shall become a direct license from Avidity to such Sublicensee; provided that (a) Avidity will not be obligated to perform contractual obligations under such sublicense greater than those set forth herein, and (b) such Sublicensee will be required to pay to Avidity appropriate amounts in consideration (taking into account any difference in license scope, territory and duration) for such direct grant as Avidity would have received from BMS pursuant to this Agreement on account of such Sublicensee’s Exploitation of Licensed Compounds or Licensed Products had this Agreement not been terminated.

11.7.3  Wind-Down. The Parties shall cooperate, and use Commercially Reasonable Efforts, to wind-down and cease, in accordance with Applicable Law and industry standards, all activities then being performed by the Parties and their Affiliates hereunder.

11.7.4  Return of Confidential Information. No later than [***] (as extended upon mutual agreement between the Parties) after the termination of this Agreement, each Receiving Party shall return to the Disclosing Party (or, at the Disclosing Party’s request, shall destroy) all of the Disclosing Party’s Confidential Information (including all copies thereof) that are in such Party’s possession; provided, however, that the Receiving Party may retain one archival copy of the Disclosing Party’s Confidential Information in its confidential files solely for purposes of identifying its continuing obligations under this Agreement with respect thereto; provided, further, that such Receiving Party shall not be required to destroy electronic files containing Disclosing Party’s Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.

11.7.5  Exclusivity. If this Agreement expires or terminates in its entirety, the obligations under Section 5.7 (Exclusivity) shall terminate (provided that, for clarity, if this Agreement does not expire or terminate in its entirety, then the obligations under 5.7 (Exclusivity) shall remain in full force and effect to the extent applicable). Notwithstanding the foregoing, in the event BMS terminates this Agreement in accordance with Section 11.3 (Termination for Cause) for Avidity’s failure to perform, in any material respect, the activities allocated to Avidity under the applicable Research Plan, then the obligations under Section 5.7.1 (Avidity Exclusivity) with respect to such Research Program and Licensed Target shall remain in full force and effect until the eighth anniversary of the Effective Date.

11.7.6  Product Reversion.

(a)  Reversion Agreement. Except with respect to a termination of this Agreement by BMS pursuant to Section 11.3 (Termination for Cause) or by BMS pursuant to Section 11.2 (Termination at Will) as a result of a Safety Concern, at Avidity’s request in writing (“Reversion Notice”), the Parties will negotiate in good faith and enter into a written agreement (“Reversion Agreement”) pursuant to which: [***].

(b)  Exclusions from Reversion License. Notwithstanding the foregoing, in no event shall the Reversion Agreement grant to Avidity any rights to (i) any Manufacturing-related Intellectual Property Rights Controlled by BMS or its Affiliates, including any proprietary cell lines, any proprietary cell culture media and any Know-How associated with such cell lines and cell culture media or (ii) any BMS Sole Patents Controlled by BMS or its Affiliates to the extent that they cover or claim a Combination Product or any BMS Sole Inventions Controlled by BMS or its Affiliates to the extent relating to a Combination Product.

(c)  Agreement on Reversion License. If the Parties have not agreed to the royalty(ies) (if applicable) and entered into a Reversion Agreement within [***] of the effective date of such termination, then either Party may refer the matter to Final Offer (Baseball) Arbitration for determination of such royalty(ies) and other unagreed terms and conditions of such Reversion Agreement.

11.8  Effect of Expiration or Termination Generally; Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination. The provisions set forth in Article 1 (Definitions) (to the extent the definitions are used in other surviving provisions), Section 4.5 (Records, Reports and Documentation; Inspections) (provided that inspections thereunder may not be conducted [***] following the effectiveness of such termination or expiration), Section 5.1.1(b) (License Grant), Section 5.2.1(b) (License Grant), Section 5.6 (No Implied Licenses), Section 5.9 (Rights in Bankruptcy), Section 7.3 (Milestone Payments) (with respect to any payment obligations accrued but unpaid prior to the effectiveness of such termination or expiration, subject to Section 11.9 (Full Force and Effect During Notice Period)), Section 7.4 (Royalties) (with respect to any payment obligations accrued but unpaid prior to the effectiveness of such termination or expiration, provided that the third sentence of Section 7.4.2 (Royalty Term) shall survive in its entirety), Section 7.9 (Audits) (for the time period set forth therein), Section 7.10 (Tax Matters) (with respect to any payment obligations accrued but unpaid prior to the effectiveness of such termination or expiration), Section 7.11 (Payment Method and Exchange Rate) (with respect to any payment obligations accrued but unpaid prior to the effectiveness of such termination or expiration), Article 8 (Confidentiality and Publication) (for the time period specified in Section 8.6), Section 9.1 (Background IP), Section 9.2 (Inventions), Section 9.3 (Filing, Prosecution and Maintenance of Patents) (solely with respect to Research Collaboration Patents, provided that Section 9.3.2 (BMS Patents) shall survive in its entirety), 9.4 (Enforcement and Defense) (solely with respect to Research Collaboration Patents), Section 9.6 (BMS Contributed Collaboration Technology), Section 10.4 (Warranty Disclaimer), Section 11.7 (Consequence of Termination) (together with those Sections referenced therein), this Section 11.8 (Effect of Expiration or Termination Generally; Survival) (together with those Sections referenced therein), Article 12 (Indemnification) (except Section 12.4 (Insurance)) (provided that with respect to Section 12.1(c), only with respect to units of Licensed Product sold or administered by or on behalf of BMS or its Affiliates or Sublicensees during the Term or during the sell off period set forth in Section 11.7.1 (Termination of License Grants) or following expiration of the Term), and Article 13 (Miscellaneous) shall survive any expiration or termination of this Agreement for the time periods set forth therein and if no time period is specified, then indefinitely.

11.9  Full Force and Effect During Notice Period. This Agreement shall remain in full force and effect during the period commencing on the date of notice of termination of this Agreement and ending on the effective date of termination of this Agreement [***].

ARTICLE 12.

INDEMNIFICATION

12.1  Indemnification by BMS. BMS shall indemnify, defend and hold harmless Avidity and its Affiliates, and its and their respective directors, officers, employees, agents, successors and assigns (collectively, the “Avidity Indemnitees”), from and against any and all Damages arising out of any Claim to the extent arising out of or relating to:

(a)  the negligence or willful misconduct of BMS or its Affiliates or its or their respective directors, officers, employees or agents, in connection with BMS’s performance of its obligations under this Agreement;

(b)  any breach by BMS of any of its representations, warranties, covenants, agreements or obligations under this Agreement; or

(c)  the Exploitation of Licensed Compounds and Licensed Products in the Field in the Territory by or on behalf of BMS or its Affiliates or Sublicensees (other than Avidity or its Affiliates or (sub)licensees);

in each case of (a) through (c), provided, however, that such indemnity shall not apply to the extent Avidity has an indemnification obligation pursuant to Section 12.2(a), 12.2(b) or 12.2(c) for such Damages.

12.2  Indemnification by Avidity. Avidity shall indemnify, defend and hold harmless BMS, its Affiliates and its and their respective directors, officers, employees, agents, successors and assigns (collectively, the “BMS Indemnitees”), from and against any and all Damages arising out of any Claim to the extent arising out of or relating to:

(a)  the negligence or willful misconduct of Avidity or its Affiliates or its or their respective directors, officers, employees or agents, in connection with Avidity’s performance of its obligations under this Agreement;

(b)  any breach by Avidity of any of its representations, warranties, covenants, agreements or obligations under this Agreement; or

(c)  the Exploitation of Licensed Compounds and Licensed Products (i) anywhere in the Territory prior to the Effective Date or (ii) after the effective date of termination by or on behalf of Avidity or its Affiliates or (sub)licensees (other than BMS or its Affiliates or (sub)licensees);

in each case of (a) through (c), provided, however, that such indemnity shall not apply to the extent BMS has an indemnification obligation pursuant to Section 12.1(a), 12.1(b) or 12.1(c) for such Damages.

12.3  Procedure. In order for a Party claiming indemnity under this Article 12 (Indemnification) (the “Indemnified Party”) to be entitled to any indemnification provided for under this Article 12 (Indemnification), the Indemnified Party shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) within [***] after learning of the Claim for which indemnity is being sought (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a Claim shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure or delay to give such notice). If the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party shall permit the Indemnifying Party to control and assume the defense of any litigation relating to such claim and disposition of any such Claim unless the Indemnifying Party is also a party (or likely to be named a party) to the proceeding in which such claim is made and the Indemnified Party gives notice to the Indemnifying Party that it may have defenses to such claim or proceeding that are in conflict with the interests of the Indemnifying Party, in which case the Indemnifying Party shall not be so entitled to assume the defense of the case. If the Indemnifying Party does assume the defense of any Claim, it (a) shall act diligently and in good faith with respect to all matters relating to the settlement or disposition of any Claim as the settlement or disposition relates to the Persons being indemnified under this Article 12 (Indemnification), (b) shall cause such defense to be conducted by counsel reasonably acceptable to the Indemnified Party, (c) shall keep the Indemnified Party reasonably advised of the status of such Claim and the defense thereof and shall consider recommendations made by the Indemnified Party with respect thereto and (d) shall not settle or otherwise resolve any Claim without prior notice to the Indemnified Party and the consent of the Indemnified Party if such settlement (i) involves anything other than the payment of money by the Indemnifying Party, (ii) will result in the Indemnified Party (or other Avidity Indemnitees or BMS Indemnitees, as applicable) becoming subject to injunctive or other similar type of relief, (iii) requires an admission by the Indemnified Party (or other Avidity Indemnitees or BMS Indemnitees, as applicable) and (iv) if Avidity is the Indemnifying Party, adversely affect the rights or licenses granted to BMS (or its Affiliate) under this Agreement. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in its defense of any claim for which the Indemnifying Party has assumed the defense in accordance with this Section 12.3 (Procedure), and shall have the right (at its own expense) to participate in, but not control, the defense of such Claim and to engage counsel of its choice for such purpose. So long as the Indemnifying Party is diligently defending the Claim in good faith, the Indemnified Party shall not settle any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (B) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 12 (Indemnification). If the Parties cannot agree as to the application of Section 12.1 (Indemnification by BMS) or Section 12.2 (Indemnification by Avidity), as applicable, to any claim, pending resolution of the dispute pursuant to Section 13.6 (Dispute Resolution), the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 12.1 (Indemnification by BMS) or Section 12.2 (Indemnification by Avidity), as applicable, upon resolution of the underlying claim. In each case, the Indemnified Party shall reasonably cooperate with the Indemnifying Party, and shall make available to the Indemnifying Party all pertinent information under the control of the Indemnified Party, which information shall be subject to Article 8 (Confidentiality and Publication).

12.4  Insurance. During the Term, each Party shall maintain such types and amounts of liability insurance (including in the case of BMS, self-insurance) as is normal and customary in the industry generally for similarly situated parties and adequate to cover its obligations under this Agreement, and Avidity will upon request provide BMS with a certificate of insurance in that regard, along with any amendments and revisions thereto.

12.5  LIMITATION OF LIABILITY. EXCEPT (A) TO SATISFY A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 12.1 (INDEMNIFICATION BY BMS) OR SECTION 12.2 (INDEMNIFICATION BY AVIDITY), (B) FOR A PARTY’S BREACH OF SECTION 5.7 (EXCLUSIVITY) OR ARTICLE 8 (CONFIDENTIALITY AND PUBLICATION), (C) AVIDITY’S MATERIAL BREACH OF ITS OBLIGATION TO PERFORM THE ACTIVITIES ALLOCATED TO AVIDITY UNDER THE APPLICABLE RESEARCH PLAN OR (D) DAMAGES AVAILABLE TO EITHER PARTY FOR THE OTHER PARTY’S FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS, SALES, REVENUES OR OPPORTUNITIES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (OR THE EXERCISE OF ITS RIGHTS HEREUNDER) UNDER ANY THEORY OF LIABILITY, AND REGARDLESS OF ANY NOTICE OR KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 13.

MISCELLANEOUS

13.1  Force Majeure. Neither Party shall be held liable to the other Party, nor be deemed to have defaulted under or breached this Agreement, for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, sabotage, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, epidemics, pandemics, fire, floods, earthquake, or other acts of God, or acts, omissions or delays in acting by any governmental authority, and that is not caused by the gross negligence or intentional misconduct of such Party (each such event or cause referred to as “Force Majeure”). The affected Party shall notify the other Party in writing of such Force Majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such Force Majeure circumstances and resume performance of its obligations under this Agreement. If circumstances constituting Force Majeure exist for more than [***], the Parties shall meet to discuss and agree upon a resolution to the problem, if practicable. The foregoing notwithstanding, nothing herein shall require a Party to settle on terms unsatisfactory to such Party any strike, lock-out or other labor difficulty, or any investigation or proceeding by any public authority, or any litigation by any Third Party.

13.2  Assignment. Except as provided in this Section 13.2 (Assignment), neither Party may assign or otherwise transfer this Agreement or any right or obligation hereunder, without the prior written consent of the other Party. Notwithstanding the foregoing and subject to Section 7.10 (Tax Matters), either Party may, without consent of the other Party, assign this Agreement or any of its rights or obligations hereunder in whole or in part to: (a) an Affiliate of such Party; or (b) its successor in interest in connection with a Change of Control transaction; provided, however, that in the case of assignment to an Affiliate, the assigning Party shall, notwithstanding such assignment, remain responsible for the performance such Affiliate under this Agreement. Any attempted assignment not in accordance with this Section 13.2 (Assignment) shall be null and void and of no legal effect. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

13.3  Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect by a court or other governmental authority of competent jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of one or both of the Parties. The Parties shall in such an instance cooperate and use good faith efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implements the purposes of this Agreement.

13.4  Notices. All notices that are required or permitted hereunder shall be in writing and sufficient if (a) delivered personally, (b) sent by internationally recognized express courier, (c) sent by registered or certified mail, postage prepaid, return receipt requested, or (d) delivered by electronic mail followed by delivery via either of the methods set forth in clauses (a) through (c) of this Section 13.4, in each case, addressed as follows:

If to Avidity, to:	Avidity Biosciences, Inc. 10578 Science Center Drive, Suite 125 San Diego, CA 92121 Attention: General Counsel Email: [***]

With a copy to:	Ropes & Gray LLP 800 Boylston Street; Prudential Tower Boston, MA 02199 Attention: David McIntosh Email: [***]

If to BMS, to:	Bristol-Myers Squibb Company Route 206 and Province Line Road Princeton, NJ 08543-4000 Attention: VP, Business Development Email: [***]
With a copy to:	Bristol-Myers Squibb Company Route 206 and Province Line Road Princeton, NJ 08543-4000 Attention: VP & Assistant General Counsel, Licensing and Business Development

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (i) when delivered, if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (ii) on the Business Day of scheduled delivery, if sent by internationally recognized express courier; (iii) on the [***] Business Day following the date of mailing, if sent by mail; or (iv) if delivered by electronic mail, the date of confirmation of receipt if during the recipient’s normal business hours, otherwise, on the next Business Day following delivery.

13.5  Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws.

13.6  Dispute Resolution.

13.6.1 Executive Officers. The Parties shall negotiate in good faith and use reasonable efforts to amicably settle any dispute, controversy, or claim arising from or related to this Agreement or the breach thereof that is outside the scope of authority of the JSC (each, a “Dispute”). Either Party shall refer any Dispute to the Executive Officers (or their respective designees) who shall attempt in good faith to resolve such Dispute over a period of [***].

13.6.2 Litigation. Any unresolved dispute which was subject to Section 13.6.1 (Executive Officers) must be brought exclusively in a court of competent jurisdiction, federal or state, located in the State of New York, and in no other jurisdiction. Each Party hereby consents to personal jurisdiction and venue in, and agrees to service of process issued or authorized by, such court.

13.6.3 Jurisdiction. Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and state courts located in New York, New York for the purpose of any and all unresolved Disputes, (b) hereby waives to the extent not prohibited by Applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts in such jurisdiction should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, application may be made to any court of competent jurisdiction with respect to the enforcement of any judgment or award. Notwithstanding the foregoing, this Section 13.6 (Dispute Resolution) shall not apply to (i) any decision for which a Party has final decision-making authority as expressly provided under Section 2.4 (Resolution of Working Group and JSC Disputes), (ii) any matter that this Agreement specifies is to be resolved in accordance with Schedule 2.4.3(a) or (iii) any matter that this Agreement specifies is to be resolved by Final Offer (Baseball) Arbitration.

13.7  Entire Agreement; Amendments.

13.7.1 This Agreement, together with the Exhibits and Schedules hereto, constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes and cancels all previous express or implied agreements [***], and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof. For clarity, all information [***] shall be considered Confidential Information under this Agreement and such obligated Party shall be considered the Receiving Party under this Agreement with respect to such Confidential Information, and any inventions (if any) made by the Parties in the course of evaluating or discussing the collaboration hereunder prior to the Effective Date (including in the course of generating the Research Plan) shall be deemed inventions arising from the conduct of the Research Plan. The Exhibits and Schedules to this Agreement are incorporated herein by reference and are part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties.

13.7.2 The Parties acknowledge and agree that, as of the Effective Date, all Confidential Information disclosed pursuant to the Research Agreement by a Party or its Affiliates shall be included in the Confidential Information that is deemed to have been disclosed by such Party under and subject to this Agreement and the Research Agreement is hereby superseded in its entirety; provided that the foregoing shall not relieve any Person of any right or obligation accruing under the Research Agreement prior to the Effective Date. Each Party shall ensure that the other Party’s Confidential Information is maintained in accordance with Article 8 (Confidentiality and Publication). Without limiting Section 4.8 (Use of Materials), the Parties further acknowledge and agree that, prior to the Effective Date, certain materials were transferred between the Parties under the Research Agreement and that, as of the Effective Date, such materials shall only be used hereunder as specified in, and in accordance with, the applicable Research Plan; provided that the foregoing shall not relieve any Person of any right or obligation accruing under the Research Agreement prior to the Effective Date. Without limiting the foregoing, BMS, on behalf of MyoKardia, and Avidity hereby terminate the Research Agreement in its entirety and notwithstanding anything to the contrary therein; provided, that those provisions of the Research Agreement that, by its terms are to survive such termination and are not superseded by the terms of this Agreement, will so survive, as applicable. The Parties hereby acknowledge and agree that the Research Agreement, and all rights, obligations and licenses of each of the Parties under the Research Agreement, shall be deemed to be superseded in all respects as of the Effective Date by this Agreement; provided that any dispute or alleged breach by a Party of any of the terms of the Research Agreement during the period that the Research Agreement was in effect shall be governed solely by the terms of the Research Agreement and the terms and conditions of the Research Agreement shall survive solely for the limited purpose set forth in this Section 13.7.2 (Entire Agreement).

13.8 Independent Contractors. It is expressly agreed that Avidity and BMS shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, or agency, and neither Party will treat the relationship between the Parties as a partnership, joint venture, or other entity for any purposes. Neither Avidity nor BMS shall have the authority to make any statements, representations, or commitments of any kind on behalf of, or otherwise bind or obligate the other Party, without the prior written consent of such other Party.

13.9  Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

13.10  Further Actions. Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as are reasonably necessary to carry out the purposes and intent of this Agreement.

13.11  Severability. If any court of competent jurisdiction shall hold any one or more of the provisions of this Agreement invalid or unenforceable, which holding neither Party appeals or may not be appealed, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

13.12  Waiver. No waiver or release of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by the waiving Party. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any provision hereunder or of any breach of any provision hereof shall not be deemed to be a continuing waiver or a waiver of any other breach of such provision (or any other provision) on such occasion or any succeeding occasion.

13.13  Cumulative Remedies. Unless as specified, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

13.14  Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

13.15  Interpretation. The captions to the Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement. Any reference in this Agreement to an Article, Section, subsection, clause, Exhibit or Schedule shall be deemed to be a reference to an Article, Section, subsection, clause, Exhibit or Schedule, of or to, as the case may be, this Agreement, unless otherwise indicated. In this Agreement, unless the context requires otherwise, (a) the words “including,” “include,” “includes,” “such as” and “e.g.” shall be deemed to be followed by the phrase “without limitation” or like expression, whether or not followed by the same; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine and neuter pronouns and expressions shall be interchangeable; (d) the words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the word “or” is used in the inclusive sense that is typically associated with the phrase “and/or”, unless the context is clear that only one of the options described may apply; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (g) all references to “dollars” or “$” herein shall mean Dollars; (h) the phrases “non-refundable, non-creditable” or “non-refundable and non-creditable” shall not prohibit, limit or restrict either Party’s right to obtain damages in connection with a breach of this Agreement; and (i) a capitalized term not defined herein but reflecting a different part of speech from that of a capitalized term which is defined herein shall be interpreted in a correlative manner.

13.16  Counterparts. The Parties may execute this Agreement in counterparts by digital or telephonic facsimile transmission (including PDF), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.17 No Third Party Beneficiaries. The Parties agree that no provision of this Agreement shall be for the benefit of, or shall be enforceable by any Third Party, including any creditor of either Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Research Collaboration and License Agreement to be executed by their duly authorized representatives as of the Effective Date.

BRISTOL MYERS SQUIBB COMPANY

AVIDITY BIOSCIENCES, INC.

By: /s/ David Elkins

Name: David Elkins Title: Executive Vice President and Chief Financial Officer	By: /s/ Sarah Boyce Name: Sarah Boyce Title: President and Chief Executive Officer

Schedule 1.18

Avidity Platform Patents

[***]

Schedule 1.63

Existing Avidity In-License Agreements

[***]

Schedule 1.67

Final Offer (Baseball) Arbitration

[***]

Schedule 1.92

Licensed Targets

[***]

Schedule 1.128

Securities Purchase Agreement

Filed as a separate exhibit to this Annual Report on Form 10-K.

Schedule 2.4.3(a)

Resolution by Expert

[***]

Schedule 4.2.1(a)

Initial Research Plan

[***]

Schedule 4.2.1(b)

Initial Research Budget

[***]

Schedule 8.7

[***]

[***]

Schedule 10.2.2

Existing Patents

[***]